This filing is made pursuant to Rule 424(b)(3)
of the Securities Act of 1933 with respect to
Registration Statement No. 333-135729
ONE EARTH ENERGY, LLC
An Illinois Limited Liability Company
August 17, 2007
The Securities being offered by One Earth Energy, LLC are Limited Liability Company Membership Units

Minimum Offering Amount	$64,455,000	Minimum Number of Units	12,891
Maximum Offering Amount	$70,000,000	Maximum Number of Units	14,000
Offering Price: $5,000 per Unit
Minimum Purchase Requirement: 5 Units ($25,000)
Additional Increments: 1 Unit ($5,000)
          This is the initial public offering of limited liability company membership units in One Earth Energy, LLC, a development-stage Illinois limited liability company. We intend to use the offering proceeds to pay for a portion of the construction and start-up operating costs of a 100-million gallon per year dry mill corn-processing ethanol plant to be located in Ford County, Illinois near Gibson City. We estimate the total project, including operating capital, will cost approximately $166,000,000. We expect to use debt financing plus any grants, bond financing and/or other incentives we may be awarded to complete project capitalization. We are exploring opportunities to invest in or develop and construct one or more additional plants. In the event that we raise equity in excess of that needed to fund the construction of the plant located near Gibson City, Illinois, we may invest in additional plants in other locations. The determination of whether to invest in other ethanol plants will be determined by our board of directors in its sole discretion. In no event will we raise equity exceeding the maximum offering amount. If our board of directors chooses not to invest excess funds in additional plants, we intend to retain the funds for general business uses, including but not limited to upgrading plant technology and exploring the use of alternative fuel sources.
          A unit represents a pro rata ownership interest in our capital, profits, losses, and distributions. No public market exists for our units and none is expected to develop. Our units will not be listed on a national exchange. The units are subject to a number of transfer restrictions imposed by our second amended and restated operating agreement, as well as applicable tax and securities laws. We are selling the units directly to investors on a best efforts basis, without using an underwriter.
          The offering will end no later than November 7, 2007. If we sell the maximum number of units prior to November 7, 2007, the offering will end on the date that the maximum number of units have been sold. We may also decide to end the offering any time after we have sold the minimum number of units and prior to November 7, 2007. If we decide to abandon the project for any reason, we will terminate the offering and return your investment with nominal interest.
          Investments will be held in escrow until the earliest of: (1) our receipt of $64,455,000 or more in offering cash proceeds and a written debt financing commitment for an amount ranging from $94,455,000 to $100,000,000, depending on the equity raised and any grants, bond financing and/or other incentives we may be awarded, including the $1,425,000 we raised in previous private placement offerings and $120,000 of anticipated grant proceeds; (2) November 7, 2007; or (3) termination of the offering.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this registration statement. Any representation to the contrary is a criminal offense.
          These securities are speculative securities and involve a significant degree of risk. Before investing in our units, purchasers should read this registration statement and consider each of the factors under “RISK FACTORS” beginning on page 8. You should consider these risks before investing in us:
•	Your investment in us will be an investment in illiquid securities;

•	Our units will not be listed on a national exchange and are subject to restrictions on transfer;

•	No public market or other market for the units now exists or is expected to develop; and

•	Our directors and officers will be selling our units without the use of an underwriter.

PROSPECTUS SUMMARY
     This summary only highlights selected information from this registration statement and may not contain all of the information that is important to you. You should carefully read the entire registration statement, the financial statements, and the attached exhibits before you decide whether to invest.
One Earth Energy
     We are an Illinois limited liability company organized on November 28, 2005. We are a development-stage company with no prior operating history. We do not expect to generate any revenue until we begin operating the proposed ethanol plant. Our ownership interests are represented by membership interests, which are designated as units. Our principal address and location is 1306 West 8th Street, Gibson City, Illinois 60936. Our telephone number is (217) 784-4284.
The Rescission Offer
     From November 7, 2006 through June 1, 2007, we received subscriptions from investors in connection with our initial public offering pursuant to a Registration Statement on Form SB-2 (333-135729). Subsequent to receiving these subscriptions in connection with our initial public offering, we changed the terms of our initial public offering. The changes to the terms of our offering relate primarily to the increased investment from Farmer’s Energy One Earth, LLC (FEI), an Ohio limited liability company, and an indirect wholly-owned subsidiary of Rex Stores Corporation, a Delaware corporation, and the change in control of our board of directors. Pursuant to our agreement, FEI will have the right to appoint a majority of our board of directors, so long as they own a majority of our outstanding membership units. Due to the material changes in control of One Earth Energy, we are making this rescission offer to all investors who submitted subscription agreements prior to June 1, 2007 and deposited 10% of the purchase price into our escrow account at First Busey Trust, Champagne, Illinois. Pursuant to this rescission offer, we will allow subscribers a one-time opportunity to withdraw their subscriptions. If subscribers eligible for the rescission choose to withdraw their subscription for our units, we will return their 10% down payment that is currently held in escrow to them along with the statutory interest rate required by their state of residence.
The Offering
     The following is a brief summary of this offering:

Minimum number of units offered	12,891 units

Maximum number of units offered	14,000 units

Purchase price per unit	$5,000

Minimum purchase amount	5 units ($25,000)

Additional purchases	1 unit increments ($5,000)

Suitability of Investors	Investing in the units involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following two suitability tests: (1) you have annual income from whatever source of at least $60,000 and you have a net worth of at least $60,000, exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $150,000 exclusive of home, furnishings and automobiles.

For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly. Even if you represent that you meet the suitability standards, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.

Use of proceeds	The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 100-million gallon per year dry mill corn-processing ethanol plant to be located in Ford County, Illinois near Gibson City. We are also exploring opportunities to develop one or more additional plants. In the event that we raise equity in excess of that needed to fund the construction of the plant located near Gibson City, Illinois, we may invest in the construction of additional plants in other locations. Whether we invest in other ethanol plants will be determined by our board of directors in its sole discretion.

Offering start date	We began selling units on November 7, 2006, the day our registration statement was declared effective by the Securities and Exchange Commission. We have suspended the sale of our units until we receive notification of the effectiveness of this post-effective amendment number 2 from the Securities and Exchange Commission.

Offering end date	The offering will end no later than November 7, 2007. If we sell the maximum number of units prior to November 7, 2007, the offering will end on or about the date that we sell the maximum number of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units, and we may end the offering any time after we sell the minimum number of units and prior to November 7, 2007. In addition, if we abandon the project for any reason prior to November 7, 2007, we will terminate the offering and return offering proceeds to investors.

Subscription Procedures	Before purchasing units, you must read and complete the subscription agreement. Investors subscribing after the date of this post-effective amendment number 2 must draft a check payable to “First Busey Trust, Escrow Agent for One Earth Energy, LLC” for the full amount due for units for which subscription is sought, which amount will be deposited in the escrow account; and deliver to us these items and an executed copy of the signature page of our second amended and restated operating agreement. Once we receive subscriptions for the minimum amount of the offering, we intend to break escrow.

Escrow Procedures	Proceeds from the subscriptions for the units will be deposited in an interest bearing account that we have established with First Busey Trust as escrow agent under a written escrow agreement. We will not release funds from the escrow account until the following conditions are satisfied: (1) cash proceeds from unit sales deposited in the escrow account equal or exceed $64,455,000, exclusive of interest; (2) our receipt of a written debt financing commitment for debt financing ranging from

$94,455,000 to $100,000,000, depending on the amount necessary to fully capitalize the project; (3) we elect, in writing, to terminate the escrow agreement; and (4) First Busey Trust provides an affidavit to the states in which the units have been registered stating that the requirements to release funds have been satisfied. If, however, a subscriber that invested prior to June 1, 2007 chooses to withdraw their subscription for units pursuant to our rescission offer, the 10% down payment held in escrow will be returned to the subscriber along with the required statutory rate of interest.

Units issued and outstanding if min. sold	13,746 units*

Units issued and outstanding if max. sold	14,855 units*

Risk factors	See “RISK FACTORS” beginning on page 8 of this registration statement for a discussion of factors that you should carefully consider before deciding to invest in our units.

*	includes 855 units issued to our seed capital investors.

     We registered the offering only with the Illinois, Indiana, Iowa, Missouri, and Wisconsin state securities regulatory bodies. We have also offered or sold our units and may continue to do so in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Illinois, Indiana, Iowa, Missouri and Wisconsin unless we decide to register in additional states. This limitation may result in the offering being unsuccessful. The directors and officers identified on page 8 of this registration statement have offered the securities on our behalf and will continue to do so directly to investors without the use of an underwriter. We will not pay commissions to our directors and officers for these sales.
     We are presently, and are likely for some time to continue to be, dependent upon our initial directors. Most of these individuals are experienced in business generally but the majority have very little or no experience in raising capital from the public, organizing and building an ethanol plant, and governing and operating a public company. Many of the directors have no expertise in the ethanol industry.
The Project
     If we are able to fully capitalize the project as described in our financing plan below, we expect to use the offering proceeds to build and operate a 100-million gallon per year dry mill corn-processing ethanol plant near Gibson City, Illinois. We have executed a definitive design-build agreement with Fagen, Inc. of Granite Falls, Minnesota to build our plant using technology developed by ICM, Inc. of Colwich, Kansas. We have not begun design or construction of our plant. We have acquired five adjacent parcels of land totaling approximately 85 acres and have entered into an agreement to purchase an additional 6 acre parcel of land in Ford County, Illinois near Gibson City to be used as the site for the construction of our proposed ethanol plant. This plan may be changed completely at the discretion of our board of directors.
     We expect the ethanol plant will annually process approximately 36 million bushels of corn into approximately 100-million gallons of fuel-grade ethanol, 321,000 tons of distillers grains used primarily for animal feed and 220,500 tons of carbon dioxide per year. Distillers grains and carbon dioxide are the principal co-products of the ethanol manufacturing process. These production estimates are based upon engineering specifications from our design-builder, Fagen, Inc. While we believe our production estimates are reasonable, actual production results could vary.
     We have entered into a design-build agreement with Fagen, Inc. for the design and construction of our proposed ethanol plant for a fixed price of approximately $120,000,000. Our agreement with Fagen, Inc. provides for an increase in the cost of construction in the event we have not issued a notice to proceed to Fagen by October

19, 2007. See “DESCRIPTION OF BUSINESS — Design-Build Team” for detailed information about our design-build agreement with Fagen, Inc.
     We have also entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC for the performance of certain engineering and design work in exchange for a fixed fee, which will be credited against the total design build costs of our project. Fagen Engineering, LLC performs the engineering services for projects constructed by Fagen, Inc. See “DESCRIPTION OF BUSINESS — Design-Build Team” for detailed information about our phase I and phase II engineering services agreement with Fagen Engineering, LLC.
     Construction of the project is expected to take approximately 18 to 21 months from ground-breaking. Our anticipated completion date is scheduled for spring 2009. We anticipate that one, several or all of our five initial cooperative members may supply part or all of our corn supply necessary to operate the plant; however, we have not yet executed a definitive corn supply agreement with any of our cooperative members. Once the plant is operational, we intend to sell all of the ethanol and distillers grains produced at the facility. We have contracts with two separate third parties to market and sell our ethanol and distillers grains. There are no current plans to capture and market the carbon dioxide we expect to produce; however, at some point in the future we may explore selling our raw carbon dioxide to a third party processor. We intend to sell approximately 10% of our distillers grains locally and the remaining approximately 90% regionally or nationally. We expect to be dependent on the ethanol broker and distillers grain broker we have engaged.
     We are exploring the possibility of investing in or developing and building one or more additional ethanol plants in the United States. It is possible that we may take advantage of an opportunity which could result in our using equity raised in this offering for investment in or development of other projects, issuing additional equity and incurring additional significant debt obligations. If we decide to build one or more additional plants, we may not be successful. Even if we are successful in building additional plants, the profitability of the operations of those additional plants will affect the value of your investment in this offering. If we invest in other ethanol plants, they may not be successful which could affect the value of the units sold in this offering. We are in the preliminary stages of considering and identifying these opportunities.
Our Financing Plan
     We estimate the total project will cost approximately $166,000,000, which includes approximately $120,000,000 to construct the plant, approximately $28,000,000 to cover all capital expenditures necessary to complete the project, and approximately $18,000,000 of organizational and start-up costs to commence plant operations and produce revenue. Our design-build agreement with Fagen, Inc. contains a fixed price of approximately $120,000,000, so long as we have issued a notice to proceed to Fagen by October 19, 2007. If we do not issue a notice to proceed to Fagen by October 19, 2007, we anticipate a substantial increase in our project cost.
     Although we do not intend to apply for or accept certain grants that would require our use of union labor in constructing our plant, unforeseen circumstances could arise which would make it difficult or impossible for Fagen, Inc. to complete the construction of our plant without utilizing union labor. If Fagen is required to use union labor to construct all or a portion of our plant, we would expect our construction costs to increase substantially. If our construction costs rise substantially, it may be necessary for us to sell the maximum number of units provided for in this offering prior to terminating the offering, seek a higher than anticipated amount of debt financing, or a combination of the two. If the cost of using union labor is so significant that we are unable to cover our expenses by selling the maximum number of units and/or obtaining a higher than anticipated amount of debt financing, or if we are unable to obtain additional debt financing beyond the amount we currently anticipate that we will need, we may not be able to finance the construction of our ethanol plant and commencement of its operations. In this event, it may be necessary for us to abandon the project.
     We expect to capitalize our project using a combination of equity and debt to supplement the proceeds from our previous private placement. Through our previous private placement, we raised $1,425,000 of seed capital equity to fund our development, organizational and offering expenses. All of these proceeds are attributable to investments by our promoters as defined by the North American Securities Administrators Association (NASAA). However, the NASAA Statement of Policy Regarding Promoter’s Equity Investment requires that the initial equity investment by promoters of our project equal or exceed a certain percentage of the aggregate public offering price.

Our promoters’ investment is less than the required minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering in that state. None of the states in which we have registered have restricted our offering because of our noncompliance with this standard.
     We intend to raise a minimum of $64,455,000 and a maximum of $70,000,000 in this offering. We have executed a subscription agreement with FEI, whereby FEI has agreed to invest up to a maximum of $62,455,000 in our units in this registered offering, so long as we satisfy certain conditions described below. Depending on the level of equity raised in this offering, including the investment by FEI and the amount of any grants, bond financing and/or other incentives we may be awarded, we will need to obtain debt financing ranging from approximately $94,455,000 to $100,000,000 in order to supplement our seed capital proceeds of $1,425,000 and $120,000 of anticipated grant proceeds to fully capitalize the project. We estimated the range of debt financing we will need by subtracting the minimum and maximum amounts of equity, the $1,425,000 we raised as seed capital and the $120,000 of anticipated grant proceeds from the estimated total project cost.
     We will require a significant amount of debt financing, in addition to equity financing, to complete our project. We have received a commitment letter for debt financing from First National Bank of Omaha (FNBO) and we have commenced negotiations with respect to a definitive loan agreement; however, the commitment letter contains numerous requirements and conditions that have not been met, and no such definitive agreement has yet been executed. If we do not secure the necessary debt financing, we will not be able to construct our proposed ethanol plant and may have to abandon our business.
     We entered into a loan agreement with FEI, who will be our majority member once we satisfy all of the conditions in FEI’s subscription agreement, for up to $6,000,000 in financing to help commence dirt and other preliminary work on our site prior to our financial closing. To establish the terms of the loan, we entered into a series of agreements with FEI that are detailed below.
     We executed a promissory note with FEI where we agreed to borrow up to $6,000,000 from FEI and we promised to repay the loan with interest at the rate of nine percent per year. The entire amount of the debt and the accrued interest is due and payable at the earlier of our financial closing or December 1, 2007. The promissory note is secured by mortgages on all of our real property as discussed below and a security agreement that covers substantially all of our assets that are not covered by the mortgages.
     As security for the promissory note, we executed three mortgages in favor of FEI for five parcels of property we bought from Edward E. Tucker, Lisa Foster and the City of Gibson for our ethanol plant. All of the mortgages are the same except that they cover different pieces of property. FEI may foreclose on the properties should One Earth default on the promissory note.
     We also executed a security agreement with FEI that further secures the promissory note. The security agreement gives FEI a blanket security interest in essentially all of our assets that are not covered by the mortgages. In addition, in the security agreement we agree that we will conditionally assign our design-build agreement with Fagen, Inc. as collateral for the promissory note. The security agreement allows FEI to sell the assets that are covered by the security agreement should One Earth default under the promissory note.
     Before we release funds from escrow, we must secure a written debt financing commitment. Although we have such a commitment from FNBO, it is not a binding loan agreement and the lender may not be required to provide us the debt financing as set forth in the commitment should we not satisfy the conditions in the commitment letter. It is also subject to the negotiation, execution, and delivery of loan and loan-related documentation satisfactory to the lender. Therefore, even if we sell the aggregate minimum number of units prior to November 7, 2007, we may not satisfy the loan commitment conditions before the offering closes, or at all. If this occurs, we have three basic alternatives:
•	Begin construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•	Hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

•	Return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.
     We plan to obtain a significant amount of our equity financing from a single institutional investor. On June 15, 2007, we entered into a subscription agreement with FEI, whereby FEI agreed to purchase up to a maximum of 12,491 units in this offering for a total purchase price of $62,455,000 depending on the number and amount of rescissions resulting from our pending rescission offer. Pursuant to the terms of our agreement, FEI has agreed to purchase up to a maximum of 12,491 of our units if the following conditions are satisfied by October 19, 2007 (unless extended by FEI in its sole discretion): (i) FEI has obtained the approval of the board of directors of Rex Stores Corporation; (ii) we have obtained and provided evidence to FEI of the approval by our board of directors of the agreement with FEI along with unanimous written approval of the five existing seed capital members (the former class A members); (iii) we have obtained all necessary air permits to construct and operate the proposed ethanol plant in Gibson City, Illinois; (iv) we have entered into a binding design-build contract with Fagen, Inc. for the construction of the ethanol plant; (v) we have provided FEI with the names and addresses of the current subscribers in One Earth and evidence of the funds currently held in escrow; (vi) we have provided all documents and other information which FEI may reasonably request in connection with the agreement; (vii) we have delivered to FEI a written re-affirmation from Fagen, Inc. stating that Fagen, Inc. will not accept the rescission offer and otherwise supports the structure of the FEI investment; (viii) we have entered into a committed credit facility for a construction/permanent loan with a commercial bank or other lender of recognized standing pursuant to which disbursement, to provide construction/permanent debt financing in an amount which, along with net proceeds from the sale of units in accordance with this registered offering, and FEI’s secured debt financing, will be sufficient to complete construction of the facility, as well as provide necessary working capital; (ix) after FEI’s purchase of the units subscribed for under the subscription agreement, FEI owns, on a fully diluted basis, not less than a majority of the issued and outstanding units of One Earth; (x) the SEC has approved this Post-Effective Amendment in a manner by which the transactions described in the subscription agreement may proceed on the basis described therein; and (xi) during the period beginning on June 15, 2007 and ending on the closing date for the purchase of the units under the subscription agreement, no event or set of facts or circumstances has arisen which has resulted in, or with the passage of time could result in, in the reasonable opinion of FEI, a material adverse effect. Following the expiration of our rescission offer, we intend to accept FEI’s subscription in this registered offering for 12,491 units less the number of units actually subscribed and paid for by other investors in this registered offering. Our agreement with FEI requires that FEI own not less than a majority of our issued and outstanding units. We anticipate closing our offering upon receipt of FEI’s full subscription amount.
     In addition, our agreement with FEI required us to make the following amendments to our amended and restated operating agreement: (i) elimination of separate classes of units and separate director classes (all units will be of single class with identical rights except as to the appointment of directors); (ii) so long as FEI is the owner of a majority of our issued and outstanding units, FEI will be granted the right to appoint the majority of the members of the board of directors; (iii) any inconsistent terms of the amended and restated operating agreement relating to the rights, duties or obligations of FEI shall be stricken; and (iv) so long as FEI is the owner of a majority of our issued and outstanding units, FEI will have the right to approve by written consent certain significant transactions involving us (including any merger, consolidation or other business combination involving One Earth, any sale of significant assets other than in the ordinary course of business, any offering or sale of any additional units in One Earth, any amendment to our second amended and restated operating agreement or any other fundamental change).
Financial Information
     We are a development-stage company with no operating history and no revenues. Please see “SELECTED FINANCIAL DATA” for a summary of our finances and the index to our financial statements for our detailed financial information.
Allocation of Profits and Losses

     Except as otherwise provided in the special allocation rules, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Please see “DESCRIPTION OF MEMBERSHIP UNITS — Allocation of Profits and Losses” for a summary of our allocation rules.
Restriction on Transfer of Units
     Our units will be subject to certain restrictions on transfers pursuant to our second amended and restated operating agreement. Unit holders may not transfer their units prior to the date on which substantial operations of the ethanol plant commence unless such transfer is: (1) to the investor’s administrative trustee to whom such units are transferred involuntary by operation of law; or (2) made without consideration to or in trust for the investor’s descendants or spouse. Beginning any time after substantial operations of the ethanol plant commence, investors may transfer their units to any person or organization only if such transfer meets the conditions precedent to a transfer under our second amended and restated operating agreement and (1) has been approved by the directors; or (2) the transfer is made to any other member or to an affiliate or related party of the transferring member.
     In addition, transfers may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment. Please see “DESCRIPTION OF MEMBERSHIP UNITS — Restrictions on Transfer of Units” and “SUMMARY OF OUR SECOND AMENDED AND RESTATED OPERATING AGREEMENT — Unit Transfer Restrictions” for a detailed discussion of our transfer restrictions.
Federal Income Tax Status
     Our tax counsel has opined that, assuming that we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income. We will not elect to be taxed as a corporation and will endeavor to take any and all steps as are feasible and advisable to avoid classification as a publicly traded partnership. Please see “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS — Partnership Status” for a description of our federal income tax status.
IMPORTANT NOTICES TO INVESTORS
     This registration statement does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.
     Investing in our units involves significant risk. Please see “RISK FACTORS” beginning on page 8 to read about important risks you should consider before purchasing our units. No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors of the securities.
     These securities have not been registered under the securities laws of any state other than the states of Illinois, Indiana, Iowa, Missouri and Wisconsin and may be offered and sold in other states only in reliance on exemptions from the registration requirements of the laws of those other states.
     In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, state securities laws and our second amended and restated operating agreement place substantial restrictions on the transferability of the units. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.
     During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his or her representatives, if any, are invited to ask questions of, and obtain information from, our representatives concerning the information about the offering contained in this registration statement. Prospective purchasers or representatives having questions about the information contained in this registration statement should contact us at (217) 784-4284, or at our business address: One Earth Energy, LLC, 1306 West 8th Street, Gibson City, Illinois 60936. Also, you may contact any of the following directors directly at the phone numbers listed below:

NAME	POSITION	PHONE NUMBER
Steve Kelly	Director & President	(217) 784-4284
Scott Docherty	Director & Vice President	(217) 678-2261
Jack Murray	Director & Secretary/Treasurer	(217) 643-7440
Bruce Bastert	Director	(217) 396-4111
Roger Miller	Director	(217) 485-6630
Zafar Rizvi	Director	(937) 276-3931
FORWARD LOOKING STATEMENTS
     Throughout this registration statement, we make “forward-looking statements” that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS,” “PLAN OF DISTRIBUTION,” “RISK FACTORS,” “USE OF PROCEEDS” and “DESCRIPTION OF BUSINESS,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due to, but not limited to, unforeseen developments, including developments relating to the following:
•	the availability and adequacy of our cash flow to meet its requirements, including payment of loans;

•	the termination of our relationship with FEI;

•	our inability to secure debt financing for the project;

•	economic, competitive, demographic, business and other conditions in our local and regional markets;

•	changes or developments in laws, regulations or taxes in the ethanol, agricultural or energy industries;

•	actions taken or not taken by third parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•	competition in the ethanol industry;

•	the loss of any license or permit;

•	the loss of our plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

•	changes in our business strategy, capital improvements or development plans;

•	the availability of additional capital to support capital improvements and development; and

•	other factors discussed under the section entitled “RISK FACTORS” or elsewhere in this registration statement.

     You should read this registration statement completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this registration statement have been compiled as of the date of this registration statement and should be evaluated with consideration of any changes occurring after the date of this registration statement. Except as required under federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.
RISK FACTORS
     The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies.

Prospective purchasers of the units should carefully consider the risk factors set forth below, as well as the other information appearing in this registration statement, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.
Risks Related to the Offering and Our Securities
We are in the process of conducting a rescission offer for membership units issued in our initial public offering. Since the rescission offer has not been closed yet, we do not know how many of our existing subscribers will accept the rescission offer.
     From November 7, 2006 through June 1, 2007, we received subscriptions from investors in connection with our initial public offering pursuant to a Registration Statement on Form SB-2 (333-135729). Subsequent to receiving these subscriptions in connection with our initial public offering, we changed the terms of our initial public offering. Due to the change, we are making this rescission offer to all investors who submitted subscription agreements prior to June 1, 2007 and deposited 10% of the purchase price into our escrow account at First Busey Trust, Champagne, Illinois. Pursuant to this rescission offer, we will allow subscribers that subscribed prior to June 1, 2007 a one-time opportunity to withdraw their subscriptions. If subscribers choose to withdraw their subscription for our units, we will return their 10% down payment that is currently held in escrow along with the required statutory rate of interest. There can be no assurance that our existing investors will maintain their investments in One Earth.
Failure to sell the minimum number of units will result in the failure of this offering, which means your investment may be returned to you with nominal interest.
     We may not be able to sell the minimum amount of units required to close on this offering. We must sell and receive at least $64,455,000 worth of units to close the offering. If we do not sell units and collect funds of at least $64,455,000 in this offering by November 7, 2007, we cannot close the offering and must return investors’ money with nominal interest, less expenses for escrow agency fees. This means that from the date of an investor’s investment, the investor would earn a nominal rate of return on the money he, she, or it deposits with us in escrow. We do not expect the termination date to be later than November 7, 2007.
We are not experienced in selling securities and no one has agreed to assist us, which may result in the failure of this offering.
     We are making this offering on a “best efforts” basis, which means that we will not use an underwriter or placement agent. We have no firm commitment from any prospective buyer to purchase our units (other than our agreement with FEI to purchase units in this offering, which is subject to several conditions that have not been satisfied) and there can be no assurance that the offering will be successful. We have offered and plan to continue offering the units directly to investors in the states of Illinois, Indiana, Iowa, Missouri, and Wisconsin. We have advertised and plan to continue to advertise in local media and by mailing information to area residents. We also plan to hold informational meetings throughout Illinois, Indiana, Iowa, Missouri and Wisconsin. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. These individuals have no broker-dealer experience and most of our directors have limited or no experience with public offerings of securities. There can be no assurance that our directors will be successful in securing investors for the offering.
New investors will not be allowed to withdraw their investment, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.
     New investors will not be allowed to withdraw their investments for any reason, unless we tender a rescission offer. Our pending rescission offer is only available to investors that subscribed prior to June 1, 2007. We do not anticipate making an additional rescission offer. This means that from the date of your investment through November 7, 2007, your investment will be unavailable to you. You should only invest in us if you are willing to have your investment be unavailable for this period of time, which could be up to one year. If our offering succeeds and we convert your cash investment into our units, your investment will be denominated in our units until you transfer those units. There are significant transfer restrictions on our units. You will not have a right to withdraw and demand a cash payment from us.
We do not satisfy the promoters’ equity investment requirements recommended by NASAA, therefore our offering may be disallowed by state administrators that follow the NASAA Statement of Policy Regarding Promoter’s Equity Investment.
     The proceeds from our private placement, totaling $1,425,000, are attributable to investments by our promoters as defined by the North American Securities Administrators Association (NASAA). Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by the NASAA, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal or exceed a certain percentage of the aggregate public offering price. Our promoters’ investment is less than the required minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering. The states of Indiana and Missouri have restricted our offering because of our noncompliance with this standard. Indiana and Missouri have required us to execute a lock-up agreement restricting our promoters’ ability to transfer their units. Our directors executed this agreement on November 1, 2006 and pursuant to the terms of the agreement, our initial class A members will be restricted from transferring their units for a period of three years.
Risks Related to Our Financing Plan
If we are unable to fulfill our obligations under our agreement with FEI or if our agreement with FEI is terminated, we may not be able to obtain sufficient equity financing to construct our proposed ethanol plant.
     On June 15, 2007, we entered into a subscription agreement with FEI, whereby FEI agreed to purchase up to a maximum of 12,491 units in this offering for a total purchase price of $62,455,000 depending on the number and amount of rescissions resulting from our pending rescission offer. Pursuant to the terms of our agreement, FEI has agreed to purchase up to a maximum of 12,491 of our units if the following conditions are satisfied by October 19, 2007 (unless extended by FEI in its sole discretion): (i) FEI has obtained the approval of the board of directors of Rex Stores Corporation; (ii) we have obtained and provided evidence to FEI of the approval of our board of directors of the agreement with FEI along with unanimous written approval of the five existing seed capital members (the former class A members); (iii) we have obtained all necessary air permits to construct and operate the proposed ethanol plant in Gibson City, Illinois; (iv) we have entered into a binding design-build contract with Fagen, Inc. for the construction of the ethanol plant; (v) we have provided FEI with the names and addresses of the current subscribers in One Earth and evidence of the funds currently held in escrow; (vi) we have provided all documents and other information which FEI may reasonably request in connection with the agreement; (vii) we have delivered to FEI a written re-affirmation from Fagen, Inc. stating that Fagen, Inc. will not accept the rescission offer and otherwise supports the structure of the FEI investment; (viii) we have entered into a committed credit facility for a construction/permanent loan with a commercial bank or other lender of recognized standing pursuant to which disbursement, to provide construction/permanent debt financing in an amount which, along with net proceeds from the sale of units in accordance with this registered offering, and FEI’s secured debt financing, will be sufficient to complete construction of the facility, as well as provide necessary working capital; (ix) after FEI’s purchase of the units subscribed for under the subscription agreement, FEI owns, on a fully diluted basis, not less than a majority of our issued and outstanding units; (x) the SEC has approved this post-effective amendment number two in a manner by which the transactions described in the subscription agreement may proceed on the basis described therein; and (xi) during the period beginning on June 15, 2007 and ending on the closing date for the purchase of the units under the subscription agreement, no event or set of facts or circumstances has arisen which has resulted in, or with the passage of time could result in, in the reasonable opinion of FEI, a material adverse effect
     Prior to the filing of this registration statement, we amended and restated our amended and restated operating agreement to incorporate changes required by FEI and received approval of FEI’s board of directors. If FEI purchases the maximum number of units under our agreement, FEI will own approximately 90.87% of our units following its purchase of units in this registered offering if the minimum number of units are sold. The units to be purchased by FEI comprise a significant amount of our equity financing, and if we fail to satisfy our obligations under our agreement or if our agreement is terminated, then FEI will not be obligated to purchase units. If this occurs, we may not be able to raise sufficient equity from other sources to construct our proposed ethanol plant.

Even if we raise the minimum amount of equity in this offering, we may not obtain the debt financing necessary to construct and operate our ethanol plant, which would result in the failure of the project and One Earth Energy.
     Our financing plan requires a significant amount of debt financing. We have received a commitment for debt financing from First National Bank of Omaha (FNBO) and have commenced negotiations with FNBO with respect to definitive loan agreements; however, no definitive agreements have yet been executed. We do not have any other contracts with any bank, lender or financial institution for debt financing. Our financing commitment requires us to satisfy several conditions before FNBO will enter into a definitive loan agreement with us. We may not be able to satisfy these conditions. If debt financing on acceptable terms is not available for any reason, we will be forced to abandon our business plan and return your investment from escrow plus nominal interest less deduction for escrow agency fees. Including the $1,425,000 we raised in our previous private placement offering and $120,000 of anticipated grant proceeds and depending on the level of equity raised in this offering, we expect to require approximately $94,455,000 to $100,000,000 (less any bond or tax increment financing, additional grants and other incentives we are awarded) in senior or subordinated long-term debt from one or more commercial banks or other lenders. Because the amounts of equity, grant funding bonds and/or tax increment financing are not yet known, the exact amount and nature of total debt is also unknown.
     Future loan agreements with lenders may hinder our ability to operate the business by imposing restrictive loan covenants, which could delay or prohibit us from making cash distributions to our unit holders.
     Our debt load and service requirements necessary to implement our business plan will result in substantial debt service requirements. Our debt load and service requirements could have important consequences which could hinder our ability to operate, including our ability to:
•	Incur additional indebtedness;

•	Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•	Make distributions to unit holders, or redeem or repurchase units;

•	Make certain types of investments;

•	Create liens on our assets;

•	Utilize the proceeds of asset sales; and

•	Merge or consolidate or dispose of all, or substantially all, of our assets.
     In the event that we are unable to pay our debt service obligations, our creditors could force us to (1) reduce or eliminate distributions to unit holders (even for tax purposes); or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we would be unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plant would be greatly affected and we may be forced to liquidate.
     If we decide to spend equity proceeds and begin plant construction before we have fulfilled all of the loan commitment conditions, signed binding loan agreements or received loan proceeds, we may be unable to close the loan and you may lose all of your investment.
     If we sell the aggregate minimum number of units prior to November 7, 2007, and satisfy the other conditions of releasing funds from escrow, we may decide it is necessary to begin spending the equity proceeds before we have obtained binding loan agreements. Our operating documents do not prohibit us from spending equity proceeds prior to obtaining binding loan agreements because doing so may limit our ability to make a down payment to Fagen, Inc. as is required to commence construction of the plant within our anticipated timeline and negotiated price. If we are unable to close the loan after we begin spending equity proceeds, we may have to seek another debt financing source or abandon the project. If that happens, you could lose some or all of your investment.
If we successfully release funds from escrow but are unable to close our loan, we may decide to hold your investment while we search for alternative debt financing sources, which means your investment will continue to be unavailable to you and may decline in value.
     We must obtain a written debt financing commitment prior to releasing funds from escrow. However, a debt financing commitment does not guarantee that we will be able to successfully close the loan. If we fail to close the loan, we may choose to seek alternative debt financing sources. While we search for alternative debt financing, we may continue to hold your investment in another interest-bearing account. Your investment will continue to be unavailable while we search for alternative debt financing. It is possible that your investment will decline in value while we search for the debt financing necessary to complete our project.
Risks Related to One Earth Energy as a Development-Stage Company
We have no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.
     We were recently formed and have no history of operations. We cannot provide assurance that we can manage start-up effectively and properly staff operations, and any failure to manage our start-up effectively could delay the commencement of plant operations. A delay in start-up operations is likely to further delay our ability to generate revenue and satisfy our debt obligations. We anticipate a period of significant growth, involving the construction and start-up of operations of the plant. This period of growth and the start-up of the plant are likely to be a substantial challenge to us. If we fail to manage start-up effectively, you could lose all or a substantial part of your investment.
We have little to no experience in the ethanol industry, which may affect our ability to build and operate the ethanol plant.
     We are presently, and are likely for some time to continue to be, dependent upon our initial directors. Most of these individuals are experienced in business generally but the majority have very little or no experience in raising capital from the public, organizing and building an ethanol plant, and governing and operating a public company. Many of the directors have no expertise in the ethanol industry. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.” In addition, certain directors on our board are presently engaged in business and other activities which impose substantial demand on the time and attention of such directors. You should not purchase units unless you are willing to entrust all aspects of our management to our board of directors.
We will depend on Fagen, Inc. for expertise in beginning operations in the ethanol industry and any loss of this relationship could cause us delay and added expense, placing us at a competitive disadvantage.
     We will be dependent on our relationship with Fagen, Inc. and its employees. Any loss of this relationship with Fagen, Inc., particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors could result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and profits and significantly damage our competitive position in the ethanol industry, such that you could lose some or all of your investment.
If we fail to finalize critical agreements, such as utility supply agreements, or the final agreements are unfavorable compared to what we currently anticipate, our project may fail or be harmed in ways that significantly reduce the value of your investment.
     This registration statement makes reference to documents or agreements that are not yet final or executed, and plans that have not been implemented. In some instances such documents or agreements are not even in draft form. The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described. These tentative agreements, documents, plans or proposals may not materialize or, if they do materialize, may not prove to be profitable.
Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.
     We expect our business to solely consist of ethanol and distillers grains production and sales. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sales of ethanol and distillers grains since we do not expect to have any other lines of business or alternative revenue sources.
We have a history of losses and may not ever operate profitably.
     For the period of November 28, 2005 through April 30, 2007, we incurred an accumulated net loss of $743,185. We will continue to incur significant losses until we successfully complete construction and commence operations of the plant. There is no assurance that we will be successful in completing this offering or in our efforts to build and operate an ethanol plant. Even if we successfully meet all of these objectives and begin operations at the ethanol plant, there is no assurance that we will be able to operate profitably.
Your investment may decline in value due to decisions made by our board of directors; and, you have no ability to elect directors and no ability to replace the appointed directors except through amendment to our second amended and restated operating agreement, which requires FEI’s approval.
     Our second amended and restated operating agreement provides that the board of directors will consist of five directors appointed by the original seed capital cooperative members (the former Class A members). Each of the cooperative members that invested in our seed capital offering will be entitled to appoint one director. In addition, FEI will be allowed to appoint up to six directors so long as FEI holds a majority of our units. Regardless of the number of directors actually appointed by FEI, it has the right to control a majority of the directors votes on any issue presented to the board of directors so long as FEI holds a majority of our membership units. Our appointed directors will serve indefinitely at the pleasure of each respective appointing member or until a successor is appointed or until the earlier death, resignation or removal of such director. You will have no recourse to replace these appointed directors without an amendment to the second amended and restated operating agreement which requires the approval of FEI. You will also have no ability to elect or appoint any directors.
We have not hired any employees, and may not be able to hire employees capable of effectively operating the ethanol plant, which may hinder our ability to operate profitably.
     Because we are a development-stage company, we have not hired any employees. Prior to completion of the plant construction and commencement of operations, we intend to hire approximately 45 full-time employees. Following completion of the ethanol plant, we expect to have 32 employees in ethanol production operations and 13 in general management and administration. However, we may not be successful in attracting or retaining such individuals because of the competitive market as new plants are constructed and the limited number of individuals with expertise in the area. In addition, we may have difficulty in attracting other competent personnel to relocated to Illinois in the event that such personnel are not available locally. If we are not able to hire and retain employees who can effectively operate the plant, our ability to generate revenue will be significantly reduced, or prevented altogether, thereby limiting or eliminating any profit that we might make which could result in the loss of all or a substantial portion of your investment.
Risks Related to Construction of the Ethanol Plant
We will depend on Fagen, Inc. and ICM, Inc. to design and build our ethanol plant; however, we currently have no agreement with ICM, Inc. The termination of our agreement with either party could force us to abandon business, hinder our ability to operate profitably or decrease the value of your investment.

     We will be highly dependent upon Fagen, Inc. and ICM, Inc. to design and build the ethanol plant. We have entered into a design-build agreement with Fagen, Inc. for various design and construction services. We have also entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC for certain engineering and design work. Fagen Engineering, LLC provides engineering services for projects constructed by Fagen, Inc. Pursuant to the terms of our design-build agreement we anticipate that Fagen, Inc. will serve as our general contractor and will engage ICM, Inc. to provide design and engineering services.
     If our agreement with Fagen, Inc. is terminated, there is no assurance that we would be able to obtain a replacement general contractor. Any such event may force us to abandon our business. Fagen, Inc. and ICM, Inc. and their affiliates, may have a conflict of interest with us because Fagen, Inc., ICM, Inc. and their employees or agents are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require Fagen, Inc. or ICM, Inc. to devote their full time and attention to our activities. As a result, Fagen, Inc. and ICM, Inc. may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plant.
We may need to increase cost estimates for construction of the ethanol plant due to construction cost increases, and such increases could result in devaluation of our units if ethanol plant construction requires additional capital.
     We have executed a design-build agreement with Fagen, Inc. to construct the plant for a fixed contract price of approximately $120,000,000 based on the plans and specifications in the design-build agreement. We estimate the total project will cost approximately $166,000,000, which includes approximately $120,000,000 to construct the plant, approximately $28,000,000 to cover all capital expenditures necessary to complete the project, and approximately $18,000,000 of organization and start-up costs to commence plant operations and produce revenue. This cost includes construction period interest of 8%. The estimated total cost of the project is based on construction period estimates, and there is no assurance that the final cost of the plant will not be higher. There is no assurance that there will not be design changes or cost overruns associated with the construction of the plant. Under the terms of the agreement we signed with Fagen, Inc., if we give a notice to proceed by October 19, 2007, the cost will be approximately $120,000,000. If we give a notice to proceed after that date, the cost of our project may be significantly higher.
     We do not intend to apply for or accept certain grants that would require our use of union labor in constructing our plant. Because we expect to be able to avoid being legally required to use union labor, we do not anticipate any increase in our plant construction costs associated with union labor. As a practical matter, however, we recognize that unforeseen circumstances could arise which would make it difficult for Fagen, Inc. to complete the construction of our plant without utilizing union labor. Under these circumstances, we would expect our construction costs to increase substantially; however we are unable to estimate the likelihood of this happening and the degree to which the use of union labor would be desirable. Therefore, we are unable to estimate the potential impact that the use of union labor would have on our project costs and the date of completion. If we are required to use union labor and as a result of the cost to construct our plant increases substantially, it may be necessary to abandon the project and you may lose a portion or all of your investment.
     If we are required to use union labor to construct all or part of the ethanol plant, it may be necessary for us to sell the maximum number of units provided for in this offering prior to terminating the offering, seek a higher than anticipated amount of debt financing, or a combination of the two. In no event will we sell more than the maximum number of units. If the cost of using union labor is so significant that we are unable to cover our expenses by selling the maximum number of units and/or obtaining a higher than anticipated amount of debt financing, or if we are unable to obtain additional debt financing beyond what we currently anticipate that we will need, we may not be able to obtain the funds we need to finance the construction of our ethanol plant and commence operations. Under those circumstances, it may be necessary for us to abandon the project. If that happens, you could lose all or a portion of your investment.
     In addition, increases in the price of steel, cement and other construction materials, as well as increases in the cost of labor, could affect the final cost of construction of the ethanol plant. Further, shortages of steel, cement and other construction materials, as well labor shortages, could affect the final completion date of the project. Advances and changes in technology may require changes to our current plans in order to remain competitive. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.
Construction delays could result in devaluation of our units if our production and sale of ethanol and its co-products are similarly delayed.
     We currently expect our plant to be operating by spring 2009; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy change towards ethanol or this project could cause construction and operation delays. If it takes longer to construct the plant than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. This could reduce the value of the units.
Fagen, Inc. and ICM, Inc. may have current or future commitments to design and build other ethanol manufacturing facilities ahead of our plant and those commitments could delay construction of our plant and our ability to generate revenues.
     Fagen, Inc. and ICM, Inc. do not disclose their other commitments, and as private companies, they are not required to do so. Therefore, we do not know how many other ethanol plants they have contracted to design and build. It is possible that Fagen, Inc. and ICM, Inc. have outstanding commitments to other facilities that may cause the construction of our plant to be delayed. It is also possible that Fagen, Inc. and ICM, Inc. will continue to contract with new facilities for plant construction and with operating facilities for expansion construction. These current and future building commitments may reduce the resources of Fagen, Inc. and ICM, Inc. to such an extent that construction of our plant is significantly delayed. If this occurs, our ability to generate revenue will also be delayed and the value of your investment will be reduced.
Defects in plant construction could result in devaluation of our units if our plant does not produce ethanol and its co-products as anticipated.
     There is no assurance that defects in materials and/or workmanship in the plant will not occur. Under the terms of the design-build agreement with Fagen, Inc., Fagen, Inc. warrants that the materials and equipment furnished to build the plant will be new, of good quality, and free from material defects in material or workmanship at the time of delivery. Although the design-build agreement requires Fagen, Inc. to correct all defects in materials and workmanship for a period of one year after substantial completion of the plant, material defects in materials or workmanship may still occur. Such defects could delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plant’s operation. Halting or discontinuing plant operations could delay our ability to generate revenues and reduce the value of your units.
The plant site may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay our ability to generate revenue.
     We have acquired five adjacent parcels of real estate totaling approximately 85 acres and have entered into an agreement to purchase an additional 6 acre parcel in Ford County near Gibson City, Illinois as the site for the construction of our proposed ethanol plant. There can be no assurance that we will not encounter hazardous environmental conditions at the site that may delay the construction of the plant. We do not anticipate Fagen, Inc. to be responsible for any hazardous environmental conditions encountered at the plant site. Upon encountering a hazardous environmental condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of a hazardous environmental condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous environmental condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, Fagen, Inc. will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous environmental condition. If we encounter any hazardous environmental conditions during construction that require time or money to correct, such event could delay our ability to generate revenues and reduce the value of your units. A hazardous environmental condition could be so expensive to correct or severe as to require us to change the location of the plant or discontinue construction altogether.
The proposed plant site is located seven miles from our anticipated source of natural gas, which may cause an increase in construction costs.
     We plan to tap into Natural Gas Pipeline Company of America’s (NGP) natural gas pipeline that is located in the City of Gibson industrial park. We have three options for the provision of natural gas to our site but we prefer the proposal made by Ameren. Pursuant to the Ameren proposal, we would be responsible for providing the on-site natural gas distribution infrastructure. Our total project cost of $166,000,000 includes the estimated $400,000 cost to provide this on-site natural gas infrastructure. We have not yet entered into a finalized agreement with any provider of natural gas. Any final agreement with Ameren, or any other natural gas provider, may be different from what we currently anticipate.If the cost to access NGP’s pipeline is significantly higher, this will increase the total cost of construction and reduce profitability.
Risks Related to Ethanol Production
The expansion of domestic ethanol fuels standards may place strains on rail and terminal infrastructure such that our ethanol cannot be marketed and shipped to the blending terminals that would otherwise provide us the best cost advantages.
     If the volume of ethanol shipments continues to increase there may be weaknesses in infrastructure such that our ethanol cannot reach its target markets. Many terminals may need to make infrastructure changes to blend ethanol. If the blending terminals do not have sufficient capacity or the necessary infrastructure to make this switch, there may be an oversupply of ethanol on the market, which could depress ethanol prices and negatively impact our financial performance. In addition, rail infrastructure may be inadequate to meet the expanding volume of ethanol shipments, which could prevent us from shipping our ethanol to our target markets.
Changes in the prices of corn and natural gas can be volatile and these changes will significantly impact our financial performance and the value of your investment.
     Our results of operations and financial condition will be significantly affected by the cost and supply of corn and natural gas. Changes in the price and supply of corn and natural gas are subject to and determined by market forces over which we have no control. Generally, higher corn and natural gas prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased corn and natural gas costs to our customers. There is no assurance that we will be able to pass through such higher prices. If we experience a sustained period of high corn and/or natural gas prices, such pricing may reduce our ability to generate revenues and our profit margins may significantly decrease or be eliminated and you may lose some or all of your investment.
     Ethanol production at our ethanol plant will require significant amounts of corn. In addition, other new ethanol plants may be developed in the state of Illinois. If these plants are successfully developed and constructed, we expect to compete with them for corn origination. Competition for corn origination may increase our cost of corn and harm our financial performance and the value of your investment.
     We intend to use natural gas as the power source for our ethanol plant. Natural gas costs represent approximately 15-20% of our total cost of production. Natural gas prices are volatile and may lead to higher operating costs, which would lower the value of your investment. In late August and early September 2005, Hurricane Katrina and Hurricane Rita caused dramatic damage to areas of Louisiana and Texas, which are the location of two of the largest natural gas hubs in the United States. The damage became apparent and natural gas prices substantially increased. Future hurricanes could create additional uncertainty and volatility. We expect natural gas prices to remain high or increase given the unpredictable market situation.
Declines in the prices of ethanol and its co-products will have a significant negative impact on our financial performance and the value of your investment.

     Our revenues will be greatly affected by the price at which we can sell our ethanol and its co-products, i.e., distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, the level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.
     The price of ethanol has recently been much higher than its 10-year average. We do not expect these prices to be sustainable, as supply from new and existing ethanol plants increases to meet increased demand. The total production of ethanol is at an all-time high and continues to rapidly expand at this time. Increased production of ethanol may lead to lower prices. Any decrease in the price at which we can sell our ethanol will negatively impact our future revenues and could cause the value of your investment to decline.
     We believe that ethanol production is expanding rapidly at this time. Increased production of ethanol may lead to lower prices and other adverse effects. For example, the increased ethanol production could lead to increased supplies of co-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those co-products. In addition, distillers grains compete with other protein based animal feed products. The price of distillers grains may decrease when the price of competing feed products decreases. The price of competing animal feed products is based in part on the price of the commodity from which it is derived. Downward pressure on commodity prices, such as soybeans and corn, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grains. Any decrease in the prices at which we can sell our distillers grains will negatively affect our revenues and could cause the value of your investment to decline.
We have no current plans to sell the raw carbon dioxide we produce to a third party processor resulting in the loss of a potential source of revenue.
     At this time, we have no agreement to sell the raw carbon dioxide we produce. We intend to explore selling our raw carbon dioxide to a third party processor who may build a processing facility next to our ethanol plant. We cannot provide any assurances that we will sell our raw carbon dioxide at any time in the future. If we do not enter into an agreement to sell our raw carbon dioxide, we will have to emit it into the air. This will result in the loss of a potential source of revenue.
Our ability to successfully operate is dependent on the availability of energy at anticipated prices.
     Adequate energy is critical to plant operations. We have not yet entered into any definitive agreements to obtain energy resources and we may have to pay more than we expect to access efficient energy resources. As a result, our ability to make a profit may decline.
Our ability to successfully operate is dependent on the availability of water at anticipated prices.
     To produce ethanol, we will need a significant supply of water. We have not yet entered into any definitive agreements to obtain water resources and we may have to pay more than we expect to access efficient water resources. Water supply and water quality are important requirements to operate the ethanol plant. If we are unable to obtain a sufficient supply of water to sustain the ethanol plant in the future, our ability to make a profit may decline.
We will depend on others for sales of our products, which may place us at a competitive disadvantage and reduce profitability.
     We have contracted with a third party marketing firm to market all of the ethanol we plan to produce. We have contracted with a broker to market and sell our distillers grains. We expect to sell approximately 10% of our distillers grains locally and the remaining approximately 90% regionally or nationally. As a result, we expect to be dependent on the ethanol broker and distillers grains broker we have engaged. If the ethanol or distillers grains broker breaches the contract or does not have the ability, for financial or other reasons, to market all of the ethanol or distillers grains we produce, we will not have any readily available means to sell our products. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers grains may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.
Changes and advances in ethanol production technology could require us to incur costs to update our ethanol plant or could otherwise hinder our ability to compete in the ethanol industry or operate profitably.
     Advances and changes in the technology of ethanol production are expected to occur. Such advances and changes may make the ethanol production technology installed in our plant less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plant to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. Alternatively, we may be required to seek third party licenses, which could also result in significant expenditures. We cannot guarantee or assure you that third party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.
Risks Related to Ethanol Industry
New plants under construction or decreases in the demand for ethanol may result in excess production capacity in our industry.
     According to the Renewable Fuels Association’s (RFA) Ethanol Industry Outlook 2007, ethanol production reached a record high of 4.9 billion gallons in 2006. The RFA further states that domestic ethanol production capacity has increased from 1.9 billion gallons per year in December 31, 2002, to an estimated 6.1 billion gallons per year in May 2007. The RFA estimates that, as of May 2007, approximately 6.3 billion gallons per year of additional production capacity is under construction or expansion at 78 new and 8 existing facilities. This estimate does not include our plans to add a total of 100 million gallons of ethanol capacity through the construction of our plant. In addition, ADM is undergoing expansion to add 275 million gallons of ethanol production, clearly indicating its desire to maintain a significant share of the ethanol market and will have approximately 1.3 billion gallons of capacity upon completion.
     Excess capacity in the ethanol industry would have an adverse impact on our results of operations, cash flows and general financial condition. Excess capacity may also result or intensify from increases in production capacity coupled with insufficient demand. If the demand for ethanol does not grow at the same pace as increases in supply, we would expect the price for ethanol to decline. If excess capacity in the ethanol industry occurs, the market price of ethanol may decline to a level that may adversely affect our ability to generate profits and our financial condition.
We operate in a competitive industry and compete with larger, better financed entities which could impact our ability to operate profitably.
     There is significant competition among ethanol producers with numerous producer- and privately-owned ethanol plants planned and operating throughout the Midwest and elsewhere in the United States. The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. The recent passage of the Energy Policy Act of 2005 included a renewable fuels mandate that we expect will further increase the number of domestic ethanol production facilities. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland (ADM), Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp. and VeraSun Energy Corporation, all of which are each capable of producing more ethanol than we expect to produce. ADM recently announced its plan to add approximately 500 million gallons per year of additional ethanol production capacity in the United States. ADM is currently the largest ethanol producer in the United States and controls a significant portion of the ethanol market. ADM’s plan to produce an additional 500 million gallons of ethanol per year will strengthen its position in the ethanol industry and cause a significant increase in domestic ethanol supply. If the demand for ethanol does not grow at the same pace as increases in supply, we expect that lower prices for ethanol will result which may adversely affect our ability to generate profits and our financial condition.
     Our ethanol plant is also expected to compete with producers of other gasoline additives made from raw materials other than corn having similar octane and oxygenate values as ethanol, such as producers of MTBE. MTBE is a petrochemical derived from methanol which generally costs less to produce than ethanol. Many major oil companies produce MTBE and strongly favor its use because it is petroleum-based. However, MTBE has caused groundwater contamination and many states have enacted MTBE bans. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and public perception of MTBE and ethanol. These companies also have significant resources to begin production of ethanol should they choose to do so.
Competition from the advancement of alternative fuels may lessen the demand for ethanol and negatively impact our profitability, which could reduce the value of your investment.
     Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing more efficient engines, hybrid engines and alternative clean power systems using fuel cells or clean burning gaseous fuels. Vehicle manufacturers are working to develop vehicles that are more fuel efficient and have reduced emissions using conventional gasoline. Vehicle manufacturers have developed and continue to work to improve hybrid technology, which powers vehicles by engines that utilize both electric and conventional gasoline fuel sources. In the future, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment.
Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for us to produce ethanol on a cost-effective basis and could reduce the value of your investment.
     Most ethanol produced in the United States is currently produced from corn and other raw grains, such as milo or sorghum, especially in the Midwest. However, the current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. Large companies, such as Iogen Corporation, Abengoa, Royal Dutch Shell Group, Goldman Sachs Group, Dupont and Archer Daniels Midland have all indicated that they are interested in research and development in this area. In addition, Xethanol Corporation has stated plans to convert a six million gallon per year plant in Blairstown, Iowa to implement cellulose-based ethanol technologies after 2007. Furthermore, the Department of Energy and the President have recently announced support for the development of cellulose-based ethanol, including a $160 million Department of Energy program for pilot plants producing cellulose-based ethanol.
     This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Additionally, the enzymes used to produce cellulose-based ethanol have recently become less expensive. Although current technology is not sufficiently efficient to be competitive on a large scale, a report by the U.S. Department of Energy entitled “Outlook for Biomass Ethanol Production and Demand” indicates that new conversion technologies may be developed in the future. In his January 2007 State of the Union Address, President Bush proposed to increase the scope of the current Renewable Fuel Standard (RFS), by expanding it to an Alterative Fuel Standard (AFS). If adopted, the AFS will include energy sources such as cellulosic ethanol and other alternative fuels. If an efficient method of collecting cellulose-based biomass for ethanol production and producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. It may not be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.
As domestic ethanol production continues to grow, ethanol supply may exceed demand, causing ethanol prices to decline and the value of your investment to be reduced.
     The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. As these plants begin operations, we expect domestic ethanol production to significantly increase. If the demand for ethanol does not grow at the same pace as increases in supply, we would expect the price for ethanol to decline. Declining ethanol prices will result in lower revenues and may reduce or eliminate profits causing the value of your investment to be reduced.
Competition from ethanol imported from Caribbean Basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.
     A portion of the ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.
Competition from ethanol imported from South and Central American countries including Brazil may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.
     Brazil is currently the world’s largest exporter of ethanol. In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. Due in part to the phase-outs of MTBE, Brazil has experienced a dramatic increase in ethanol production and trade in recent years, and the United States is Brazil’s largest ethanol importer. According to the RFA’s Ethanol Industry Outlook 2007, Brazil produced approximately 4.5 billion gallons of ethanol in 2006. In addition, Brazil exported 0.6 billion gallons of ethanol in 2005 with the United States as its primary purchaser. Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. Tariffs presently protecting United States ethanol producers may be reduced or eliminated. Competition from ethanol imported from Brazil may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.
     Recently, President Bush has entered into discussions with South American countries regarding increasing ethanol production in South America. While there was no discussion regarding reducing or eliminating tariffs that protect ethanol produced in the United States from foreign competition, recent high ethanol prices in the United States have encouraged ethanol importation from South and Central American countries despite the tariffs. Any reduction of tariffs could result in increased importation of ethanol from South and Central American countries which could create additional competition in the United States ethanol market and adversely affect the prices we receive for our ethanol.
Risks Related to Regulation and Governmental Action
A change in government policies favorable to ethanol may cause demand for ethanol to decline.
     Growth in demand for ethanol may be driven primarily by federal and state government policies, such as state laws banning MTBE and the national renewable fuels standard. The continuation of these policies is uncertain, which means that demand for ethanol may decline if these policies change or are discontinued. A decline in the demand for ethanol is likely to cause lower ethanol prices which in turn will negatively affect our results of operations, financial condition and cash flows.
Government incentives for ethanol production, including federal tax incentives, may be eliminated in the future, which could hinder our ability to operate at a profit and reduce the value of your investment in us.
     Renewable Fuels Standard. The ethanol industry is assisted by various federal ethanol tax incentives, including those included in the Energy Policy Act of 2005. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a 7.5 billion gallon Renewable Fuels Standard (RFS). The RFS requires that gasoline sold by refiners, importers and blenders must contain an increasing amount of renewable fuel, such as ethanol. The RFS began at 4 billion gallons in 2006, and will increase to 7.5 billion gallons by 2012. The RFS for 2007 is approximately 4.7 billion gallons, which is slightly less than the amount of ethanol produced in 2006. The RFS helps support a market for ethanol that might disappear without this incentive; as such, waiver of RFS minimum levels of renewable fuels included in gasoline could have a material adverse effect on our results of operations.
     In April 2007, the Environmental Protection Agency (EPA) issued final regulations for a comprehensive, long-term RFS program starting in 2007. The new regulation proposes that 4.02% of all the gasoline sold or dispensed to United States motorists in 2007 be renewable fuel. In 2006, approximately 4.9 billion gallons of renewable fuel was consumed as motor vehicle fuel in the United States. The rule contains compliance tolls and a credit trading system which allows renewable fuels to be used where they are most economical, while providing a flexible means for the industry to comply with the standard. Various renewable fuels, including biodiesel and ethanol, can be used to meet the requirements of the RFS program. The RFS must be met by refiners, blenders and importers. All obligated parties are expected to meet the RFS beginning in 2007. In order to comply with the RFS, each batch of renewable fuel produced is assigned a unique Renewable Identification Number (RIN). Obligated parties may then use the trading system to comply with the RFS by purchasing RIN’s which can be traded and transferred to other parties to meet the expected annual requirements.
     President Bush’s 2007 State of the Union Address proposed an expansion and reform of the RFS. To comply with the current standard, fuel blenders must use 7.5 billion gallons of renewable fuels in 2012. Under the President’s proposal, the fuel standard will be set at 35 billion gallons of renewable and alternative fuels in 2017. The President’s proposal, if enacted, would also increase the scope of the current RFS, expanding it to an Alternative Fuel Standard (AFS). The AFS would include sources such as corn ethanol, cellulosic ethanol, biodiesel, methanol, butanol, hydrogen and alternative fuels.
     The President’s ambitious goals are not likely to be reached with current technology and exclusively corn-derived ethanol. We cannot assure you that legislation addressing these goals will be adopted or that we will comply with the President’s goals and any resulting legislation. Our failure to do so may result in the loss of some or all of your investment.
     Volumetric Ethanol Exise Tax Credit. On October 22, 2004, President Bush signed into law the American Jobs Creation Act of 2004 (JOBS Bill), which includes the provisions of the Volumetric Ethanol Exercise Tax Credit (VEETC). The VEETC provides a credit of 5.1 cents per gallon on 10% ethanol blends. This tax credit is received by gasoline refiners and blenders for blending ethanol into their fuel. The credit took effect in 2005 and is set to expire in 2008. Legislation was introduced in the first day of the 2007 Congress which proposes a permanent extension of this VEETC; however, there is no guarantee that this proposed legislation will be adopted.
     Small Ethanol Producers Tax Credit. Another important provision of the Energy Policy Act of 2005 involves an expansion in the definition of who qualifies as a small ethanol producer. Historically, small ethanol producers were allowed a 10-cent per gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005, the size limitation on the production capacity for small ethanol producers increased from 30 million to 60 million gallons. Because we intend to build a plant with the capacity to annually produce 100-million gallons of ethanol, we do not expect to qualify for this tax credit which could hinder our ability to compete with other plants who will receive the tax credit.

     The elimination or reduction of tax incentives to the ethanol industry, such as the VEETC available to gasoline refiners and blenders, could also reduce the market demand for ethanol, which could reduce prices and our revenues. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment.
A change in environmental regulations or violations thereof could result in the devaluation of our units and a reduction in the value of your investment.
     We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require.
     Before we can begin construction of our plant, we must obtain numerous regulatory approvals and permits. While we anticipate receiving these approvals and permits, there is no assurance that these requirements can be satisfied in a timely manner or at all. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all.
     Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, which may reduce our profitability and you may lose some or all of your investment.
Carbon dioxide may be regulated in the future by the EPA as an air pollutant requiring us to obtain additional permits and install additional environmental mitigation equipment, which could adversely affect our financial performance.
     The Supreme Court recently determined that carbon dioxide is an air pollutant under the Clean Air Act for the purposes of vehicle emissions. Similar lawsuits have been filed seeking to require the EPA to regulate carbon dioxide emissions from stationary sources such as our proposed ethanol plant under the Clean Air Act. Our proposed plant will produce a significant amount of carbon dioxide that we plan to vent into the atmosphere. If the EPA or the State of Illinois regulates carbon dioxide emissions by plants such as ours, we may have to apply for additional permits or we may be required to install carbon dioxide mitigation equipment or take other as yet unknown steps to comply with those potential regulations. Compliance with any future regulation of carbon dioxide, if it occurs, could be costly and may prevent us from operating the ethanol plant profitably which could decrease or eliminate the value of our units.
Risks Related to the Units
There has been no independent valuation of the units, which means that the units may be worth less than the purchase price.
     The per unit purchase price has been determined by us without independent valuation of the units. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering prices and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.
No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.
     There is currently no established public trading market for our units and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). We, therefore, will not apply for listing of the units on any securities exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your units.
Public investors will experience immediate and substantial dilution as a result of this offering.
     Our seed capital investors purchased class A units at a price per unit substantially less per unit for our membership units than the current public offering price for our units. In connection with our agreement with FEI, we agreed to eliminate separate classes of units, so our original class A seed capital members now simply hold membership units in One Earth. Pursuant to our agreement with FEI, all of our unit holders now have identical rights with the exception of voting rights. If you purchase units in this offering, you will experience immediate and substantial dilution of your investment. If we sell the minimum number of units (12,891) at the public offering price of $5,000 per unit, you will incur immediate dilution of $312.66 in the net tangible book value per unit if you purchase units in this offering. If we sell the maximum number of units (14,000) at the public offering price of $5,000 per unit, you will incur immediate dilution of $289.32 in the net tangible book value per unit if you purchase units in this offering.
We have placed significant restrictions on transferability of the units, limiting an investor’s ability to withdraw his or her investment in us.
     The units are subject to substantial transfer restrictions pursuant to our second amended and restated operating agreement and tax and securities laws. This means that you will not be able to easily liquidate your investment and you may have to assume the risks of investments in us for an indefinite period of time. See “SUMMARY OF OUR SECOND AMENDED AND RESTATED OPERATING AGREEMENT.”
     To help ensure that a secondary market does not develop, our second amended and restated operating agreement prohibits transfers without the approval of our board of directors. The board of directors will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:
•	transfers by gift to the member’s spouse or descendants;

•	transfer upon the death of a member;

•	transfers between family members; and

•	transfers that comply with the “qualifying matching services” requirements.
There is no assurance that an investor will receive cash distributions which could result in an investor receiving little or no return on his or her investment.
     Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the Illinois Limited Liability Company Act, our second amended and restated operating agreement and our obligations to our creditors. We do not know the amount of cash that we will generate, if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions. See “DESCRIPTION OF MEMBERSHIP UNITS.” Our board may elect to retain future profits for, among other things, operational financing for the plant, debt retirement and possible plant expansion or the addition of new technology. You may receive little or no return on your investment and may be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in the loss of your entire investment.
These units will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.
     The units are unsecured equity interests and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to unit holders. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to our unit holders.

We may decide to invest in or build one or more additional ethanol plants which could affect our profitability and result in the loss of a portion or all of your investment.
     In the future, we may explore the possibility of investing in or developing and building one or more additional ethanol plants in the United States. If we decide to take advantage of one or more of these opportunities, this may result in our using equity raised in this offering. We might also issue additional equity, which could dilute the units issued in this offering and cause us to incur additional significant debt obligations in order to fund the new construction. Any proposed additional plants may also impose substantial additional demands on the time and attention of our directors. Since we are only in the preliminary stages of considering the possibility of developing and building additional ethanol plants, we do not know the states in which additional plants might be located. If we decide to build one or more additional plants, we may not be successful which could lead to an unrecoverable loss by us, and you could lose a portion or all of your investment. Even if we are successful in building additional plants, the profitability of the operations of those additional plants will affect the value of your investment in this offering. In the event we do invest in or develop and build additional ethanol plants and those plants are more or less profitable than the plant we plan to build near Gibson City, Illinois, it may have an effect on the value of your investment in us and you may lose a portion or all of your investment.
The presence of members holding 50% or more of the outstanding units, plus the approval of FEI in many circumstances, is required to take action at a meeting of our members.
     In order to take action at a meeting, members holding 50% or more of the outstanding units must be represented at the meeting in person, by proxy or by mail ballot. See “SUMMARY OF OUR SECOND AMENDED AND RESTATED OPERATING AGREEMENT.” Assuming a quorum is present, members take action by a vote of a majority of the units represented at the meeting and entitled to vote on the matter. The requirement of a quorum protects us from actions being taken when a sufficient number of the members have not considered the matter being voted upon. If we satisfy all of the conditions in FEI’s subscription agreement, and FEI makes its capital contribution pursuant to the subscription agreement, FEI will own a majority of our units. There are certain actions that may only be taken with the approval of FEI, so long as FEI holds a majority of our units. These requirements mean that members will not be able to take actions, which may be in our best interests, if we cannot secure the presence in person, by proxy, or by mail ballot of members holding a majority of the outstanding units, and the approval of FEI in many circumstances. This could reduce the value of our units.
Our second amended and restated operating agreement does not provide for the general election of any of our directors, but does provide for FEI to appoint a majority of our directors, so long as FEI owns a majority of our units.
     Our board of directors currently consists of five directors appointed by our initial five seed capital members and one director appointed by FEI. FEI has the right under our second amended and restated operating agreement, so long as it holds a majority of our membership units, to appoint up to six directors. Regardless of the number of directors that are actually appointed by FEI, it has the right to six director votes. This in effect allows FEI to control the actions of our board of directors. The second amended and restated operating agreement does not provide for the election of any of our director positions. In the event FEI ceases to own a majority of our units, our original five seed capital members will control the board. As a result of negotiations with FEI, we have allowed FEI to appoint Zafar Rizvi to our board of directors and to exercise FEI’s director votes despite the fact that we have not yet satisfied all of the conditions in FEI’s subscription agreement and FEI has not yet made its capital contribution. Pursuant to the terms of our second amended and restated operating agreement, FEI is only entitled to appoint a director and exercise a majority of the director votes so long as FEI holds a majority of our membership units. Should we fail to satisfy the conditions of the subscription agreement or should FEI fail to make its capital contribution, our directors would be entitled to remove FEI’s director from the board. Members will not have the ability to elect members of our board of directors under our second amended and restated operating agreement which could negatively impact the value of our units.
Risks Related to Tax Issues
To ensure compliance with IRS Circular 230, you are hereby notified that: (A) any discussion of federal tax issues in this registration statement is not intended or written to be used, and you cannot use it for the purposed of avoiding penalties that may be imposed on you under the Internal Revenue Code; (B) such discussion is written to support the promotion or marketing of the transaction or matters addressed herein; and (C) you should seek advice based on your particular circumstances from an independent tax advisor concerning the impact that your participation in this offering may have on your federal income tax liability and application of state and local income and other tax laws to your participation in this offering. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS.”
IRS classification of us as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.
     We are an Illinois limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, losses, deductions and credits passed through to the holders of the units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS- Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute as a distribution to our unit holders.
The IRS may classify your investment as passive activity income, resulting in your inability to deduct losses associated with your investment.
     If you are not involved in our operations on a regular, continuing and substantial basis, it is likely that the Internal Revenue Service (IRS) will classify your interest in us as a passive activity. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.
Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.
     Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.
An IRS audit could result in adjustments to our allocations of income, gain, loss and deduction causing additional tax liability to our members.
     The IRS may audit the income tax returns of One Earth Energy and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces losses or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.
Before making any decision to invest in us, investors should read this entire registration statement, including all of its exhibits, and consult with their own investment, legal, tax and professional advisors to determine how ownership of our units will affect your personal investment, legal, and tax situation.
Risks Related to Conflicts of Interest
Our directors and officers have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our project.

     Since our project is currently managed by the board of directors rather than a professional management group, the devotion of the directors’ time to the project is critical. However, our directors and officers have other management responsibilities and business interests apart from our project. Therefore, our directors and officers may experience conflicts of interest in allocating their time and services between us and their other business responsibilities. See “MANAGEMENT OF ONE EARTH ENERGY — Business Experience of Directors and Officers” for a summary of our directors and officers business activities. However, during the period of construction of our ethanol plant, we anticipate that our executive officers will dedicate approximately 15 hours per week on our project and that our directors will dedicate between four hours and 20 hours per week to our project depending upon which committees they serve. In addition, conflicts of interest may arise if the directors and officers, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management.
We may have conflicting financial interests with Fagen, Inc. and ICM, Inc., which could cause Fagen, Inc. or ICM, Inc. to put their financial interests ahead of ours.
     Fagen, Inc. and ICM, Inc. and their respective affiliates may have conflicts of interest because Fagen, Inc., ICM, Inc. and their respective employees or agents are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require Fagen, Inc. or ICM, Inc. to devote their full time or attention to our activities. As a result, Fagen, Inc. and ICM, Inc. may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plant.
Affiliated investors may purchase additional units and influence decisions in their favor.
     We may sell units to affiliated or institutional investors and they may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to themselves than to our other investors. This may reduce the value of your units, impair the liquidity of your units and/or reduce our profitability.
FEI will be our majority shareholder and will control our board of directors and it could take actions that are more beneficial to FEI than to our other members.
     FEI will hold a majority of our membership units when we satisfy all of the conditions set out in FEI’s subscription agreement. Our second amended and restated operating agreement provides that so long as FEI holds a majority of our membership units, it will be able to control a majority of the votes on our board of directors. Therefore, FEI can control the actions taken by the board of directors. Further, certain transactions that may be undertaken by us require the specific consent of FEI including amending our operating agreement, merging with another company, selling substantial assets not in the ordinary course of business and issuing new membership units. These special rights of FEI allow it to control the actions of our board and our members. FEI could make decisions that are more beneficial to FEI than for our other members which could decrease the value of our units.
Our agreement with FEI required us to make certain changes to our amended and restated operating agreement, granting FEI control of our board of directors and certain other extraordinary rights.
     In accordance with our agreement with FEI we amended our amended and restated operating agreement to provide that FEI, among other extraordinary rights, will have the right to appoint a majority of our board of directors, so long as FEI holds a majority of our membership units. These changes will likely benefit FEI, possibly to the detriment of other investors who will not have the same rights. This allows FEI to control the decisions made by our board of directors.
Our exclusive reliance on our five seed capital cooperative members to supply corn to our plant could damage our profitability if the cooperatives are unable to provide sufficient corn supply and we have to source the corn.
     We anticipate that one, several or all of our five seed capital cooperative members may supply part or all of our corn supply once operational. We intend to rely heavily on their ability to produce most of the corn necessary to operate the plant. We have no binding agreements with the cooperatives to supply our corn. If, for any reason, any of the cooperatives are unable to supply sufficient corn supply, we may have to source the corn at higher prices, which would damage our competitive position in the industry and decrease our profitability. If the cooperatives fail to competitively procure our corn, we could experience a material loss and we may not have any readily available means to procure the corn necessary to manufacture ethanol and distillers grains.
     Before making any decision to invest in us, investors should read this entire registration statement, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors.
DETERMINATION OF OFFERING PRICE
     There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. In considering our capitalization requirements, we determined the minimum and maximum aggregate offering amounts based upon our cost of capital analysis and debt to equity ratios acceptable in the industry. In determining the offering price per unit we considered the additional administrative expense which would likely result from a lower offering price per unit, such as the cost of increased unit trading. We also considered the dilution impact of our recent private placement offering price in determining an appropriate public offering price per unit. The units may have a value significantly less than the offering price, and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.
DILUTION
     An investor purchasing units in this offering will receive units diluted by the prior purchase of units by purchasers during our previous private placement offering. We have sold class A units to our seed capital investors at a price substantially below the price at which we are currently selling units. Pursuant to our agreement with FEI, these class A units have been converted to regular membership units and classes A and B have been eliminated. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater number of units for less consideration than investors are paying for units issued in this offering. We have and will continue to use this previously contributed capital to finance development costs and for initial working capital purposes. We intend to use any remaining balance for the same purposes as those of this offering. Generally, all investors in this offering will notice immediate dilution.
     As of April 30, 2007, we had 855 outstanding class A units, which were sold to our seed capital members for $1,666.67 per class A unit. These units, as of April 30, 2007, had a net tangible book value of $(52,780) or $(61.73) per unit. The net tangible book value per unit represents members’ equity less intangible assets which includes deferred offering costs and land options, divided by the number of units outstanding. The following chart sets forth the units issued since our inception through the date of this registration statement:

Number of Class A*
Issuance Event	Units Issued
Seed Capital Private Placement	855

* As part of our agreement with FEI, class A units were eliminated from our second amended and restated operating agreement and these class A units were converted to regular units.

     The offering price of $5,000 per unit substantially exceeds the net tangible book value per unit of our outstanding units. Therefore, all existing unit holders will realize an immediate increase of at least $4,746.89 per unit in the pro forma net tangible book value of their units if the minimum number of units (12,891) is sold at a price of $5,000 per unit, and an increase of at least $4,770.40 per unit if the maximum number of units (14,000) is sold at a price of $5,000 per unit. Purchasers of units in this offering will realize an immediate dilution of at least $314.84 per unit in the net tangible book value of their units if the minimum number of units (12,891) is sold at a price of $5,000 per unit, and a decrease of at least $291.33 per unit if the maximum number of units (14,000) is sold at a price of $5,000 per unit.
     The following table illustrates the increase to existing unit holders and the dilution to purchasers in the offering in the net tangible book value per unit assuming the minimum or the maximum number of units is sold. The table does not take into account any other changes in the net tangible book value of our units occurring after April 30, 2007, or future offering expenses related to this offering.

	Minimum	Maximum
• Actual (unaudited) net tangible book value per unit at April 30, 2007. (1)	$(61.73)	$(61.73)

• Increase in pro forma net tangible book value per unit attributable to the sale of 12,891 (minimum) and 14,000 (maximum) units at $5,000 per unit(2)	$4,746.89	$4,770.40

• Pro forma net tangible book value per unit at April 30, 2007, as adjusted for the sale of units in this offering	$4,685.16	$4,708.67

• Dilution per unit to new investors in this offering	$(314.84)	$(291.33)

(1)	Before deducting any additional offering costs or other additional costs incurred since April 30, 2007.

(2)	The minimum and maximum number of units is determined by the minimum offering amount of $64,455,000, and maximum offering amount of $70,000,000.

     We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. If you purchase units in this offering, you will have no preemptive rights on any units to be issued by us in the future. We could be required to issue warrants to purchase units to a lender in connection with our debt financing. If we sell additional units or warrants to purchase additional units, the sale or exercise price could be lower than the per unit purchase price for this offering. If we sell additional units at a lower price it could lower the value of our units.
     The tables below sets forth as of the date of this registration statement, on an “as-if-converted” basis, the difference between the number of units purchased, and total consideration paid for those units, by existing unit holders, compared to units purchased by new investors in this offering without taking into account any offering expenses.

	Total Number of Units Purchased
	Minimum Offering		Maximum Offering
		Percent of		Percent of
	Units	Total	Units	Total
Existing unit holders (former class A unit holders)	855	6.22%	855	5.76%
New investors	12,891	93.78%	14,000	94.24%

Total	13,746	100.00%	14,855	100.00%

	Total Consideration Paid for Units
	Minimum Offering			Maximum Offering
			Average			Average
		Percent	Price Per	Amount	Percent	Price Per
	Amount Paid	of Total	Unit	Paid	of Total	Unit
Existing unit holders	$1,425,000	2.16%	$1,666.67	$1,425,000	2.00%	$1,666.67
New investors	$64,455,000	97.84%	$5,000.00	$70,000,000	98.00%	$5,000.00

Total	$65,880,000	100.00%	$4,792.67	$71,425,000	100.0%	$4,808.15
CAPITALIZATION
     We have issued a total of 855 units to our seed capital investors at a purchase price of $1,666.67 per unit, for total unit proceeds of $1,425,000. If the minimum offering of $64,455,000 is attained, we will have total membership proceeds of $65,880,000 following the subsequent sale of units to FEI, less offering expenses. If the maximum offering of $70,000,000 is attained, we will have total membership proceeds of $71,425,000 following the subsequent sale of units to FEI, less offering expenses.
Capitalization Table
     The following table sets forth our capitalization April 30, 2007, and our expected capitalization following this offering.

			Pro Forma (1)
	Actual
	(unaudited)		Minimum	Maximum
Unit holders’ equity contributions	1,424,470	(2)	65,879,470	71,424,470
Accumulated deficit	(743,185)		(743,185)	(743,185)

Total Unit holder’s equity	681,285		65,136,285	70,681,285

Total Capitalization(3)	$681,285		$65,136,285	$70,681,285

(1)	As adjusted to reflect receipt of gross proceeds from this offering prior to deducting offering expenses relating to this offering and prior to securing debt financing. These totals include $1,424,470 raised from our seed capital investors in our previous private placement which concluded on February 28, 2006.

(2)	Net of $530 of offering costs.

(3)	In order to fully capitalize the project, we will also need to obtain debt financing ranging from approximately $94,455,000 to $100,000,000 less any grants we are awarded and any bond or tax increment financing we can obtain. Our estimated long-term debt requirements are based upon our project coordinators’ past experience with similar projects, preliminary discussions with lenders and our independent research regarding capitalization requirements for ethanol plants of similar size.

          Our previous private placement was made directly by us without use of an underwriter or placement agent and without payment of commissions or other remuneration. The aggregate sales proceeds, after payment of offering expenses of approximately $530, were applied to our working capital and other development and organizational purposes.
          With respect to the exemption from registration of issuance of securities claimed under Rule 506 and Section 4(2) of the Securities Act, neither we, nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or advertising. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each prospective investor was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment. Each purchaser represented in writing that the securities were being acquired for investment for such purchaser’s own account, and agreed that the securities would not be sold without registration under the Securities Act or exemption from the Securities Act. Each purchaser agreed that a legend would be placed on each certificate evidencing the securities stating the securities have not been registered under the Securities Act and setting forth restrictions on their transferability.
DISTRIBUTION POLICY
          We have not declared or paid any distributions on the units. We do not expect to generate earnings until the proposed ethanol plant is operational, which is expected to occur approximately 18 to 21 months from ground-

breaking. After operation of the proposed ethanol plant begins, it is anticipated, subject to any loan covenants or restrictions with any senior and term lenders, that we will distribute “net cash flow” to our unit holders in proportion to the units that each unit holder holds relative to the total number of units outstanding. “Net cash flow,” means our gross cash proceeds less any portion, as determined by the board of directors in its sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unit holders including you. Additionally, our lenders may further restrict our ability to make distributions during the initial period of the term debt.
SELECTED FINANCIAL DATA
     The following table summarizes important selected financial information from our April 30, 2007 unaudited financial statements. You should read this table in conjunction with the financial statements and the notes included elsewhere in this registration statement.

From Inception
(Nov 28, 2005) to
April 30, 2007
(Unaudited)

Statement of Operations Data:
Revenues	$—
Operating expenses:
Preproduction startup costs	345,326
Professional fees	252,766
General and administrative	286,067

Total operating expenses	884,159

Operating Loss	(884,159)

Other Income	140,974

Net Loss	$(743,185)

Weighted average units outstanding	703

Net Loss per unit	$(1,057)

April 30, 2007
Balance Sheet Data:
Assets:
Cash and cash equivalents	$12,383
Prepaid expenses	13,196
Property and office equipment, net	166,416
Land options	30,000
Deferred offering costs	704,065

Total Assets	$926,060

Liabilities and members’ equity:
Current liabilities	$244,775
Total members’ equity	681,285

Total liabilities and members’ equity	$926,060

ESTIMATED SOURCES OF FUNDS
     The following tables set forth various estimates of our sources of funds, depending upon the amount of units sold to investors and based upon various levels of equity that our lenders may require. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled “RISK FACTORS” and elsewhere in this registration statement.

	Minimum 12,891	Percent of
Sources of Funds	Units Sold	Total
Unit Proceeds	$64,455,000	38.83%
Previous Private Placement Proceeds	$1,425,000	0.86%
Grant Proceeds	$120,000	0.07%
Term Debt Financing(1)	$100,000,000	60.24%

Total Sources of Funds	$166,000,000	100.00%

	Maximum 14,000	Percent of
Sources of Funds	Units Sold	Total
Unit Proceeds	$70,000,000	42.17%

Previous Private Placement Proceeds	$1,425,000	0.86%
Grant Proceeds	$120,000	0.07%
Term Debt Financing(1)	$94,455,000	56.90%

Total Sources of Funds	$166,000,000	100.00%

(1)	We have no binding contracts with any bank, lender or financial institution for this debt financing. There are no assurances that we will be able to obtain the necessary debt financing, other financing or grants sufficient to capitalize the project.

     Our board has elected to obtain debt financing instead of raising the entire project cost in equity because it believes the debt financing provides better leverage for the Company since the rate of return for investors is anticipated to exceed the rate of interest paid to a lender.
ESTIMATED USE OF PROCEEDS
     The gross proceeds from this offering, before deducting offering expenses, will be $64,455,000 if the minimum number of units offered is sold, $67,227,500 if the midpoint number of units offered is sold, and $70,000,000 if the maximum number of units offered is sold for $5,000 per unit. We estimate the offering expenses to be $750,000. Therefore, we estimate the net proceeds of the offering to be $63,705,000 if the minimum number of units offered is sold, and $69,250,000 if the maximum number of units offered is sold.

	Minimum	Maximum
	Offering	Offering
Offering Proceeds ($5,000 per unit)	$64,455,000	$70,000,000
Less Estimated Offering Expenses(1)	$750,000	$750,000

Net Proceeds from Offering	$63,705,000	$69,250,000

(1)	Estimated Offering Expenses are as follows:

Securities and Exchange Commission registration fee	$6,431
Legal fees and expenses	220,000
Consulting Fees	191,319
Accounting fees	120,000
Printing expenses	50,000
Blue Sky Filing Fees	6,250
Advertising	156,000

Total	$750,000

     We intend to use the net proceeds of this offering to construct and operate a 100-million gallon per year natural gas-fired ethanol plant. This plan may be changed completely at the discretion of our board of directors. We must supplement the proceeds from the offering with debt financing to meet our stated goals. We estimate that the total capital expenditures for the construction of the plant will be approximately $166,000,000. We have executed a fixed price contract with Fagen, Inc. for the design and construction of our ethanol project at a cost of approximately $120,000,000. This is a firm price so long as we issue Fagen, Inc. a notice to proceed with construction by October 19, 2007.
     The following table describes our proposed use of proceeds. The actual use of funds is based upon contingencies, such as the estimated cost of plant construction, the suitability and cost of the proposed site, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market. Therefore, the following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on contingencies such as those described above. However, we anticipate that any variation in our use of proceeds will occur in the level of proceeds attributable to a particular use (as set forth below) rather than a change from one of the uses set forth below to a use not identified in this registration statement.

		Percent of
Use of Proceeds	Amount	Total
Plant construction	$120,000,000	72.29%
Land & site development costs	8,937,064	5.38%
Railroad	1,980,000	1.19%
Fire protection & water supply	10,179,000	6.13%
Administrative building	500,000	0.30%
Office equipment	90,000	0.05%
Computers, software, network	175,000	0.11%
Construction insurance costs	125,000	0.08%
Construction contingency	1,869,436	1.13%
Capitalized interest	3,000,000	1.81%
Rolling stock	460,000	0.28%
Start up costs:
Financing costs	1,218,000	0.73%
Organization costs(1)	1,616,500	0.97%
Pre-production period costs	850,000	0.51%
Inventory — spare parts — process equipment	500,000	0.30%
Working capital	6,500,000	3.92%
Inventory — corn	2,250,000	1.36%
Inventory — chemicals and ingredients	200,000	0.12%
Inventory — ethanol and DDGS	5,550,000	3.34%
Total	$166,000,000	100%

(1)	Includes estimated offering expenses of $750,000.

     We expect the total funding required for the plant to be $166,000,000 or $1.66 per gallon of annual denatured ethanol production capacity at 100 million gallons per year. Our use of proceeds is measured from our date of inception, and we have already incurred some of the related expenditures.
     Plant Construction. The construction of the plant is by far the single largest anticipated expenditure at $120,000,000. Fagen, Inc. will design and build the plant using ICM, Inc. technology. We have signed a binding definitive agreement for plant construction. Our estimated cost of construction of the plant is subject to increase in the event we have not issued a notice to proceed with construction to Fagen by October 19, 2007. These increases could be significant. See “Design-Build Team; Design Build Agreement with Fagen, Inc.” Neither Fagen, Inc., nor ICM, Inc., is an affiliate of ours.

     Land cost and site development. We have budgeted the cost of the land, including site improvements, dirt work, hard surface roads on our site, site utilities and permitting costs to be approximately $8,937,064.
     Rail Infrastructure and Rolling Stock. We anticipate that the cost of rail improvements will be approximately $1,980,000. We anticipate the need to purchase rolling stock at a budgeted cost of $460,000.
     Fire Protection and Water Supply. We anticipate that it will cost approximately $10,179,000 to equip the plant with adequate fire protection and water supply.
     Administration Building, Furnishings, Office and Computer Equipment. We anticipate that it will cost approximately $500,000 to build our administration building on the plant site. We expect to spend an additional approximately $90,000 on our furniture and other office equipment and approximately $175,000 for our computers, software and network.
     Construction insurance costs. We anticipate that it will cost approximately $125,000 for builder’s risk insurance, general liability insurance, workers’ compensation and property insurance
     Construction Contingency. We have budgeted approximately $1,869,436 for unanticipated expenditures in connection with the construction of our plant to offset any increases in the cost of construction. We intend to use excess funds for our general working capital or for the investment in or development of one or more additional ethanol plants.
     Capitalized Interest. This consists of the interest we anticipate incurring during the development and construction period of our project. For purposes of estimating capitalized interest and financing costs, we have assumed senior debt financing of approximately $100,000,000. We determined this amount of debt financing based upon an assumed equity amount of approximately $64,455,000, seed capital proceeds of approximately $1,425,000 and grant proceeds of approximately $120,000. If any of these assumptions change, we would need to revise the level of term debt accordingly. Loan interest during construction will be capitalized and is estimated to be $3,000,000, based upon senior debt of approximately $98,575,000 and an estimated interest rate of 8%.
     Financing Costs. We anticipate that we will incur approximately $1,218,000 for financing costs. Financing costs consist of all costs associated with the procurement of approximately $100,000,000 of debt financing. These costs include bank origination and legal fees, loan processing fees, appraisal and title insurance charges, recording and deed registration tax, our legal and accounting fees associated with the financing and project coordinator fees, if any, associated with securing the financing. Our actual financing costs will vary depending on the amount we borrow.
     Organizational Costs. We anticipate that we will incur approximately $1,616,500 for developmental, organizational, legal, accounting and other costs associated with our organization and operation as an entity, including, estimated offering expenses of $750,000.
     Pre-production Period Costs and Inventory. We anticipate that we will incur approximately $15,850,000 of pre-production period costs and inventory expense. These represent costs of beginning production after the plant construction is finished, but before we begin generating income. These costs include approximately $850,000 of pre-production period expenses, approximately $2,250,000 of initial inventories of corn, our initial approximately $5,550,000 of ethanol and dried distillers grain work in process inventories, approximately $500,000 of spare parts for our process equipment and approximately $6,500,000 of working capital.
MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION
Overview
     This registration statement contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those risk factors described elsewhere in this registration statement. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this registration statement.
     We are an Illinois limited liability company. We were formed as an Illinois limited liability company on November 28, 2005, for the purpose of constructing and operating a plant to produce ethanol and distillers grains in Ford County, Illinois near Gibson City. This plan may be changed completely at the discretion of our board of directors. We do not expect to generate any revenue until the plant is completely constructed and operational.
     We have acquired five adjacent parcels of real estate consisting of approximately 85 acres and have entered into an agreement to purchase an additional 6 acre parcel in Ford County, Illinois near Gibson City as the site for the construction of our ethanol plant. On June 27, 2007, we entered into an exchange agreement with Alliance Grain Company. Pursuant to this agreement, we exchanged approximately $2,000 and 5.0 acres of real estate located in Ford County, Illinois, for approximately 5.4 acres of real estate owned by Alliance Grain Company valued at approximately $34,000 located near our site in Ford County, Illinois. For more information about our plant site, please refer to “DESCRIPTION OF BUSINESS — Project Location and Proximity to Markets.” We expect to provide both truck and rail access to the plant site.
     Currently, our principal place of business is located at 1306 West 8th Street, Gibson City, Illinois 60936. During the period of construction of our ethanol plant, Alliance Grain Company has agreed to provide this office space to us at no cost. We have no written agreement for the use of this office space. The potential cost for rental of this space is not significant.
     Based upon engineering specifications produced by Fagen, Inc., the plant will annually consume approximately 36 million bushels of corn and annually produce approximately 100 million gallons of fuel grade ethanol and 321,000 tons of distillers grains for animal feed. We currently estimate that it will take approximately 18 to 21 months from ground-breaking to complete the construction of the plant.
     We estimate the total project will cost approximately $166,000,000, which includes approximately $120,000,000 to construct the plant, approximately $28,000,000 to cover all capital expenditures necessary to complete the project, and approximately $18,000,000 of organization and start-up costs to commence plant operations and produce revenue. Our anticipated total project cost is not a firm estimate and may change from time to time as the project progresses. These changes may be significant. Our design-build agreement with Fagen, Inc. contains a fixed price of approximately $120,000,000. However, if we do not issue Fagen a notice to proceed by October 19, 2007, our fixed price is subject to increase. We have also entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC for the performance of certain engineering and design work in exchange for a fixed fee which will be credited against the total design and build costs of our project. See “DESCRIPTION OF BUSINESS — Design-Build Team” for detailed information about our design-build agreement with Fagen, Inc. and our phase I and phase II engineering services agreement with Fagen Engineering, LLC.
     We are still in the development phase, and until the proposed ethanol plant is operational, we will generate no revenues. We anticipate that accumulated losses will continue to increase until the ethanol plant is operational.
     In the future, we may explore the possibility of investing in other ethanol plants or developing and building one or more additional ethanol plants in the United States. If we decide to take advantage of one or more of these opportunities, this may result in our using equity raised in this offering. We might also issue additional equity, which could dilute the units issued in this offering and cause us to incur additional significant debt obligations in order to fund the new construction. Any proposed additional plants may also impose substantial additional demands on the time and attention of our directors. Since we are only in the preliminary stages of considering the possibility of developing and building additional ethanol plants, we do not know the states in which additional plants might be located. If we decide to invest in or build one or more additional plants, we may not be successful which could lead to an unrecoverable loss by us and you could lose a portion or all of your investment. Even if we are successful in building additional plants, the profitability of the operations of those additional plants will affect the value of your investment in this offering. In the event we do invest in or develop and build additional ethanol plants and those plants are less profitable than the plant we plan to build near Gibson City, Illinois, it may have an effect on the value of your investment and you may lose a portion or all of your investment.
Plan of Operations Until Start-Up of Ethanol Plant
     We expect to spend at least the next 12 months focused on three primary activities: (1) project capitalization; (2) site acquisition and development; and (3) plant construction and start-up operations. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition. In addition, we expect our seed capital proceeds and our $6,000,00 loan from FEI to supply us with enough cash to cover our costs through this period, including staffing, office costs, audit fees, legal fees, compliance and staff training. We estimate that we will need approximately $166,000,000 to complete the project.
Project capitalization
     We raised $1,425,000 in our previous private placement to our seed capital investors and we anticipate receiving grant proceeds equal to $120,000. We will not close our current offering until we have raised the minimum offering amount of $64,455,000. We have until November 7, 2007, to sell the minimum number of units required to raise the minimum offering amount. If we sell the minimum number of units prior to November 7, 2007, we may decide to continue selling units until we sell the maximum number of units or November 7, 2007, whichever occurs first. Even if we successfully close the offering by selling at least the minimum number of units by November 7, 2007, we will not release the offering proceeds from escrow until the cash proceeds in escrow equal $64,455,000 or more and we secure a written debt financing commitment for debt financing ranging from a minimum of $94,455,000 to a maximum of $100,000,000 depending on the level of equity raised in this offering and the amounts of any grants, bond financing and/or other incentives we may be awarded. A debt financing commitment only obligates the lender to lend us the debt financing that we need if we satisfy all the conditions of the commitment. We have received a financing commitment from First National Bank of Omaha. First National Bank of Omaha’s financing commitment is contingent on certain conditions contained in its commitment letter dated May 9, 2007. We may not satisfy the loan commitment conditions before closing, or at all. If this occurs we may:
•	commence construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•	hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

•	return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.
     While the foregoing alternatives may be available, we do not expect to begin substantial plant construction activities (other than preliminary dirt and site development work, which is currently under way) before satisfying the loan commitment conditions or closing the loan transaction because it is very likely that Fagen, Inc. will not begin construction under these circumstances, and it is very likely that any lending institution will prohibit substantial plant construction activities until satisfaction of loan commitment conditions or loan closing. We expect that proceeding with plant construction prior to satisfaction of the loan commitment conditions or closing the loan transaction could cause us to abandon the project or terminate operations. As a result, you could lose all or part of your investment.
Site acquisition and development
     During and after the offering, we expect to continue work principally on the preliminary design and development of our proposed ethanol plant, obtaining the necessary construction permits, finalizing our debt financing and negotiating the corn supply, utility and other contracts. This plan may be changed completely at the discretion of our board of directors. We plan to fund these initiatives using the $1,425,000 of equity capital raised in our previous private placement and the $6,000,000 loan from FEI. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to discontinue operations.
     We purchased approximately 85 acres of land on which to construct our ethanol plant. We acquired five adjacent parcels of real estate for the construction of our plant in Ford County, Illinois, near Gibson City, where we anticipate building our plant.
     On April 30, 2007, we purchased approximately 10 acres of land in Ford County, Illinois from Edward E. Tucker. Under the terms of the agreement the total purchase price was $100,200. We paid $10,000 when we executed the option to purchase on February 28, 2006 and we paid the balance of approximately $90,000 at closing. On June 15, 2007, we purchase approximately 34 acres of land in Ford County, Illinois from Lisa Foster for a total purchase price of $476,000. We paid $10,000 when we executed the option agreement on April 17, 2006 and we paid the balance of approximately $466,000 at closing. On May 31, 2007, we purchased approximately 40 acres from the City of Gibson City, Illinois for a total price of $224,000. Under the terms of the agreement, we paid $10,000 when we executed the option agreement on April 17, 2006 and we paid the balance of approximately $214,000 at closing. Additionally, on June 13, 2007, we executed an offer to purchase an additional 6 acres of land from Edward E. Tucker. The purchase price for the real estate is $10,000 per acre, for a total cost of approximately $60,000. We deposited the sum of $500 as earnest money with the offer to purchase. Under the terms of the purchase agreement, we will pay the remaining balance of the purchase price in cash at closing. On June 27, 2007, we entered into an exchange agreement with Alliance Grain Company. Pursuant to this agreement, we exchanged approximately $2,000 and 5.0 acres of real estate located in Ford County, Illinois, for approximately 5.4 acres of real estate owned by Alliance Grain Company valued at approximately $34,000 located near our site in Ford County, Illinois.
Plant construction and start-up of plant operations
     We expect to complete construction of the proposed plant and commence operations approximately 18 to 21 months from ground-breaking. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute finalized contracts concerning the provision of necessary electricity, natural gas and other power sources. Assuming the successful completion of this offering and our obtaining the necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $120,000,000, to construct the plant and approximately $46,000,000 to cover all capital expenditures necessary to complete the project, make the plant operational and produce revenue. In addition, the design-build agreement with Fagen, Inc. requires us to issue a notice to proceed by October 19, 2007. In the event we do not issue Fagen, Inc. a notice to proceed by October 19th, there may be a substantial increase in the cost to construct our plant
     We are exploring the possibility of investing in or developing and building one or more additional ethanol plants in the United States. It is possible that we may take advantage of an opportunity which could result in our using equity raised in this offering for development of other projects, issuing additional equity and incurring additional significant debt obligations. If we decide to invest in or build one or more additional plants, we may not be successful. Even if we are successful in investing in or building additional plants, the profitability of the operations of those additional plants will affect the value of your investment in this offering. We are in the preliminary stages of considering and identifying these opportunities.
Trends and Uncertainties Impacting the Ethanol Industry and Our Future Operations
     If we are able to build the plant and begin operations, we will be subject to industry-wide factors that affect our operating and financial performance. These factors include, but are not limited to, the available supply and cost of corn from which our ethanol and distillers grains will be processed; the cost of natural gas, which we will use in the production process; dependence on our ethanol marketer and distillers grain marketer to market and distribute our products; the intensely competitive nature of the ethanol industry; possible legislation at the federal, state and/or local level; changes in federal ethanol tax incentives and the cost of complying with extensive environmental laws that regulate our industry.

     If we are successful in building and constructing the ethanol plant, we expect our revenues will consist primarily of sales of ethanol and distillers grains. We expect ethanol sales to constitute the bulk of our future revenues. Ethanol prices have recently been much higher than their 10-year average. Historically, ethanol prices have been seasonal, increasing in the late summer and fall as gasoline blenders and marketers increase inventory in anticipation of mandatory blending in the winter months, and decreasing in the spring and summer when mandatory blending ceases. Increased demand, firm crude oil and gas markets, public acceptance, and positive political signals have all contributed to a strengthening of ethanol prices. In order to sustain these higher price levels however, management believes the industry will need to continue to grow demand to offset the increased supply brought to the market place by additional production. Areas where demand may increase are new markets in New Jersey, Pennsylvania, Massachusetts, North Carolina, South Carolina, Michigan, Tennessee, Louisiana and Texas. According to the Renewable Fuels Association, Minnesota may also generate additional demand due to the recent passage of state legislation mandating a 20% ethanol blend in its gasoline. Montana passed a similar mandate this year, but it will not go into effect until 60 million gallons of ethanol are produced in the state. See “INDUSTRY OVERVIEW — General Ethanol Demand and Supply.”
     We also expect to benefit from federal and state ethanol supports and tax incentives. Changes to these supports or incentives could significantly impact demand for ethanol. The most recent ethanol supports are contained in the Energy Policy Act of 2005. Most notably, the Act creates a 7.5 billion gallon Renewable Fuels Standard (RFS). The RFS requires refiners to use 4 billion gallons of renewable fuels in 2006, 4.7 billion gallons in 2007, increasing to 7.5 billion gallons by 2012. See “INDUSTRY OVERVIEW — Federal Ethanol Supports.”
     On September 7, 2006, the EPA set forth proposed rules to fully implement the RFS program. The proposed final rule was adopted by the EPA in April 2006. The RFS for 2007 is approximately 4.7 billion gallons of renewable fuel. Compliance with the RFS program will be shown through the acquisition of unique Renewable Identification Numbers (RINs) assigned by the producer to every batch of renewable fuel produced. The RIN shows that a certain volume of renewable fuel was produced. The RFS must be met by refiners, blenders and importers. Refiners, blenders and importers must acquire sufficient RINs to demonstrate compliance with their performance obligation. In addition, RINs can be traded and a recordkeeping and electronic reporting system for all parties that have RINs ensures the integrity of the RIN pool.
     The RFS system will be enforced through a system of registration, record keeping and reporting requirements for obligated parties, renewable producers (RIN generators), as well as any party that procures or trades RINs either as part of their renewable purchases or separately. The program will apply in 2007 prospectively from the effective date of the final rule.
     In addition to government supports that encourage production and the use of ethanol, demand for ethanol may increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 70% to 85% ethanol and gasoline. According to the Energy Information Administration, E85 consumption is projected to increase from a national total of 11 million gallons in 2003 to 47 million gallons in 2025. E85 can be used as an aviation fuel, as reported by the National Corn Growers Association, and as a hydrogen source for fuel cells. According to the National Ethanol Vehicle Coalition, there are currently about 6.0 million flexible fuel vehicles capable of operating on E85 in the United States. Automakers have indicated plans to produce an estimated one million more flexible fuel vehicles per year. In addition, Ford and General Motors have recently begun national campaigns to promote ethanol and flexible fuel vehicles. The American Coalition for Ethanol reports that there are currently approximately 600 retail gasoline stations supplying E85. However, this remains a relatively small percentage of the total number of United States retail gasoline stations, which is approximately 170,000.
     Ethanol production continues to rapidly grow as additional plants and plant expansions become operational. According to the Renewable Fuels Association, as of May 2007, approximately 119 ethanol plants were producing ethanol with a combined annual production capacity of approximately 6.1 billion gallons per year and current expansions and plants under construction constituted an additional future production capacity of approximately 6.4 billion gallons per year. Since the current national ethanol production capacity exceeds the 2007 RFS requirement, we believe that other market factors, such as the growing trend for reduced usage of methyl tertiary butyl ether (MTBE) by the oil industry, state renewable fuels standards and increases in voluntary blending by terminals, are primarily responsible for current ethanol prices. MTBE is a petrochemical derived from methanol which generally costs less to produce than ethanol. Accordingly, it is possible that the RFS requirements may not significantly impact ethanol prices in the short-term. However, the increased requirement of 7.5 billion by 2012 is expected to support ethanol prices in the long term. A greater supply of ethanol on the market from these additional plants and plant expansions could reduce the price we are able to charge for our ethanol. This may decrease our revenues when we begin sales of our product.
     Demand for ethanol has been supported by higher oil prices and its refined components. While the mandated usage required by the renewable fuels standard may be driving demand, our management believes that the industry will require an increase in voluntary usage in order to experience long-term growth. We expect this will happen only if the price of ethanol is deemed economical by blenders. Our management also believes that increased consumer awareness of ethanol-blended gasoline will be necessary to motivate blenders to voluntarily increase the amount of ethanol blended into gasoline. In the future, a lack of voluntary usage by blenders in combination with additional supply may damage our ability to generate revenues and maintain positive cash flows.
Trends and uncertainties impacting the corn and natural gas markets and our future cost of goods sold
     We expect our future cost of goods sold will consist primarily of costs relating to the corn and natural gas supplies necessary to produce ethanol and distillers grains for sale.
     The 2006 national corn crop was the third largest on record with national production reported by the USDA at approximately 10.5 billion bushels, exceeded only by the 2004 and 2005 crops. As a result of increased demand for corn, corn prices have increased to record high levels. We expect corn prices to remain at relatively high levels into the 2007-2008 marketing year. In addition, variables such as planting dates, rainfall, and temperatures will likely cause market uncertainty and create corn price volatility through the year. Although we do not expect to begin operations until spring 2009, we expect these same factors will continue to cause continuing volatility in the price of corn, which will significantly impact our cost of goods sold.
     Natural gas is an important input to the ethanol manufacturing process. We estimate that our natural gas usage will be approximately 15-20% of our annual total production cost. We use natural gas to dry our distillers grains products to moisture contents at which they can be stored for longer periods and transported greater distances. Dried distillers grains have a much broader market base, including the western cattle feedlots, and the dairies of California and Florida. Natural gas prices have moderated somewhat from records high prices in 2005 following an active hurricane season in the Gulf of Mexico that disrupted natural gas production. However, future hurricanes in the Gulf of Mexico could cause similar or greater uncertainty. Changes in the price of natural gas may increase our costs of production when we become operational. Natural gas prices tend to follow crude oil prices, which have reached historic highs in 2007 and continue to experience significantly volatility. We expect this trend to continue into 2008. In addition, the price of natural gas has historically fluctuated with seasonal weather changes, often experiencing price spikes during extended cold spells. As a result, we look for continued volatility in the natural gas market. Any ongoing increases in the price of natural gas will increase our cost of production and may negatively impact our future profit margins.
Technology Developments
     A new technology has recently been introduced, to remove corn oil from concentrated thin stillage (a by-product of “dry milling” ethanol processing facilities) which would be used as an animal feed supplement or possibly as an input for biodiesel production. Although the recovery of oil from the thin stillage may be economically feasible, it fails to produce the advantages of removing the oil prior to the fermentation process. Various companies are currently working on or have already developed starch separation technologies that economically separate a corn kernel into its main components. The process removes the germ, pericarp and tip of the kernel leaving only the endosperm of kernel for the production of ethanol. This technology has the capability to reduce drying costs and the loading of volatile organic compounds. The separated germ would also be available through this process for other uses such as high oil feeds or bio-diesel production. Each of these new technologies is currently in its early stages of development. We do not presently intend to remove corn oil from concentrated thin stillage. There is no guarantee that either technology will be successful or that we will be able to implement the technology in our ethanol plant at any point in the future.

Employees
     We expect to hire approximately 45 full-time employees before commencing plant operations. Our officers are Steve Kelly, President; Scott Docherty, Vice President; and Jack Murray, Secretary/Treasurer. As of the date of this registration statement, we have not hired any employees.
Recent Private Placement to Raise Seed Capital
     In February 2006, we sold 855 class A units to our seed capital investors at a price of $1,666.67 per unit for proceeds of $1,425,000. We determined the offering price per class A unit of $1,666.67 for our seed capital units based upon the capitalization requirements necessary to fund our development, organization and financing activities as a development-stage company. Pursuant to our agreement with FEI, we have eliminated classes A and B from our second amended and restated operating agreement and the original class A units issued have been converted to standard membership units in One Earth Energy. We did not rely upon any independent valuation, book value or other valuation criteria in determining the seed capital offering price per unit. We expect the proceeds from our previous private placement to provide us with sufficient liquidity to fund the developmental, organizational and financing activities necessary to advance our project. Specifically, we expect our seed capital proceeds and our $6,000,000 loan from FEI will be sufficient to fund the following activities which we expect to conduct during this offering: identification of and negotiation with potential senior lenders and providers of subordinated debt, bond and tax increment financing, initial construction permitting and project capitalization including equity raising activities. We do not expect that we will be able to begin significant site development (other than preliminary dirt and site development work, which is currently under way) and plant construction activity until we receive proceeds from this offering.
     All of the seed capital proceeds were immediately at-risk at the time of investment. We increased the public offering price per unit based upon the differences in risk and the development stage of our project at the time of investment.
Liquidity and Capital Resources
     As of April 30, 2007, we had total assets of $926,060 consisting primarily of deferred offering costs and land. As of April 30, 2007, we had current liabilities of $244,775 consisting primarily of notes payable. Since our inception through April 30, 2007, we have an accumulated deficit of $743,185. Total liabilities and members’ equity as of April 30, 2007, was $926,060. Since our inception, we have generated no revenue from operations. From our inception to April 30, 2007, we have a net loss of $743,185, primarily due to start-up business costs.
Capitalization Plan
     Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $166,000,000. Our capitalization plan consists of a combination of equity, including equity capital raised in our previous private placement, debt, government grants and tax increment financing.
Equity Financing
     We raised $1,425,000 in our previous private placement offering and have anticipated grant proceeds of $120,000. In addition, we are seeking to raise a minimum of $64,455,000 and a maximum of $70,000,000 of equity in this offering. Including the $1,425,000 we raised in our seed capital offering and our anticipated grant proceeds of $120,000 and depending on the level of equity raised in this offering, and the amount of grants and other incentives awarded to us, we expect to require debt financing ranging from a minimum of $94,455,000 to a maximum of $100,000,000.
     We plan to obtain a significant amount of our equity financing from a single institutional investor. On June 15, 2007, we entered into a subscription agreement with FEI, whereby FEI agreed to purchase up to a maximum of 12,491 units in this offering for a total purchase price of $62,455,000 depending on the number and amount of rescissions resulting from our pending rescission offer. Pursuant to the terms of our agreement, FEI has agreed to purchase up to a maximum of 12,491 of our units if the following conditions are satisfied by October 19, 2007

(unless extended by FEI in its sole discretion): (i) FEI has obtained the approval of the board of directors of Rex Stores Corporation; (ii) we have obtained and provided evidence to FEI of the approval by our board of directors of the agreement with FEI along with unanimous written approval of the five existing seed capital members (the former class A members); (iii) we have obtained all necessary air permits to construct and operate the proposed ethanol plant in Gibson City, Illinois; (iv) we have entered into a binding design-build contract with Fagen, Inc. for the construction of the ethanol plant; (v) we have provided FEI with the names and addresses of the current subscribers in One Earth and evidence of the funds currently held in escrow; (vi) we have provided all documents and other information which FEI may reasonably request in connection with the agreement; (vii) we have delivered to FEI a written re-affirmation from Fagen, Inc. stating that Fagen, Inc. will not accept the rescission offer and otherwise supports the structure of the FEI investment; (viii) we have entered into a committed credit facility for a construction/permanent loan with a commercial bank or other lender of recognized standing pursuant to which disbursement, to provide construction/permanent debt financing in an amount which, along with net proceeds from the sale of units in accordance with this registered offering, and FEI’s secured debt financing, will be sufficient to complete construction of the facility, as well as provide necessary working capital; (ix) after FEI’s purchase of the units subscribed for under the subscription agreement, FEI owns, on a fully diluted basis, not less than a majority of the issued and outstanding units of One Earth; (x) the SEC has approved this Post-Effective Amendment in a manner by which the transactions described in the subscription agreement may proceed on the basis described therein; and (xi) during the period on June 15, 2007 and ending on the closing date for the purchase of the units under the subscription agreement, no event or set of facts or circumstances has arisen which has resulted in, or with the passage of time could result in, in the reasonable opinion of FEI, a material adverse effect. Following the expiration of our rescission offer, we intend to accept FEI’s subscription in this registered offering for 12,491 units less the number of units actually subscribed and paid for by other investors in this registered offering. Our agreement with FEI requires that FEI own not less than a majority of our issued and outstanding units. We anticipate closing our offering upon receipt of FEI’s full subscription amount.
     In addition, our agreement with FEI required us to make the following amendments to our amended and restated operating agreement: (i) elimination of separate classes of units and separate director classes (all units will be of single class with identical rights except as to the appointment of directors); (ii) so long as FEI is the owner of a majority of our issued and outstanding units, FEI will be granted the right to appoint the majority of the members of the board of directors; (iii) any inconsistent terms of the amended and restated operating agreement relating to the rights, duties or obligations of FEI shall be stricken; and (iv) so long as FEI is the owner of a majority of our issued and outstanding units, FEI will have the right to approve by written consent certain significant transactions involving us (including any merger, consolidation or other business combination involving One Earth, any sale of significant assets other than in the ordinary course of business, any offering or sale of any additional units in One Earth, any amendment to our second amended and restated operating agreement or any other fundamental change).
Debt Financing
     We hope to attract the senior bank loan from a major bank, with participating loans from other banks (if necessary), to construct the proposed ethanol plant. We expect the senior loan will be a construction loan secured by all of our assets, including real property, receivables and inventories. We plan to pay near prime rate on this loan, plus annual fees for maintenance and observation of the loan by the lender; however, there is no assurance that we will be able to obtain debt financing or that adequate debt financing will be available on the terms we currently anticipate. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may have to seek subordinated debt financing which could require us to issue warrants. The issuance of warrants could reduce the value of our units.
     We have received a commitment letter for debt financing from First National Bank of Omaha and have begun negotiations for a definitive loan agreement; however, no definitive agreement has yet been executed. If we do not secure the necessary debt financing, we will not be able to construct our proposed ethanol plant and may have to abandon our business.
     We entered into a loan agreement with FEI, who will be our majority member once we satisfy all of the conditions in FEI’s subscription agreement, for up to $6,000,000 in financing to allow us to perform preliminary dirt and site development work on our site prior to our financial closing. To memorialize the loan, we entered into a series of agreements with FEI that are detailed below.

     We executed a promissory note with FEI where we agreed to repay up to $6,000,000 to FEI with interest that accrues at a rate of nine percent per year. The entire amount of the debt and the accrued interest is due and payable at the earlier of our financial closing or December 1, 2007. The promissory note is secured by mortgages on all of our real property as discussed below and a security agreement that covers substantially all of our assets that are not covered by the mortgages.
     As security for the promissory note, we executed three mortgages in favor of FEI for five parcels of property we bought from Edward E. Tucker, Lisa Foster and City of Gibson for our ethanol plant. All of the mortgages are the same except that they cover different pieces of property. FEI may foreclose on the properties should One Earth default on the promissory note.
     We also executed a security agreement with FEI that further secures the promissory note. The security agreement gives FEI a blanket security interest in essentially all of our assets that are not covered by the mortgages. In addition, in the security agreement we agree that we will conditionally assign our design-build agreement with Fagen, Inc. to FEI as collateral for the promissory note. The security agreement allows FEI to sell the assets that are covered by the security agreement should we default under the promissory note.
Grants and Government Programs
     On January 19, 2006, we entered into an agreement with PlanScape Partners to serve as a consultant in researching and applying for local and state financial incentives for our project. Under the terms of the agreement, we will pay PlanScape Partners an hourly rate for their services. The agreement projects a fee of between $20,500 and $25,500 for PlanScape Partners’ services. In addition, on January 19, 2006, we entered into an agreement with PlanScape Partners to prepare our application for the USDA’s Rural Business Co-operative Service Value Added Producer Grant. The agreement projects a fee of between $5,500 and $7,000 for this grant application.
     Illinois Incentives. We may qualify for various incentive programs administered by the Illinois Department of Commerce and Economic Development, such as a Renewable Fuels Development Program Grant. Grants under the Renewable Fuels Development Program are available for the construction of new biofuels production facilities in Illinois. In order to be eligible for the program, the biofuels production facility must produce at least 30 million gallons of biofuels per year. The maximum grant award under the program is $6.5 million, including up to $1.5 million in rural economic development incentives. However, the total grant award cannot exceed 10% of the total construction costs of the facility. We have not yet applied for or received firm commitments or approvals for this grant and we have no assurance that these funds will be available to us.
     Illinois Grant. We received $20,000 from the Illinois Corn Marketing Board.
     USDA Grants. PlanScape Partners submitted an application for a USDA Rural Business Co-operative Service Value Added Producer Grant in the amount of $100,000, which is to be used for start-up costs. As of April 30, 2007, we have incurred approximately $86,500 of expenses reimbursable by the grant which has been received.
     We plan to apply for additional grants from the USDA and other sources. Although we may apply under several programs simultaneously and may be awarded grants or other benefits from more than one program, it must be noted that some combinations of programs are mutually exclusive. Under some state and federal programs, awards are not made to applicants in cases where construction on the project has started prior to the award date. There is no guarantee that applications will result in awards of grants or loans.
Critical Accounting Estimates
     Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant estimates include the deferral of expenditures for offering costs, which are dependent upon successful financing of the project. We defer the costs incurred to raise equity financing until that financing occurs. At the time we issue new equity, we will net these costs against the equity proceeds received. Alternatively, if the equity financing does not occur, we will expense the offering costs. It is at least reasonably possible that this estimate may change in the near term.
Off-Balance Sheet Arrangements.
     We do not have any off-balance sheet arrangements.
INDUSTRY OVERVIEW
     Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as: (i) an octane enhancer in fuels; (ii) an oxygenated fuel additive for the purpose of reducing ozone and carbon monoxide vehicle emissions; and (iii) a non-petroleum-based gasoline substitute. According to the Energy Information Administration, a section of the U.S. Department of Energy, approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the Federal Clean Air act has made ethanol fuels an important domestic renewable fuel additive. Used as a fuel oxygenate, ethanol provides a means to control carbon monoxide emissions in large metropolitan areas (“Air Quality and Ethanol in Gasoline” by Gary Z. Whitten, Ph.D., available at www.ethanolrfa.org). The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. Oxygenated gasoline is commonly referred to as reformulated gasoline.
     According to the Renewable Fuels Association (RFA), over the past twenty years the United States fuel ethanol industry has grown from almost nothing to an estimated current annual production capacity of 6.1 billion gallons of ethanol production per year. As of May 2007, plans to construct new ethanol plants or expand existing plants have been announced which would increase capacity by approximately 6.4 billion gallons per year. There are currently over 119 ethanol production facilities producing ethanol throughout the United States. Most of these facilities are based in the Midwest because of the nearby access to the corn and grain feedstock necessary to produce ethanol.
General Ethanol Demand and Supply
Demand for Ethanol
     According to the RFA, the annual demand for fuel ethanol in the United States reached a new high in 2006 of nearly 5 billion gallons per year. In its report titled, “Ethanol Industry Outlook 2007,” the Renewable Fuels Association anticipates demand for ethanol to remain strong as a result of the national renewable fuels standard contained in the Energy Policy Act of 2005, rising gasoline and oil prices and increased state legislation banning the use of MTBE or requiring the use of renewable fuels. The RFA also notes that interest in E85, a blend of 85% ethanol and 15% gasoline, has been invigorated due to continued efforts to stretch U.S. gasoline supplies. The RFA also expects that the passage of the Volumetric Ethanol Excise Tax Credit (VEETC) will provide the flexibility necessary to expand ethanol blending into higher blends of ethanol such as E85, E diesel and fuel cell markets.
     The provision of the Energy Policy Act of 2005 likely will have the greatest impact on the ethanol industry is the creation of a 7.5 billion gallon renewable fuels standard (RFS). The RFS (Renewable Fuel Standard) began at 4 billion gallons in 2006, and increased to 4.7 billion gallons in 2007, and is set to reach 7.5 billion gallons by 2012. The RFS is a national flexible program that does not require that any renewable fuels be used in any particular area or state, allowing refiners to use renewable fuel blends in those areas where it is most cost-effective. According to the RFA, the bill is expected to lead to about $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while this bill may cause ethanol prices to increase in the short term due to additional demand, future supply could outweigh the demand for ethanol. This would have a negative impact on our earnings. Alternatively, since the RFS began at 4 billion gallons in 2006 and national production exceeded this amount, there could be a short-term oversupply until the RFS requirements exceed national production. The 2007 RFS of 4.7 billion gallons is also below the nation’s production capacity. Such a short-term oversupply may have an immediate adverse effect on our earnings.
     The following chart illustrates the RFS program adopted by the Energy Policy Act of 2005.

ETHANOL PRODUCTION
     Source: American Coalition for Ethanol (ACE)
     In April 2007, the EPA set forth final rules to fully implement the RFS program. The new regulation proposes that 4.02% of all the gasoline sold or dispensed to United States motorists in 2007 be renewable fuels. Compliance with the RFS program will be shown through the acquisition of unique Renewable Identification Numbers (RINs) assigned by the producer to every batch of renewable fuel produced. The RIN shows that a certain volume of renewable fuel was produced. Obligated parties must acquire sufficient RINs to demonstrate compliance with their performance obligation. In addition, RINs can be traded and a recordkeeping and electronic reporting system for all parties that have RINs ensures the integrity of the RIN pool.
     The RFS system will be enforced through a system of registration, record keeping and reporting requirements for obligated parties, renewable producers (RIN generators), as well as any party that procures or trades RINs either as part of their renewable purchases or separately. The program will apply in 2007 prospectively from the effective date of the final rule.
     While we believe that the nationally mandated usage of renewable fuels is currently driving demand, management believes that an increase in voluntary usage will be necessary for the industry to continue its growth trend. Our management expects that voluntary usage by blenders will occur only if the price of ethanol makes increased blending economical. In addition, we believe that heightened consumer awareness and consumer demand for ethanol-blended gasoline may play an important role in growing overall ethanol demand and voluntary usage by blenders. If blenders do not voluntarily increase the amount of ethanol blended into gasoline and consumer awareness does not increase, it is possible that additional ethanol supply will outpace demand and depress ethanol prices.
Ethanol Supplies
     According to the Renewable Fuels Association (RFA), the supply of domestically produced ethanol is at an all-time high. In 2006, 110 ethanol plants located in 21 states annually produced a record 4.9 billion gallons according to the RFA’s Ethanol Industry Outlook 2007; an increase of approximately 25% from 2005 and nearly three times the ethanol produced in 2000. As of May 15, 2007, there were 119 ethanol production facilities operating in 21 states with a combined annual production capacity of more than 6.1 billion gallons, with an additional 78 new plants and eight expansions under construction expected to add an additional estimated 6.4 billion gallons of annual production capacity.

     Illinois has the third largest ethanol production capacity in the country, based on the latest production figures from the Renewable Fuels Association and the Nebraska Energy Office. As of March 2007, Illinois has the capacity to produce 1,212 million gallons of ethanol, which is approximately 10% of the nation’s capacity of 12 billion gallons. Iowa has the largest production capacity (approximately 3,286 million gallons or 27% of the nation’s total capacity), and Wyoming has the smallest production capacity (5 million gallons).
Ethanol Production Capacity Ranked by State
(Largest to Smallest Production Capacity as of March 2007)
(Includes plants under construction)

		Ethanol Production
		Capacity
Rank	State	(Million Gallons Per Year)
1	Iowa	3,286.5
2	Nebraska	1,345.5
3	Illinois	1,212.0
4	Minnesota	932.1
5	South Dakota	910.0
6	Indiana	653.0
7	Kansas	507.5
8	Wisconsin	502.0
9	Ohio	387.0
10	Texas	370.0
11	Michigan	262.0
12	North Dakota	233.5
13	Tennessee	205.0
14	New York	164.0
15	Missouri	155.0
16	Oregon	143.0
17	Colorado	125.0
18	Georgia	100.4
19	California	68.0
20	Arizona	55.0
21	Washington	55.0
22	Idaho	50.0
23	Kentucky	35.4
24	New Mexico	30.0
25	Wyoming	5.0
	Total	12,028.3

Source:	Renewable Fuels Association; Nebraska Energy Office (last update: April 4, 2007)

     Ethanol supply is also affected by ethanol produced or processed in certain countries in Central America and the Caribbean region. Ethanol produced in these countries is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative (CBI). Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. According to the RFA, the U.S. International Trade Commission (USITC) announced the 2007 CBI import quota, which will allow approximately 350 million gallons of duty-free ethanol to enter the U.S., up from 268.1 million gallons in 2006. The USITC has yet to announce the 2008 CBI import quota. In the past, legislation has been introduced in the Senate that would limit the transshipment of ethanol through the CBI. It is possible that similar legislation will be introduced this year, however, there is no assurance or guarantee that such legislation will be introduced or that it will be successfully passed.

Federal Ethanol Supports
     The ethanol industry is heavily dependent on several economic incentives to produce ethanol, including federal ethanol supports. The most recent ethanol supports are contained in the Energy Policy Act of 2005. Most notably, the Energy Policy Act of 2005 creates a 7.5 billion gallon Renewable Fuels Standard (RFS). The RFS requires refiners to use 4.7 billion gallons of renewable fuels in 2007, increasing to 7.5 billion gallons by 2012. See “INDUSTRY OVERVIEW — General Ethanol Demand and Supply, Demand for Ethanol.”
     On December 30, 2005, the Environmental Protection Agency published an “interim rule” in the Federal Register imposing a 2.78% default provision (equating to 4 billion gallons of renewable fuel) of the RFS. The interim rule was prepared as a Direct Final Rule, meaning it became effective upon publication due to the absence of compelling negative comments filed within 30 days. The Direct Final Rule applies a collective compliance approach, meaning no refiner individually had to meet the standard, but that the industry as a whole had to blend at least 2.78% renewable fuels into gasoline in 2006. Any shortfall in meeting this requirement would have been added to the 4.7 billion gallon RFS requirement in 2007. There were no other consequences for failure to collectively meet the 2006 standard. Although there was not a requirement for individual parties to demonstrate compliance in 2006, the EPA found that increases in ethanol production and projections for demand indicate that the 2006 volume was likely to be met and that more than 4 billion gallons of ethanol and biodiesel will be blended this year.
     On April 10, 2007, the EPA published final rules implementing the RFS program. The RFS program final rules will become effective on September 1, 2007. The new regulation proposed that 4.02% of all the gasoline sold or dispensed to United States motorists in 2007 be renewable fuel. Pursuant to the final rules, the EPA will calculate and publish the annual RFS in the Federal Register by November 30th for the following year. The RFS must be attained by refiners, blenders, and importers (collectively the “obligated parties”). Compliance with the RFS program will be shown through the acquisition of unique Renewable Identification Numbers (RINs). RINs are assigned by the producer to every batch of renewable fuel produced to show that a certain volume of renewable fuel was produced. Each obligated party is required to meet their own Renewable Volume Obligation. Obligated parties must produce or acquire sufficient RINs to demonstrate achievement of their Renewable Volume Obligation.
     Each RIN may only be counted once toward an obligated party’s Renewable Volume Obligation and must be used either in the calendar year in which the RINs were generated, or the following calendar year. An obligated party may purchase RINs from third parties if it fails to meet its Renewable Volume Obligation. If the obligated party fails to satisfy its Renewable Volume Obligation in a calendar year, the obligated party may carry the deficit forward for one year. Such deficit will be added to the party’s obligation for the subsequent year.
     The RFS system will be enforced through a system of registration, record keeping and reporting requirements for obligated parties, renewable producers (RIN generators), as well as any party that procures or trades RINs, either as part of their renewable purchases or separately. Any person who violates any prohibition or requirement of the RFS program may be subject to civil penalties for each day of each violation. For example, under the rule, a failure to acquire sufficient RINs to meet a party’s renewable fuels obligation would constitute a separate day of violation for each day the violation occurred during the annual averaging period. The enforcement provisions are necessary to ensure the RFS program goals are not compromised by illegal conduct in the creation and transfer of RINs.
     Historically, ethanol sales have also been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog. The two major oxygenates added to reformulated gasoline pursuant to these programs are MTBE and ethanol, however MTBE has caused groundwater contamination and has been banned from use by many states. Although the Energy Policy Act of 2005 did not impose a national ban of MTBE, its failure to include liability protection for manufacturers of MTBE is expected to result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the reformulated gasoline oxygenate requirement. While this may create increased demand in the short-term, we do not expect this to have a long term impact on the demand for ethanol as the Act repealed the Clean Air Act’s 2% oxygenate requirement for reformulated gasoline. However, the Act did not repeal the 2.7% oxygenate requirement for carbon monoxide nonattainment areas which are required to use oxygenated fuels in the winter months. While we expect ethanol to be the oxygenate of choice in these areas, there is no assurance that ethanol will be used.
     The recent voluntary shift away from MTBE to ethanol has put increased focus on America’s ethanol and gasoline supplies. By removing the oxygenate requirements mandated by the Clean Air Act, the Energy Policy Act of 2005 effectively eliminated reformulated gas requirements; however, federal air quality laws in some areas of the country still require the use of reformulated gas. As petroleum blenders continue to phase away from MTBE due to environmental liability concerns, the demand for ethanol as an oxygenate could increase.
     The government’s environmental regulations change constantly. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding ethanol’s use due to currently unknown effects on the environment could have an adverse effect on the ethanol industry. Furthermore, plant operations will likely be governed by the Occupational Safety and Health Administration (OSHA). OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.
     The use of ethanol as an alternative fuel source has been aided by federal tax policy. On October 22, 2004, President Bush signed H.R. 4520, which contained the Volumetric Ethanol Excise Tax Credit (VEETC) and amended the federal excise tax structure effective as of January 1, 2005. Prior to VEETC, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a 10% blend). Under VEETC, the ethanol excise tax exemption has been eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund. This is expected to add approximately $1.4 billion to the highway trust fund revenue annually. In place of the exemption, the bill creates a new volumetric ethanol excise tax credit of 5.1 cents per gallon of ethanol blended at 10%. Refiners and gasoline blenders apply for this credit on the same tax form as before only it is a credit from general revenue, not the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol since it makes the tax credit available on all ethanol blended with all gasoline, diesel and ethyl tertiary butyl ether (ETBE), including ethanol in E85 and the E-20 in Minnesota. The VEETC is scheduled to expire on December 31, 2010.
     The Energy Policy Act of 2005 expands who qualifies for the small ethanol producer tax credit. Historically, small ethanol producers were allowed a 10-cent per gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. The credit can be taken on the first 15 million gallons of production. The tax credit is capped at $1.5 million per year per producer. We anticipate that our annual production will exceed production limits of 60 million gallons a year and that we will be ineligible for the credit.
     In addition, the Energy Policy Act of 2005 creates a new tax credit that permits taxpayers to claim a 30% credit (up to $30,000) for the cost of installing clean-fuel vehicle refueling equipment, such as an E85 fuel pump, to be used in a trade or business of the taxpayer or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel of at least 85% of the volume of which consists of ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas, and hydrogen and any mixture of diesel fuel and biodiesel containing at least 20% biodiesel. The provision is effective for equipment placed in service January 9, 2007 and before January 1, 2010. While it is unclear how this credit will affect the demand for ethanol in the short term, we expect it will help raise consumer awareness of alternative sources of fuel and could positively impact future demand for ethanol.
     The ethanol industry and our business depend upon continuation of the federal ethanol supports discussed above. These incentives have supported a market for ethanol that might disappear without the incentives.

Alternatively, the incentives may be continued at lower levels than at which they currently exist. The elimination or reduction of such federal ethanol supports would make it more costly for us to sell our ethanol and would likely reduce our net income and the value of your investment.
Our Primary Competition
     We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our plant will compete with other ethanol producers on the basis of price, and to a lesser extent, delivery service. We believe that we can compete favorably with other ethanol producers due to the following factors:

•	access to grain supplies

•	rail access facilitating use of unit trains with large volume carrying capacity;

•	access to a skilled workforce;

•	the modern plant design will help us to operate more efficiently than older plants; and

•	the use of a state-of-the-art process control system to provide product consistency.
     According to the Renewable Fuels Association, there are 119 ethanol production facilities operating in the United States with the capacity to produce over 6.1 billion gallons of ethanol annually and there are 78 ethanol refineries and eight expansions under construction which if completed will result in additional annual capacity of nearly 6.4 billion gallons. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland (ADM), ASAlliance Biofuels, LLC, Aventine Renewable Energy, Inc., Cargill, Inc., Hawkeye Renewables, LLC and VeraSun Energy Corporation, all of which are capable of producing more ethanol than we expect to produce. In addition, ADM recently announced that it is undergoing an expansion to add 275 million gallons of ethanol production, clearly indicating its desire to maintain a significant share of the ethanol market with approximately 1.3 billion gallons of capacity upon completion. ADM currently has seven ethanol plants with one in each of the following cities: Clinton, Iowa; Peoria, Illinois; Decatur, Illinois; Cedar Rapids, Iowa; Columbus, Nebraska; Walhalla, North Dakota and Marshall, Minnesota. In addition, there are also several regional entities recently formed, or in the process of formation, of similar or larger size and with similar or larger amounts of resources to ours.
     The following table identifies most of the producers in the United States along with their production capacities.
U.S. FUEL ETHANOL PRODUCTION CAPACITY
million gallons per year (mmgy)

				Under
			Current	Construction/
			Capacity	Expansions
Company	Location	Feedstock	(mmgy)	(mmgy)
Abengoa Bioenergy Corp.	York, NE	Corn/milo	55
	Colwich, KS		25
	Portales, NM		30
	Ravenna, NE			88
Aberdeen Energy*	Mina, SD	Corn		100
Absolute Energy, LLC*	St, Ansgar, IA	Corn		100
ACE Ethanol, LLC	Stanley, WI	Corn	41
Adkins Energy, LLC*	Lena, IL	Corn	40
Advanced Bioenergy	Fairmont, NE	Corn		100
AGP*	Hastings, NE	Corn	52

				Under
			Current	Construction/
			Capacity	Expansions
Company	Location	Feedstock	(mmgy)	(mmgy)
Agri-Energy, LLC*	Luverne, MN	Corn	21
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5
Al-Corn Clean Fuel*	Claremont, MN	Corn	35	15
Amaizing Energy, LLC*	Denison, IA	Corn	40
Archer Daniels Midland	Decatur, IL	Corn	1,070
	Cedar Rapids, IA	Corn
	Clinton, IA	Corn
	Columbus, NE	Corn
	Marshall, MN	Corn
	Peoria, IL	Corn
	Wallhalla, ND	Corn/barley
Arkalon Energy, LLC	Liberal, KS	Corn		110
ASAlliances Biofuels, LLC	Albion, NE	Corn		100
	Linden, IN	Corn		100
	Bloomingburg, OH	Corn		100
Aventine Renewable Energy, LLC	Pekin, IL	Corn	207
	Aurora, NE	Corn
Badger State Ethanol, LLC*	Monroe, WI	Corn	48
Big River Resources, LLC*	West Burlington, IA	Corn	52	50^
Big River Resources Grinnell, LLC (joint venture with US Bio)^	Grinnell, IA	Corn
BioFuel Energy — Pioneer Trail Energy, LLC	Wood River, NE	Corn		115
BioFuel Energy — Buffal Lake Energy LLC	Fairmont, MN	Corn		115
Blue Flint Ethanol	Underwood, ND	Corn	50
Bonanza Energy, LLC	Garden City, KS	Corn/mil		55
Bushmills Ethanol, Inc.*	Atwater, MN	Corn	40
Cardinal Ethanol	Harrisville, IN	Corn		100
Cargill, Inc.	Blair, NE	Corn	85
	Eddyville, IA	Corn	35
Cascade Grain	Clatskanie, OR	Corn		108
CassCo Amaizing Energy, LLC	Atlantic, IA	Corn		110
Castle Rock Renewable Fuels, LLC	Necedah, WI	Corn		50
Celunol	Jennings, LA	Sugar cane bagasse		1.5
Center Ethanol Company	Sauget, IL	Corn		54
Central Indiana Ethanol, LLC	Marion, IN	Corn		40
Central Illinois Energy, LLC	Canton, IL	Corn		37
Central MN Ethanol Coop*	Little Falls, MN	Corn	21.5
Central Wisconsin Alcohol	Plover, WI	Seed corn	4
Chief Ethanol	Hastings, NE	Corn	62
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	45
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	33

				Under
			Current	Construction/
			Capacity	Expansions
Company	Location	Feedstock	(mmgy)	(mmgy)
Corn, LP*	Goldfield, IA	Corn	50
Cornhusker Energy Lexington, LLC	Lexington, NE	Corn	40
Corn Plus, LLP*	Winnebago, MN	Corn	44
Coshoctan Ethanol, OH	Coshoctan, OH	Corn		60
Dakota Ethanol, LLC*	Wentworth, SD	Corn	50
DENCO, LLC*	Morris, MN	Corn	21.5
Dexter Ethanol, LLC	Dexter, IA	Corn		100
E Energy Adams, LLC	Adams, NE	Corn		50
E3 Biofuels	Mead, NE	Corn		24
E Caruso (Goodland Energy Center)	Goodland, KS	Corn		20
East Kansas Agri-Energy, LLC*	Garnett, KS	Corn	35
Elkhorn Valley Ethanol, LLC	Norfolk, NE	Corn		40
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5
Ethanol Grain Processors, LLC	Obion, TN	Corn		100
First United Ethanol, LLC (FUEL)	Mitchell Co., GA	Corn		100
Front Range Energy, LLC	Windsor, CO	Corn	40
Gateway Ethanol	Pratt, KS	Corn		55
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	50	50
Global Ethanol/Midwest Grain Processors	Lakota, IA	Corn	95
	Riga, MI	Corn		57
Golden Cheese Company of California*	Corona, CA	Cheese whey	5
Golden Grain Energy, LLC*	Mason City, IA	Corn	60	50
Golden Triangle Energy, LLC*	Craig, MO	Corn	20
Grand River Distribution	Cambria, WI	Corn		40
Grain Processing Corp.	Muscatine, IA	Corn	20
Granite Falls Energy, LLC	Granite Falls, MN	Corn	52
Greater Ohio Ethanol, LLC	Lima, OH	Corn		54
Green Plains Renewable Energy	Shenandoah, IA	Corn		50
	Superior, IA	Corn		50
Hawkeye Renewables, LLC	Iowa Falls, IA	Corn	105
	Fairbank, IA	Corn	115
	Menlo, IA	Corn		100
Heartland Corn Products*	Winthrop, MN	Corn	100
Heartland Grain Fuels, LP*	Aberdeen, SD	Corn	9
	Huron, SD	Corn	12	18
Heron Lake BioEnergy, LLC	Heron Lake, MN	Corn		50
Holt County Ethanol	O'Neill, NE	Corn		100
Husker Ag, LLC*	Plainview, NE	Corn	26.5
Illinois River Energy, LLC	Rochelle, IL	Corn	50
Indiana Bio-Energy	Bluffton, IN	Corn		101
Iroquois Bio-Energy Company, LLC	Rensselaer, IN	Corn	40
KAAPA Ethanol, LLC*	Minden, NE	Corn	40

				Under
			Current	Construction/
			Capacity	Expansions
Company	Location	Feedstock	(mmgy)	(mmgy)
Kansas Ethanol, LLC	Lyons, KS	Corn		55
Land O’ Lakes*	Melrose, MN	Cheese whey	2.6
Levelland/Hockley County Ethanol, LLC	Levelland, TX	Corn		40
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	48
Lincolnway Energy, LLC*	Nevada, IA	Corn	50
Liquid Resources of Ohio	Medina, OH	Waste Beverage	3
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	52
Marquis Energy, LLC	Hennepin, IL	Corn		100
Marysville Ethanol, LLC	Marysville, MI	Corn		50
Merrick/Coors	Golden, CO	Waste beer	3
MGP Ingredients, Inc.	Pekin, IL	Corn/wheat starch	78
	Atchison, KS
Mid America Agri Products/Wheatland	Madrid, NE	Corn		44
Mid-Missouri Energy, Inc.*	Malta Bend, MO	Corn	45
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	25
Millennium Ethanol	Marion, SD	Corn		100
Minnesota Energy*	Buffalo Lake, MN	Corn	18
Missouri Valley Renewable Energy, LLC*	Meckling, SD	Corn		60
NEDAK Ethanol	Atkinson, NE	Corn		44
New Energy Corp.	South Bend, IN	Corn	102
North Country Ethanol, LLC*	Rosholt, SD	Corn	20
Northeast Biofuels	Volney, NY	Corn		114
Northwest Renewable, LLC	Longview, WA	Corn		55
Otter Tail Ag Enterprises	Fergus Falls, MN	Corn		57.5
Pacific Ethanol	Madera, CA	Corn	35
	Boardman, OR	Corn		35
	Burley, ID	Corn		50
Panda Energy	Hereford, TX	Corn/milo		100
Panhandle Energies of Dumas, LP	Dumas, TX	Corn/Grain Sorghum		30
Parallel Products	Louisville, KY	Beverage waste	5.4
	R. Cucamonga, CA
Patriot Renewable Fuels, LLC	Annawan, IL	Corn		100
Penford Products	Cedar Rapids, IA	Corn		45
Permeate Refining	Hopkinton, IA	Sugars & starches	1.5
Phoenix Biofuels	Goshen, CA	Corn	25
Pinal Energy, LLC	Maricopa, AZ	Corn		55
Pine Lake Corn Processors, LLC*	Steamboat Rock, IA	Corn	20
Plainview BioEnergy, LLC	Plainview, TX	Corn		100
Platinum Ethanol, LLC*	Arthur, IA	Corn		110
Plymouth Ethanol, LLC	Merrill, IA	Corn		50
POET	Sioux Falls, SD		1,020	270
	Alexandria, IN	Corn

				Under
			Current	Construction/
			Capacity	Expansions
Company	Location	Feedstock	(mmgy)	(mmgy)
	Ashton, IA	Corn
	Big Stone, SD	Corn
	Bingham Lake, MN	Corn
	Big Stone, SD	Corn
	Caro, MI	Corn
	Chancellor, SD	Corn
	Coon Rapids, IA	Corn
	Corning, IA	Corn
	Emmetsburg, IA	Corn
	Glenville, MN	Corn
	Gowrie, IA	Corn
	Groton, SD	Corn
	Hanlontown, IA	Corn
	Hudson, SD	Corn
	Jewell, IA	Corn
	Laddonia, MO	Corn
	Lake Crystal, MN	Corn
	Leipsic, OH	Corn
	Macon, MO	Corn
	Mitchell, SD	Corn
	Portland, IN	Corn
	Preston, MN	Corn
	Scotland, SD	Corn
Prairie Horizon Agri-Energy, LLC	Phillipsburg, KS	Corn	40
Quad-County Corn Processors*	Galva, IA	Corn	27
Red Trail Energy, LLC	Richardton, ND	Corn	50
Redfield Energy, LLC	Redfield, SD	Corn		50
Reeve Agri-Energy	Garden City, KS	Corn/milo	12
Renew Energy	Jefferson Junction,	Corn		130
	WI
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	25	35
Siouxland Ethanol, LLC	Jackson, NE	Corn		50
Southwest Iowa Renewable Energy, LLC	Council Bluffs, IA	Corn		110
Sterling Ethanol, LLC	Sterling, CO	Corn	42
Tama Ethanol, LLC	Tama, IA	Corn		100
Tate & Lyle	Loudon, TN	Corn	67	38
	Ft. Dodge, IA	Corn		105
The Andersons Albion Ethanol LLC	Albion, MI	Corn	55
The Anderson Clymers Ethanol, LLC	Clymers, IN	Corn	110
The Anderson Marathon Ethanol, LLC	Greenville, OH	Corn		110
Trenton Agri Products, LLC	Trenton, NE	Corn	40
United Ethanol	Milton, WI	Corn	52

				Under
			Current	Construction/
			Capacity	Expansions
Company	Location	Feedstock	(mmgy)	(mmgy)
United WI Grain Producers, LLC*	Friesland, WI	Corn	49
US BioEnergy Corp.	Albert City, IA	Corn	300	350^
	Woodbury, MI	Corn

	Hankinson, ND	Corn
	Central City, NE	Corn
	Ord, NE	Corn
	Dyersville, IA	Corn
	Janesville, MN	Corn
U.S. Energy Partners, LLC (White Energy)	Russell, KS	Milo/wheat starch	48
Utica Energy, LLC	Oshkosh, WI	Corn	48
Val-E Ethanol, LLC	Ord, NE	Corn		45
VeraSun Energy Corporation	Aurora, SD	Corn	340	220
	Ft. Dodge, IA	Corn
	Charles City, IA	Corn
	Welcome, MN	Corn
	Hartely, IA	Corn
Western New York Energy, LLC	Shelby, NY	Corn	50
Western Plains Energy, LLC*	Campus, KS	Corn	45
Western Wisconsin Renewable Energy, LLC*	Boyceville, WI	Corn	40
White Energy	Hereford, TX	Corn/milo		100
Wind Gap Farms	Baconton, GA	Brewery waste	0.4
Renova Energy	Torrington, WY	Corn	5
Xethanol BioFuels, LLC	Blairstown, IA	Corn	5	35
Yuma Ethanol	Yuma, CO	Corn		40
Total Current Capacity at 119 ethanol biorefineries			6,137.4

Total Under Construction (44)/Expansions (7)				6,379.9

Total Capacity			12,517.3

*	farmer-owned

Source:	Renewable Fuels Association, last updated: May 15, 2007

     According to the above chart from the Renewable Fuels Association (RFA), Illinois currently has seven operational ethanol plants producing an aggregate of approximately 1.2 billion gallons of ethanol per year. One of those plants, Aventine Renewable Energy Inc., announced its plans to expand the production capacity at its ethanol plant in Pekin, Illinois by 57 million gallon per year to 157 million gallons per year. The following map shows the location of most of the ethanol plants operating in our region.

Source: American Coalition for Ethanol
     In addition, the RFA has identified at least four additional plants, Center Ethanol Company, Central Illinois, Energy, LLC, Marquis Energy, LLC and Patriot Renewable Fuels, LLC, which are under construction, and would add an additional 277 million gallons of annual capacity. We also expect that there are more entities that have been recently formed or in the process of formation that will begin construction on Illinois plants and become operational in the future. However, there is often little information available to the public regarding ethanol projects that are in the earlier stages of planning and development; therefore, it is difficult to estimate the total number of potential ethanol projects within our region.

Competition from Alternative Fuels and Technologies
     Alternative fuels and ethanol production methods are continually under development by ethanol and oil companies with far greater resources than we posses. The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of ethanol. New ethanol products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.
     The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. Large companies, such as Iogen Corporation, Abengoa, Royal Dutch Shell Group, Goldman Sachs Group, Dupont and Archer Daniels Midland have all indicated that they are interested in research and development in this area. In addition, Xethanol Corporation has stated plans to convert a six million gallon per year plant in Blairstown, Iowa to implement cellulose-based ethanol technologies after 2007. Furthermore, the Department of Energy and the President have recently announced support for the development of cellulose-based ethanol, including a $160 million Department of Energy program for pilot plants producing cellulose-based ethanol. On February 28, 2007, the Department of Energy announced six recipients for grants to help the producers with the upfront capital costs associated with the construction of cellulosic ethanol biorefineries. The grant recipients expect to build plants in Florida, California, Iowa, Idaho, Kansas and Georgia. The biomass trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Additionally, the enzymes used to produce cellulose-based ethanol have recently become less expensive. Although current technology is not sufficiently efficient to be competitive on a large-scale, a recent report by the U.S. Department of Energy entitled “Outlook for Biomass Ethanol Production and Demand” indicates that new conversion technologies may be developed in the future. If an efficient method of collecting biomass for ethanol production and producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol. As a result, it is possible we could be unable to produce ethanol as cost-effectively as cellulose-based producers.
     Our ethanol plant will also compete with producers of other gasoline additives having similar octane and oxygenate values as ethanol, such as producers of MTBE, a petrochemical derived from methanol that costs less to produce than ethanol. Although currently the subject of several state bans, many major oil companies can produce MTBE and because it is petroleum-based, MTBE’s use is strongly supported by major oil companies.
DESCRIPTION OF BUSINESS
     We are an Illinois limited liability company. We were formed as an Illinois limited liability company on November 28, 2005, for the purpose of constructing and operating a plant to produce ethanol and distillers grains in Ford County, Illinois near Gibson City. Based upon engineering specifications from Fagen, Inc., we expect the ethanol plant to annually process approximately 36 million bushels of corn per year into approximately 100-million gallons of denatured fuel grade ethanol, 321,000 tons of dried distillers grains with solubles and 220,500 tons of raw carbon dioxide gas.
     The following diagram from Fagen, Inc. depicts the plant we anticipate building (please note that we have not yet begun the design or construction of our plant):

     Source: Fagen, Inc.
Primary Product — Ethanol
     Ethanol is an alcohol produced by the fermentation of sugars found in grains and other biomass. Ethanol can be burned in engines just like gasoline and can be blended with gasoline as an oxygenate to decrease harmful emissions and meet clean air standards. Unlike gasoline, which is made by distilling crude oil, ethanol can be produced from a number of different types of grains, such as wheat and milo, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, according to the Renewable Fuels Association, approximately 85% of ethanol in the United States today is produced from corn, and approximately 90% of ethanol is produced from a corn and other input mix. Corn produces large quantities of carbohydrates, which convert into glucose more easily than most other kinds of biomass.
     While the ethanol we intend to produce is the same alcohol used in beverage alcohol, it must meet fuel grade standards before it can be sold. Ethanol that is to be used as a fuel is denatured by adding a small amount of gasoline to it in order to make it unfit for consumption. We anticipate entering into an agreement with a company to market our ethanol, however, we have not yet negotiated or discussed the terms of an ethanol marketing agreement with any ethanol marketing company.
     We anticipate that our business will be that of the production and marketing of ethanol and distillers dried grains. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant, or if we are not able to market ethanol and its co-products.

Description of Dry Mill Process
     Our plant will produce ethanol by processing corn. Changing corn to ethanol by fermentation takes many steps. The corn will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to storage bins. Thereafter, it will be converted to a scalper to remove rocks and debris. Starch in the corn must be broken down into simple sugars before fermentation that produces alcohol (ethanol) can occur. This is achieved by grinding the corn in a hammermill into a mash and conveying the mash into a slurry tank for enzymatic processing. Then, water, heat and enzymes are added to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. Yeast is a single-celled fungus that feeds on the sugar and causes the fermentation. As the fungus feeds on the sugar, it produces alcohol (ethanol) and carbon dioxide. A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with five percent denaturant, usually gasoline, as it is pumped into storage tanks. The 200 proof alcohol and five percent denaturant constitute ethanol.
     Corn mash from the distillation stripper is pumped into one of several decanter-type centrifuges for dewatering. The water (“thin stillage”) is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators (the “wet cake”) are conveyed to the distillers dried grains dryer system. Syrup is added to the wet cake as it enters the dryer, where moisture is removed. The process will produce distillers grains, which is processed corn mash that can be used as animal feed.
     The following chart provided by the Renewable Fuels Association, illustrates the dry mill process:
Source: Renewable Fuels Association

     We expect that the ethanol production technology we will use in our plant will be supplied by Fagen, Inc. and/or ICM, Inc. and that they will either own the technology or have obtained any license to utilize the technology that is necessary.
Thermal Oxidizer
     Ethanol plants such as ours may produce odors in the production of ethanol and its primary co-product, distillers dried grains with solubles, which some people may find unpleasant. We intend to eliminate odors by routing dryer emissions through thermal oxidizers. Based upon materials and information from ICM, Inc., we expect thermal oxidation to significantly reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process. We expect thermal oxidation, which burns emissions, will eliminate a significant amount of the volatile organic carbon compounds in emissions that cause odor in the drying process and allow us to meet the applicable permitting requirements. We also expect this addition to the ethanol plant to reduce the risk of possible nuisance claims and any related negative public reaction against us.
Ethanol Markets
     Ethanol has important applications. Primarily, ethanol can be used as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance. The ethanol industry is heavily dependent on several economic incentives to produce ethanol.
     The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. The principal markets for our ethanol are petroleum terminals in the continental United States. We expect to use an ethanol marketer to sell our ethanol in both the regional and national markets. We may also attempt to access local markets, but these will be limited and must be evaluated on a case-by-case basis. Although local markets will be the easiest to service, they may be oversold.
     We intend to serve the regional and national markets by rail. Because ethanol use results in less air pollution than regular gasoline, regional and national markets typically include large cities that are subject to anti-smog measures in either carbon monoxide or ozone non-attainment areas. We expect to reach these markets by delivering ethanol to terminals who then blend the ethanol to E-10 and E85 gasoline and transport the blended gasoline to retail outlets in these markets.
     In addition to rail, we may try to service the regional markets by truck. Occasionally, there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally, the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to return to the terminal.
Ethanol Pricing
     Ethanol prices historically tend to track the wholesale gasoline price. The following chart provides a comparison of average ethanol and gasoline rack prices per gallon F.O.B. Omaha, Nebraska from 1982 through 2006:

Ethanol and Unleaded Gasoline Rack Prices
F.O.B. Omaha, Nebraska, 1982-2006
     Source: Nebraska Energy Office, last accessed May 17, 2007
     Regional pricing tends to follow national pricing less the freight difference. Ethanol price histories for regional markets for our proposed plant are presented in the following graph:

Fuel Ethanol Terminal Market Price — 18-Monthly History
Source: Hart’s Oxy-Fuel News, last accessed March 14, 2007.
     Historic prices may not be indicative of future prices. On March 23, 2005, the Chicago Board of Trade (CBOT) launched the CBOT Denatured Fuel Ethanol futures contract. The new contract is designed to address the growing demand for an effective hedging instrument for domestically produced ethanol. Since we expect to engage a third party marketing firm to sell all of our ethanol we do not expect to directly use the new ethanol futures contract. However, it is possible that any ethanol marketing firm we engage may use the new ethanol futures contracts to manage ethanol price volatility.
Co-products
     The principal co-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain bypass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. According to a 1986 study by the University of Nebraska reported in “Nebraska Company Extension Study MP51 — Distillers Grains,” bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains with solubles (“distillers wet grains”), distillers modified wet grains with solubles (“distillers modified wet grains”) and distillers dry grains. Distillers wet grains are processed corn mash that contains approximately 70% moisture and has a shelf life of approximately three days. Therefore, it can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grains are distillers wet grains that have been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately three weeks and is often sold to nearby markets. Distillers dried grains are distillers wet grains that have been dried to 10% moisture. Distillers dried grains has an almost indefinite shelf life and may be sold and shipped to any market regardless of its proximity to an ethanol plant.
     The plant is expected to produce approximately 220,500 tons annually of raw carbon dioxide as another co-product of the ethanol production process according to Fagen, Inc.’s engineering specifications. We intend to explore selling our raw carbon dioxide to a third party processor who may build a processing facility next to our ethanol plant. At this time, we do not have any agreements to capture and market our carbon dioxide gas.
Distillers Grains Markets
     The National Corn Growers Association states that a bushel of corn used in the dry grind process yields 2.8 gallons of ethanol, 17 pounds of carbon dioxide, and 18 pounds of distillers grains. According to the Renewable Fuels Association’s Ethanol Industry Outlook 2007, ethanol plants produced nine million metric tons of distillers grain in 2005 and 12 million metric tons in 2006. The amount of distillers grains produced is expected to increase significantly as the number of ethanol plants increase.
     The primary consumers of distillers grains are dairy and beef cattle, according to the Renewable Fuels Association’s Ethanol Industry Outlook 2007. In recent years, an increasing amount of distillers grains have been used in the swine and poultry markets. Numerous feeding trials show advantages in milk production, growth, rumen health, and palatability over other dairy cattle feeds. With the advancement of research into the feeding rations of poultry and swine, we expect these markets to expand and create additional demand for distillers grains; however, no assurance can be given that these markets will in fact expand, or if they do, that we will benefit from it. The market for distillers grains is generally confined to locations where freight costs allow them to be competitively priced against other feed ingredients. Distillers grains compete primarily with three other feed formulations: corn gluten feed, dry brewers grain and mill feeds. The primary value of these products as animal feed is their protein content. Dry brewers grain and distillers grains have about the same protein content, and corn gluten feed and mill feeds have slightly lower protein contents.
     The following chart from the RFA’s Ethanol Industry Outlook 2007 illustrates the distribution of 2006 distillers grain consumption among animal species.

     Distillers grains markets are regional, national and international. The international market is a potential market that may become a viable trading option in the future, although there is no assurance that it will. The national markets are just emerging, primarily in the southeast and southwest United States where significant dairy and poultry operations are located. In addition, there is the possibility of some local marketing. Local markets are very limited and highly competitive for the use of distillers grains. We have engaged United BioEnergy Ingredients, LLC as our distillers grains marketer.
Distillers Grains Pricing
     Historically, the price of distillers grains has been relatively steady. Various factors affect the price of distillers grains, including, among others, the price of corn, soybean meal and other alternative feed products, and the general supply and demand of domestic and international markets for distillers grains. We believe that unless demand increases, the price of distillers grains may be subject to future downward pressure as the supply of distillers grains increases because of increased ethanol production. As demonstrated in the table below, the price of distillers grains may be subject to downward pressure.

SOYMEAL, CORN, AND DDG MONTHLY PRICES
Forecasts based on USDA Price History and PRX Monthly Models
DDG Price Spreads vs. Lawrenceburg: IL, + 0 to +5; MN, -5 to 7; NE, +10 to + 15. USDA Grain Market News.
     Source: PRX
Corn Feedstock Supply
     We anticipate that our plant will need approximately 36 million bushels of grain per year for our dry milling process. The corn supply for our plant will be obtained primarily from local markets. Traditionally, corn grown in the area has been fed locally to livestock or exported for feeding or processing. We believe, based on our feasibility study, that in the year 2005, the six county area surrounding the locations we are considering for our plant produced approximately 213 million bushels of corn. We paid PRX Geographic and Holbrook Consulting Services, LLC, $34,700 to prepare our feasibility study. The chart below describes the amount of corn grown in Ford County, Illinois and surrounding counties for 2000 through 2005:

	2005 Corn	2004 Corn	2003 Corn	2002 Corn	2001 Corn
	Production	Production	Production	Production	Production
County	(bushels)	(bushels)	(bushels)	(bushels)	(bushels)
Champaign, IL	47,658,000	52,906,000	51,171,000	39,139,000	41,677,000
DeWitt, IL	17,415,000	18,534,000	18,661,000	13,266,000	15,705,000
Ford, IL	23,273,000	26,380,000	24,191,000	21,120,000	19,885,000
Livingston, IL	44,573,000	53,359,000	48,434,000	40,958,000	41,035,000

	2005 Corn	2004 Corn	2003 Corn	2002 Corn	2001 Corn
	Production	Production	Production	Production	Production
County	(bushels)	(bushels)	(bushels)	(bushels)	(bushels)
McLean, IL	56,897,000	61,772,000	57,985,000	46,690,000	50,181,000
Piatt, IL	23,598,000	25,441,000	23,810,000	16,099,000	20,706,000
Total	213,414,000	238,392,000	224,252,000	177,273,000	189,189,000

Source:	USDA National Agriculture Statistics Service.
     We will be dependent on the availability and price of corn. The price at which we will purchase corn will depend on prevailing market prices. Although the areas surrounding the locations we are considering for our plant produce a significant amount of corn and we do not anticipate problems sourcing corn, there is no assurance that a shortage will not develop, particularly if there are other ethanol plants competing for corn, an extended drought in the area, or other production problem. In addition, our financial projections assume that we can purchase grain for prices near the ten-year average for corn in the areas we are considering for the location of the plant. The following table shows the USDA ten-year average price for the Illinois counties surrounding the location we are considering for our plant:

10-Year Average
County	Corn Price ($/Bu.)
Champaign, IL	$2.43
De Witt, IL	$2.43
Ford, IL	$2.43
Livingston, IL	$2.37
Mclean, IL	$2.38
Piatt, IL	$2.44
Total / Avg.	$2.42

Source:	USDA Corn Price History (obtained by ProExporter for Feasibility Study)
     Grain prices are primarily dependent on world feedstuffs supply and demand and on United States and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. We note that historical grain pricing information indicates that the price of grain has fluctuated significantly in the past and may fluctuate significantly in the future. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We, therefore, anticipate that our plant’s profitability will be negatively impacted during periods of high corn prices.
Grain origination and risk management
     We anticipate establishing ongoing business relationships with local farmers and grain elevators to acquire the corn needed for the project. We have no contracts, agreements or understandings with any grain producer in the area. Although we anticipate procuring grains from these sources, there can be no assurance that such grains can be procured on acceptable terms, or if at all.
     We expect to hire or contract with a commodities manager to ensure the consistent scheduling of corn deliveries and to establish and fill forward contracts through grain elevators and producers. The commodities manager will utilize forward contracting and hedging strategies, including certain derivative instruments such as futures and option contracts, to manage our commodity risk exposure and optimize finished product pricing on our behalf. We anticipate that most of our grain will be acquired in this manner. Forward contracts allow us to purchase corn for future delivery at fixed prices without using the futures market. The corn futures market allows us to trade in standard units of corn for delivery at specific times in the future. Option contracts consist of call options (options to purchase a fixed amount of a commodity) and put options (options to sell a fixed amount of a commodity). We expect to use a combination of these derivative instruments in our hedging strategies to help guard against corn price volatility. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities will depend on, among other things, the cost of corn and our ability to sell enough ethanol and distillers grains to use all of the corn subject to futures and option contracts we have purchased as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.
Project Location and Proximity to Markets
     Our business office is currently located at 1306 West 8th Street, Gibson City, Illinois 60936. Alliance Grain Company is providing this space to us at no cost. We have no written agreement for the use of this space. The potential cost for rental of this space is not significant
     We have aquired five adjacent parcels of land for the construction of our plant totaling approximately 85 acres and have entered into an agreement to purchase an additional 6 acre parcel in Ford County, Illinois near Gibson City.
     On April 30, 2007, we purchased approximately 10 acres of land in Ford County, Illinois from Edward E. Tucker. Under the terms of the agreement the total purchase price was $100,200. We paid $10,000 when we executed the option to purchase on February 28, 2006 and we paid the balance of approximately $90,000 at closing. On June 15, 2007, we purchase approximately 34 acres of land in Ford County, Illinois from Lisa Foster for a total purchase price of $476,000. We paid $10,000 when we executed the option agreement on April 17, 2006 and we paid the balance of approximately $466,000 at closing. On May 31, 2007, we purchased approximately 40 acres from the City of Gibson City, Illinois for a total price of $224,000. Under the terms of the agreement, we paid $10,000 when we executed the option agreement on April 17, 2006 and we paid the balance of approximately $214,000 at closing. Additionally, on June 13, 2007, we executed an offer to purchase an additional 6 acres of land from Edward E. Tucker. The purchase price for the real estate is $10,000 per acre, for a total cost of approximately $60,000. We deposited the sum of $500 as earnest money with the offer to purchase. Under the terms of the purchase agreement, we will pay the remaining balance of the purchase price in cash at closing. On June 27, 2007, we entered into an exchange agreement with Alliance Grain Company. Pursuant to this agreement, we exchanged approximately $2,000 and 5.0 acres of real estate located in Ford County, Illinois, for approximately 5.4 acres of real estate owned by Alliance Grain Company valued at approximately $34,000 located near our site in Ford County, Illinois.
     On March 28, 2006, we entered into a service agreement with RTP Environmental Engineering Associates, Inc., of New York, to provide environmental consulting to us for any prospective sites. Under the terms of the agreement, we will pay RTP Environmental Engineering Associates, Inc. on an hourly basis for services rendered. However, there can be no assurance that we will not encounter environmental hazardous conditions such as groundwater or other subsurface contamination at the plant site. We are relying on Fagen, Inc. to assist us in determining the adequacy of the site for construction of the ethanol plant. We may encounter environmental hazardous conditions at the chosen site that may delay the construction of the ethanol plant. We do not expect that Fagen, Inc. will be responsible for any environmental hazardous conditions encountered at the site. Upon encountering an environmental hazardous condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of an environmental hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of an environmental hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that Fagen, Inc. will be entitled to an adjustment in price if it has been adversely affected by the environmental hazardous condition. If we encounter any environmental hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.
Transportation and delivery

     We anticipate our plant will have the facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We believe rail is considerably more cost effective than truck transportation to the more distant markets. Our plant site has access to county or state highways, as well as rail accessibility, specifically, our plant site has access to the Norfolk and Southern Railroad. Our use of proceeds accounts for cost variations, including our potential need for extended rail. At this time, we do not have any contracts in place with any railway.
Utilities
     The production of ethanol and distillers grains is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations. We plan to enter into agreements with local electric and water utilities to provide our needed energy and water. In addition, we are in negotiations with suppliers to purchase the natural gas needed for the plant. There can be no assurance that those utilities and companies will be able to reliably supply the natural gas, electricity, and water that we need.
     If there is an interruption in the supply of energy or water for any reason, such as supply, delivery, or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows, and financial performance.
     We have engaged U.S. Energy Services, Inc. to assist us in negotiating our utilities contracts and provide us with on-going energy management services. U.S. Energy manages the procurement and delivery of energy to their clients’ locations. U.S. Energy Services is an independent, employee-owned company, with their main office in Minneapolis, Minnesota and branch offices in Kansas City, Kansas and Omaha, Nebraska. U.S. Energy Services manages energy costs through obtaining, organizing and tracking cost information. Their major services include supply management, price risk management and plant site development. Their goal is to develop, implement, and maintain a dynamic strategic plan to manage and reduce their clients’ energy costs. A large percentage of U.S. Energy Services’ clients are ethanol plants and other renewable energy plants. We will pay U.S. Energy Services, Inc. a fee of $3,500 per month plus pre-approved travel expenses for its services up until plant operations. The agreement will continue until 12 months after the plant is complete. The agreement shall be month-to-month after the initial term. There can be no assurance that any utility provider that we contract with will be able to reliably supply the gas and electricity that we need.
Natural Gas
     In order to operate a 100-million gallon ethanol plant, we will require 9,000 MMBTU of natural gas per day. The plant will produce process steam from its own boiler system and dry the distillers dried grains by-product via a direct gas-fired dryer. The price we will pay for natural gas has not yet been determined. Recently, natural gas prices increased sharply as Hurricane Katrina devastated operations and impacted infrastructure on the Gulf Coast. According to the Energy Information Administration, the Chicago, Illinois spot price for natural gas was $7.39 per thousand cubic feet on June 21, 2006. This may give an indication of natural gas prices that we will incur; however, the price of natural gas is volatile and there is no assurance that the price of natural gas will not rise significantly.
     We plan to tap into Natural Gas Pipeline Company of America’s (NGP) natural gas pipeline that is located in the City of Gibson industrial park. We have three options for the provision of natural gas to our site but we prefer the proposal made by Ameren. Pursuant to the Ameren proposal, we would be responsible for providing the on-site natural gas distribution infrastructure. Our total project cost of $166,000,000 includes the estimated $400,000 cost to provide this on-site natural gas infrastructure. We have not yet entered into a finalized agreement with any provider of natural gas. Any final agreement with Ameren, or any other natural gas provider, may be different from what we currently anticipate.

NYMEX Natural Gas Futures Near-Month Contract Settlement
Price, West Texes Intermediate Crude Oil Spot Price, and
Henry Hub Natural Gas Spot Price
Note: The West Texas Intermediate (WTI) crude oil price, in dollars per barrel, is converted to $/MMBtu using a conversion facter of 5.80 MMBtu per barrel. The dates marked by vertical lines are the NY MEX near-month contract settlement dates.
Source: Natural gas prices, NGI’s Daily Gas Price Index (http://lntelligencepress.com); WTI price, Reuters News Service (http://www.reuters.com).
Source: Energy Information Administration, http://tonto.eia.doe.gov/oog/info/ngw/ngupdate.asp.
Electricity
     Based on engineering specifications, we anticipate the proposed plant will require approximately 9.5 mw of electricity at peak demand. We have not yet negotiated, reviewed or executed any agreement with a power company to provide electricity to our site. The price at which we will be able to purchase electric services has not yet been determined.
Water
     We will require a significant supply of water. Engineering specifications show our plant water requirements to be approximately 1,200 to 1,300 gallons per minute depending upon the site we select and the quality of water. That is approximately 1.8 million gallons per day. Depending upon the site we select, and once we have assessed our water needs and available supply, we expect to drill two to three high capacity production wells. We have engaged Layne-Western to perform high capacity well siting investigation. If we are unable to access sufficient well water supply or are unable to drill the wells for any reason, we may utilize nearby surface water or municipal water to meet the plant’s water needs.
     Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have the long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent facilities. We anticipate our plant design incorporating the ICM/Phoenix Bio-Methanator wastewater treatment process resulting in a zero discharge of plant process water.
Employees
     We presently have no full-time employees.
     Prior to completion of the plant construction and commencement of operations, we intend to hire approximately 45 full-time employees. Following completion of the ethanol plant, we expect to have 32 employees in ethanol production operations and 13 in general management and administration.
     The following table represents some of the anticipated positions within the plant and the minimum number of individuals we expect will be full-time personnel:

Position	# Full-Time Personnel
President & Chief Executive Officer	1
Plant Manager/Vice-President of Operations	1
Controller/Bookkeeper	1
Commodity Specialist/Purchasing Manager	1
Team Leaders/Supervisors	4
General Plant Operations Personnel	19
Utilities, Maintenance and Safety Manager	1
Maintenance Manager	1
Maintenance Personnel and Technicians	10
Lab Manager	1
Lab Technician	2
Office Staff	3

TOTAL	45
     The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.
     We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, we expect that these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.
     Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants which would have a material adverse affect on our operations, cash flows and financial performance.
Sales and Marketing
     On September 15, 2006, we entered into an ethanol marketing contract with Eco-Energy, Inc. a Tennessee corporation with its principal office located in Franklin, Tennessee. Under the terms of the agreement, Eco-Energy is to purchase one hundred percent (100%) of our ethanol production during the term of the contract. Each potential purchase is to be presented to us for verbal approval. Once verbal approval is given by us, a confirmation of the purchase contract is to be submitted along with the details of each purchase. In addition, Eco-Energy agrees to provide the transportation services for our ethanol. We are to pay a fee of $0.0075 per net gallon of ethanol for the services of Eco-Energy during the term of the contract. These fees are to be paid monthly on actual gallons shipped from the prior month. We are to divide equally with Eco-Energy fifty percent of the additional profits created using swaps and exchanges prior to delivery. The ethanol marketing contract is to continue for one year following the first day of ethanol production, with automatic renewals after the initial one-year term. We can terminate the contract by giving written notice at least four months prior to the end of the initial term or terminate for material breach upon fifteen days notice. The purpose of the agreement is to enable us to sell our ethanol production in the open market using the services of Eco-Energy. Eco-Energy does not guarantee a specific price for the ethanol we produce.
     On November 3, 2006, we entered into a distillers grain marketing agreement with United Bio Energy Ingredients, LLC (“UBEI”). Under the terms of the agreement, UBEI is to purchase one hundred percent (100%) of our distillers grains production during the term of the agreement. The initial term of the agreement is for thirty-six months, commencing on the date that our ethanol plant begins operations to produce ethanol. The agreement is to automatically renew for successive one year terms thereafter unless either party gives written notice of its election not to renew. Pursuant to the agreement, UBEI is to provide comprehensive co-products marketing services to us including an onsite merchandiser. UBEI is to pay to us for all distillers grains removed by them from our plant as follows: for dried distillers grains, a price equal to ninety-seven percent (97%) of the F.O.B. facility price charged by UBEI to its customers; for wet distillers grains, a price equal to ninety-six percent (96%) of the F.O.B. Facility Price charged by UBEI to its customers; for modified wet distillers grains, a price equal to ninety-five percent (95%) of the F.O.B. Facility Price charged by UBEI to its customers. Such percentages are subject to a minimum and maximum price per ton as set forth in the agreement. As defined in the agreement, “F.O.B. Facility Price” means the actual net sales price that UBEI invoices buyers of distillers grains.
     We do not plan to hire or establish a sale organization to market any of the products or co-products we produce. Consequently, we will be extremely dependent on the entities we plan to engage to market each of our products.
Design-Build Team
Fagen, Inc.
     We have entered into a design-build agreement with Fagen, Inc. in connection with the design and construction of the proposed plant. Fagen, Inc. was co-founded by Ron Fagen, CEO and President, and originally began in 1972 as Fagen-Pulsifer Building, Inc. It became Fagen, Inc. in 1988. Fagen, Inc. has more than 25 years experience in the ethanol industry. Fagen, Inc. continues to design and construct ethanol plants around the country. Fagen, Inc.’s other construction commitments could cause Fagen, Inc. to run out of sufficient resources to timely construct our plant. This could result in construction delays if Fagen, Inc. is not able to perform according to the timetable we anticipate.
     The expertise of Fagen, Inc. in integrating process and facility design into a construction and operationally efficient facility is very important. Fagen, Inc. also has knowledge and support to assist our management team in executing a successful start-up. Fagen, Inc. is a meaningful project participant because of its desire to facilitate the project’s successful transition from start-up to a day-to-day profitable operation.
Design-Build Agreement with Fagen, Inc.
     We executed a design-build agreement with Fagen, Inc., under which Fagen is to serve as our design-builder. Fagen agrees to have the project substantially complete within 635 days after the date we provide Fagen a notice to proceed with construction of the ethanol plant. Final completion is to be finished within 90 days after substantial completion. Under the terms of the design-build agreement, we are to pay Fagen approximately $120,000,000 for construction of the plant, subject to any change orders we approve. Fagen is to perform all work and services in connection with the engineering, design, procurement, construction startup, testing and training for the initial operation and maintenance of the ethanol plant, and is to provide all material, equipment, tools and labor necessary to complete the ethanol plant in accordance with the terms of the design-build agreement.
     Fagen has the right to stop or postpone work and to reasonably adjust the time for completion of the plant and the contract price based on certain contingencies described in the design-build agreement. We may terminate the agreement for cause if we give Fagen written notice and a period to cure if Fagen fails perform under the provisions of the design-build agreement. We have the right to terminate the design-build agreement without cause but must provide

Fagen with 10 days prior written notice. In addition, we must pay Fagen, for all work completed and any proven loss, cost or expense incurred in connection with such work, reasonable costs and expenses attributable to the termination including demobilization costs, and overhead and profit in the amount of 15% of the sum of the above payments.
Phase I and Phase II Engineering Services Agreement with Fagen Engineering, LLC
     We have executed a phase I and phase II engineering services agreement with Fagen Engineering, LLC for the performance of certain engineering and design work. Fagen Engineering, LLC performs the engineering services for projects constructed by Fagen, Inc. In exchange for the following engineering and design services, we have agreed to pay Fagen Engineering, LLC a fixed fee, which will be credited against the total design-build costs:
•	Phase I design package consisting of the engineering and design of the plant site, including the following drawings:
•	Cover sheet

•	Property layout drawing

•	Grading, drainage and erosion control plan drawing

•	Roadway alignment drawing

•	Culvert cross sections and details

•	Seeding and landscaping
•	Phase II design package consisting of the engineering and design of site work and utilities for the plant, including the following:
•	Cover sheet

•	Property layout drawing

•	Site grading and drainage drawing

•	Roadway alignment

•	Utility layout (fire loop)

•	Utility layout (potable water)

•	Utility layout (well water)

•	Utility layout (sanitary sewer)

•	Utility layout (utility water blowdown)

•	Utility layout (natural gas)

•	Geometric layout

•	Site utility piping tables drawing

•	Tank farm layout drawing

•	Tank farm details drawing

•	Sections and details drawing (if required)

•	Miscellaneous details drawing (if required)
ICM, Inc.
     We have not entered into any legally binding agreements with ICM, Inc. Based on discussions we have had with both Fagen, Inc. and ICM, Inc. and provisions found in our letter of intent with Fagen, Inc., we expect that ICM, Inc. will serve as the principal subcontractor for the plant and to provide the process engineering operations for Fagen, Inc.
     ICM, Inc. is a full-service engineering, manufacturing and merchandising firm based in Colwich, Kansas and founded in 1995 by President and CEO, Dave Vander Griend. ICM, Inc. is expected to provide the process engineering operations for Fagen, Inc. ICM, Inc. has been involved in the research, design and construction of ethanol plants for many years. The principals of ICM, Inc. each have over 20 years of experience in the ethanol industry and have been involved in the design, fabrication and operation of many ethanol plants. ICM employs over 250 engineers, professional and industry experts, craftsmen, welders and painters and full-time field employees that oversee the process. ICM, Inc. has been involved in 60 ethanol plant projects. At least 20 of the projects involved common participation by ICM, Inc. and Fagen, Inc. Fagen, Inc. and ICM, Inc. could lack the capacity to serve our plant due to the increased number of plants that they are designing and building at any one time. In addition, due to the large number of ethanol plants that ICM, Inc. is currently designing, ICM, Inc. may not be able to devote as much time to the advancement of new technology as other firms that have more available personnel resources.
Construction and timetable for completion of the project
     Assuming this offering is successful and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 18 to 21 months after ground breaking. This schedule further assumes that two months of detailed design will occur prior to closing and the construction schedule will be followed by approximately two months of commissioning. During the period of commissioning, we expect preliminary testing, training of personnel and start-up of operations at our plant to occur. This schedule also assumes that bad weather, and other factors beyond our control do not upset our timetable as there is no additional time built into our construction schedule for unplanned contingencies. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.
Other Consultants
Above Zero Media, LLC
     On May 22, 2006, we entered into an agreement with Above Zero Media, LLC, a North Dakota limited liability company, to provide services as our project consultant. Above Zero’s duties as project consultant will include assisting us in: (1) negotiating contracts with service and product providers; (2) planning our equity marketing effort, including the preparation of written and visual marketing materials and training of our officers and directors; (3) educating local lenders, including the preparation of a “banker’s book” tailored to the project; (4) designing our marketing materials and technical presentation needs; (5) planning local marketing efforts; and (6) placing print and electronic media.
     Pursuant to the agreement, we have paid Above Zero a $15,000 commitment fee. In addition, we made two payments of $60,000 each to Above Zero for preparation of satisfactory written and visual marketing materials. One $60,000 payment was due upon receipt of the marketing materials and the second $60,000 payment was due 30 days later. We will also reimburse Above Zero for expenses, which will not exceed $1,000 for any one week period without our prior approval. We will also compensate Above Zero at a rate of $300 per day for its assistance with equity marketing meetings, but only for days that Above Zero is physically present and on location, and we will never have to pay more than $1,500 for any weekly period. Above Zero will assist us at our first equity marketing meeting at no additional charge. After we have received debt financing, we will pay Above Zero a $15,000 bonus for completion of its services.
Regulatory Permits
     We will be subject to extensive air, water, and other environmental regulation and we will need to obtain a number of environmental permits to construct and operate the plant. We have engaged the environmental consulting firm of RTP Environmental Associates, Inc., to coordinate and assist us with obtaining construction and operation permits, and to advise us on general environmental compliance.
     The information below is based in part on information provided by the manufacturers of the equipment and other components used in the construction of the plant. We will also need to obtain various other environmental permits, as discussed below. Of the permits described below, we have already obtained an Air Emission Source Construction Permit and must also obtain a Storm Water Discharge General Permit No. ILR10 for construction activities prior to starting construction. The remaining permits will be required shortly before or shortly after we begin to operate the plant. After beginning operation, we will have to file for and obtain an air emission operating permit. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to the state requirements, the United States

Environmental Protection Agency (EPA) could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The Illinois Environmental Protection Agency (IEPA) and the EPA could also modify the requirements for obtaining a permit. Any such event would likely have a material adverse impact on our operations, cash flows, and financial performance.
     Even if we receive all required permits from the State of Illinois, we may also be subject to regulatory oversight from the EPA. Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the proposed plant. Illinois is authorized to enforce the EPA’s federal emissions program. However, the EPA does retain authority to take action if it decides that Illinois is not correctly enforcing its emissions program. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.
Air Emission Source Construction and Operating Permits
     The Company has been granted a Construction Permit — NSPS Source. The permit limits grain processed at the plant to 100,000 tons/month and 1,100,000 tons/year. Ethanol production is limited by the permit to 11 million gallons/month and 110 million gallons/year. Total feed production of the plant shall not exceed 32,440 tons/month and 357,000 tons/year. Natural gas usage is limited by the permit to 372 million cubic feet/month and 3720 million cubic feet/year. Following startup of the plant, We will apply for an Operating Permit. These production limitations will also be a part of the Operating Permit. If we exceed these production limitations, we could be subjected to very expensive fines, penalties, injunctive relief, and civil or criminal law enforcement actions. Our engineering estimates indicate that this facility will be considered a minor source of regulated air pollutants. Exceeding these production limitations would trigger Title V requirements and require us to pursue a Clean Air Permit Program (“CAAPP”) air permit. There is also a risk that further analysis prior to construction, a change in design assumptions, or a change in the interpretation of regulations may require us to file for a CAAPP air permit. If we must file to obtain a CAAPP air permit, then we will experience significantly increased expenses and a significant delay in obtaining a subsequently sought CAAPP air permit. There is also a risk that the IEPA might reject a CAAPP air permit application and request additional information, further delaying startup and increasing expenses. Even if we obtain an air pollution construction permit prior to construction, the air quality standards may change, thus forcing us to later apply for a CAAPP air permit. There is also a risk that the area in which the plant is situated may be determined to be a nonattainment area for a particular pollutant. In this event, the threshold standards that require a Title V permit may be changed, thus requiring us to file for and obtain a CAAPP air permit. The cost of complying and documenting compliance should a Title V air permit be required is also higher. It is also possible that in order to comply with applicable air regulations or to avoid having to obtain a CAAPP permit, we would have to install additional air pollution control equipment such as additional or different scrubbers.
Air Pollution Standard
     There are a number of standards which may effect the construction and operation of the plant going forward. The Prevention of Significant Deterioration (PSD) regulation creates more stringent and complicated permit review procedures for construction permits. It is possible but not expected that the plant may exceed applicable PSD levels for NOx, CO, and VOCs.
     National Pollutant Discharge Elimination System Permit (Individual NPDES Permit)
     We expect that we will use water to cool our closed circuit systems in the proposed plant. Although the water in the cooling system will be re-circulated to decrease facility water demands, a certain amount of water will be continuously replaced to make-up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. It is anticipated that the facility will also require a reverse osmosis system and water softeners to provide makeup water for the boiler. Reject water from the reverse osmosis system and water softener regeneration water will also be discharged. Depending on the water quality and atmospheric conditions, approximately 538,000 gallons of water per day could potentially be discharged. We will have to obtain an individual NPDES permit from the IEPA. An individual permit will require that we obtain extensive information on the proposed discharge and that we prepare and file additional engineering information. Also, because the watershed that we will discharge into is identified as a watershed subject to Total Maximum Daily Load limitations, the IEPA may require more expensive pretreatment of water discharges or other limitations on the discharge of this water.
Storm Water Discharge Permit and Storm Water Pollution Prevention Program (General NPDES Permits)
     We expect to obtain coverage under the IEPA’s construction storm water permit (General Permit No. ILR10) for construction activities. To comply with permit conditions, we will prepare a Storm Water Pollution Prevention Plan (SWPPP) for the proposed facility. The plan outlines various measures that will be developed for the proposed facility, which outlines various measures that will be implemented during construction to mitigate erosion and minimize storm water pollution. A Notice of Intent to obtain a NPDES Construction Permit No. ILR10 must be filed at least 30 days prior to construction. A separate application for a General NPDES Permit for Storm Water Discharges from Industrial Activities (General Permit No. ILR00) will be required for storm water discharges from the facility during operations. The notice of intent for the General Permit No. ILR00 must be filed 180 days prior to the start of operations. We anticipate that we will be able to obtain a General Permit No. ILR00 storm water discharge permit, but there can be no assurances of this.
New Source Performance Standards
     The plant will be subject to New Source Performance Standards for both the ethanol plant’s distillation processes, and the storage of volatile organic compounds used in the denaturing process. These duties include initial notification, emissions limits, compliance, and monitoring requirements, and record keeping requirements.
Spill Prevention, Control, and Countermeasures Plan
     Before we can begin operations, we must prepare and implement a Spill Prevention Control and Countermeasure (SPCC) plan in accordance with the guidelines contained in 40 CFR § 112. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.
Alcohol and Tobacco Tax and Trade Bureau Requirements
     Before we can begin operations, we will have to comply with applicable Alcohol and Tobacco Tax and Trade Bureau regulations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit pursuant to 27 CFR § 19.915. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked, or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond pursuant to 27 CFR § 19.957. There are other taxation requirements related to special occupational tax and a special stamp tax. We are in the process of preparing an application for an alcohol fuel producer’s permit.
Risk Management Plan
     We are currently in the process of determining whether anhydrous ammonia or aqueous ammonia will be used in our production process. Pursuant to § 112(r)(7) of the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. If we use anhydrous ammonia, we must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions, or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. However, if we use aqueous ammonia, the risk management program will only be needed for the denaturant. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before we commence operation.
Environmental Protection Agency
     Even if we receive all Illinois environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than Illinois’ environmental administrators. Illinois or EPA rules and regulations are subject to change, and any such changes may result in greater regulatory burdens.
Nuisance
     Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of grain to the plant and ethanol and distillers dried grains from the plant. Such activities may subject us to nuisance, trespass, or similar claims by employees or property owners or residents in the vicinity of the plant. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its co-products, we intend to install a thermal oxidizer in the plant. See “DESCRIPTION OF BUSINESS—Thermal Oxidizer” for additional information. Nonetheless, any such claims or increased costs to address complaints may have a material adverse effect on us, our operations, cash flows, and financial performance.
     We are not currently involved in any litigation involving nuisance or any other claims.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     Our second amended and restated operating agreement provides that our board of directors will consist of five directors appointed by the original five seed capital cooperative members and up to six directors appointed by FEI. FEI will have the ability to appoint a majority of our board of directors as long as it owns a majority of our units. Even if FEI appoints less than six directors, the directors that are appointed by FEI will be entitled to a total of six director votes. Our appointed directors will serve indefinitely at the pleasure of the member appointing him or her or until a successor is appointed or until the earlier death, resignation or removal of such appointed director. In the event FEI does not own a majority of the outstanding units, our five cooperative seed capital members will control the board. There is no opportunity for other members to elect or appoint directors under our second amended and restated operating agreement.
     As a result of negotiations with FEI, we have allowed FEI to appoint Zafar Rizvi to our board of directors and to exercise FEI’s director votes despite the fact that we have not yet satisfied all of the conditions in FEI’s subscription agreement and FEI has not yet made its capital contribution. Pursuant to the terms of our second amended and restated operating agreement, FEI is only entitled to appoint a director and exercise a majority of the director votes so long as FEI holds a majority of our membership units. Should we fail to satisfy the conditions of the subscription agreement or should FEI fail to make its capital contribution, our directors would be entitled to remove FEI’s director from the board.
Identification of Directors, Executive Officers and Significant Employees
     The following table shows the directors and officers of One Earth Energy as of the date of this registration statement:

Name	Age	Position	Address
Steve Kelly	49	President / Director	1306 West 8th St Gibson City, IL 60936

Scott Docherty	43	Vice-President / Director	400 East Bodman Bement, IL 61813

Jack Murray	49	Secretary /Treasurer / Director	2607 County Rd 1000E Champaign, IL 61822

Bruce Bastert	49	Director	100 W Thomas PO Box 155 Ludlow, IL 60949

Roger Miller	53	Director	1 S Calhoun PO Box E Tolono, IL 61880

Zafar Rizvi	57	Director	2875 Needmore Road Dayton, Ohio 45414

Business Experience of Governors and Officers
     The following is a brief description of the business experience and background of our officers and governors.
     Steven Kelly, President and Director, Age 49. Mr. Kelly is the General Manager of Alliance Grain Co. and has been since January 1988. Alliance Grain is a locally owned cooperative that has 12 elevators in 11 separate communities. Kelly also serves as General Manager for the Bloomer Shippers Connecting Railroad. The Bloomer Line Railroad operates 45 miles of track within the Alliance Grain Co. territory. Mr. Kelly has served as a director since our inception.
     Scott Docherty, Vice President and Director, Age 43. Mr. Docherty is the general manager of Topflight Grain Coop and has been since June 2004. Topflight Grain Coop is farmer owned with 17 elevators in 5 counties. Prior to accepting the general manager position, he was a merchandiser for Topflight Grain Coop from 1998 until May 2004. Docherty also serves as a director for United Prairie, LLC which is an agronomy and fertilizer warehouse company owned by Topflight Grain Coop and Grand Prairie Coop of Tolono, IL. Mr. Docherty has served as a director since our inception.
     John Murray, Secretary / Treasurer and Director, Age 49. Mr. Murray runs a farming operation in Champaign, IL and has done so since May of 1978. He also serves as president of the Fisher Farmers Grain and Coal Co, having served on that board for a total of nineteen years. Mr. Murray has served as a director since our inception.
     Bruce Bastert, Director, Age 49. Mr. Bastert is the general manager of Ludlow Cooperative Elevator in Ludlow, Illinois and has been since March of 2006. Prior to that, he was the general manager of Williamsville Farmers Cooperative Grain from April of 1999 until February of 2006. Mr. Bastert has been a director since April 20, 2006.
     Roger Miller, Director, Age 52. Mr. Miller has served as the general manager of Grand Prairie Coop, Inc since 1993. This agricultural business is a licensed grain dealer and warehouse that handles corn, soybeans and wheat in east central Illinois. Grand Prairie has twelve locations in Champaign and Piatt Counties. Miller has also held the position of President of the Managers Group (Directors) of United Prairie LLC for the past eight years. He is also a Director of the Champaign County Farm Bureau Foundation. Currently he serves as a Trustee of the Pesotum Fire Protection District and is an officer on the Pesotum Volunteer Fire Department. Mr. Miller has been a director since our inception.
     Zafar Rizvi,Director, Age 57. Zafar Rizvi has been a director of One Earth Energy, LLC since June 2007. Mr. Rizvi is a Vice-President of REX Stores Corporation (NYSE:RSC). Mr. Rizvi also serves as the President of Farmers Energy Incorporated, a wholly owned subsidiary of REX Stores Corporation. Currently, Mr. Rizvi serves on the board of directors of several developmental stage ethanol companies. Mr. Rizvi holds a B.A. in Economics from Punjab University in Pakistan, an H.N.D. in Business Studies from City of London Polytechnic in England and an M.B.A. from the University of Phoenix.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
     As of the date of this registration statement, the beneficial owners of more than 5% of the outstanding units are as follows:

UNITS BENEFICIALLY OWNED BY 5% UNIT HOLDERS

					Percentage of Total After the
					Offering (1)
		Amount and
		Nature of			Maximum	Minimum Units
		Beneficial	Number	Percent of Class	Units Sold in	Sold in
Title of Class	Name and Address of Beneficial Owner	Owner	of Units	Prior to Offering	Offering	Offering

	Topflight Grain Cooperative
Membership	400 East Bodman
Units	Bement, IL 61813	$285,000	171	20%	1.15%	1.24%

	Fisher Farmers Grain & Coal
	1st Main Street, P.O. Box 7
Membership Units	Dewey, IL 61840	$285,000	171	20%	1.15%	1.24%

	Grand Prairie Co-op
	P.O. Box E
Membership Units	Tolono, IL 60949	$285,000	171	20%	1.15%	1.24%

	Ludlow Cooperative Elevator Co.
	100 W. Thomas, P.O. Box 155
Membership Units	Ludlow, IL 60949	$285,000	171	20%	1.15%	1.24%

	Alliance Grain Co.
	1306 West 8th Street
Membership Units	Gibson City, IL 60936	$285,000	171	20%	1.15%	1.24%

(1)	Assumes no additional purchases in this offering.
Security Ownership of Management
     As of the date of this registration statement, none of our officers or directors own units.
EXECUTIVE COMPENSATION
     Steven Kelly is currently serving as president and Scott Docherty is currently serving as vice president. John Murray is our secretary/treasurer. We do not currently compensate our executive officers.
     We compensate our board members and officers $100 per board meeting they attend. We do not have any other compensation arrangements with our directors and officers.
Employment Agreements
     We have no employment agreements with any executive officer or director. In the future, we may enter into employment agreements with our executive officers or other employees that we may hire.
Reimbursement of Expenses
     We reimburse our officers and directors for expenses incurred in connection with their service.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Our second amended and restated operating agreement provides that none of our directors or members will be liable to us for any breach of their fiduciary duty. This could prevent both us and our unit holders from bringing an action against any director for monetary damages arising out of a breach of that director’s fiduciary duty or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s duty of loyalty for acts or omissions not taken in good faith, involving willful misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.
     Under Illinois law, no member or director will be liable for any of our debts, obligations or liabilities merely because he or she is a member or director. In addition, Illinois law permits, and our second amended and restated operating agreement contains, extensive indemnification provisions which require us to indemnify any officer or director who was or is a party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorney fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     Since our inception, we have engaged in transactions with two related parties. Should we engage in any such transactions in the future, all such arrangements will be on terms no more favorable to the related parties than generally afforded to non-affiliated parties in a similar transaction.
Alliance Grain Company
     Alliance Grain Company is one of our seed capital members and pursuant to our second amended and restated operating agreement, it has the right to appoint one member of our board of directors. On June 27, 2007, we entered into an exchange agreement with Alliance Grain Company. Pursuant to this agreement, we exchanged approximately $2,000 and 5.0 acres of real estate located in Ford County, Illinois, for approximately 5.4 acres of real estate owned by Alliance Grain Company valued at approximately $34,000 located near our site in Ford County, Illinois. We also have office space that is provided to us at no cost by Alliance Grain Company until the ethanol plant is constructed.
Farmers Energy One Earth, LLC (FEI)
     FEI has executed a subscription agreement whereby FEI will become our majority member once we fulfill all of the conditions in FEI’s subscription agreement and FEI makes its required capital contribution pursuant to the subscription agreement. In addition, FEI has the right to appoint up to six members of our board of directors. However, regardless of the number of directors actually appointed by FEI, it has the right to a majority of the available director votes so long as FEI holds a majority of our membership units.
     In June 2007, we executed a promissory note with FEI where we agreed to borrow up to $6,000,000 from FEI and we promised to repay the loan with interest at the rate of nine percent per year. The entire amount of the debt and the accrued interest is due and payable at the earlier of our financial closing or December 1, 2007. The promissory note is secured by mortgages on all of our real property and a security agreement that covers substantially all of our assets that are not covered by the mortgages.
PLAN OF DISTRIBUTION
     Before purchasing any units, an investor must execute a subscription agreement, a promissory note and security agreement and sign our second amended and restated operating agreement. The subscription agreement will contain, among other provisions, an acknowledgement that the investor received a registration statement, such as this, and that the investor agrees to be bound by our second amended and restated operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement.
The Offering
     We are offering, on a best efforts basis, a minimum of 12,891 units and a maximum of 14,000 units at a purchase price of $5,000 per unit. Investments by subscribers who elect to continue their investment in One Earth Energy pursuant to our rescission offer will be included in determining whether the minimum and maximum offering amounts in this offering have been met. You must purchase a minimum of 5 units to participate in the offering. You may purchase any number of additional units. Our board of directors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate our directors, as listed on page 7 of this registration statement, will sell our units in this offering, without the use of an underwriter. We will not pay commissions to our directors for these sales. Our directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.
     Our minimum offering amount is $64,455,000 and our maximum offering amount is $70,000,000. The offering will end no later than November 7, 2007. If we sell the maximum number of units prior to November 7, 2007, the offering will end as of the date the maximum number of units is sold. We may choose to end the offering any time prior to November 7, 2007, after we sell the minimum number of units. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling the minimum number of units by November 7, 2007, we may still be required to return the offering proceeds to investors if we are unable to satisfy the conditions for releasing funds from escrow, which include our receipt of a written debt financing commitment. After the offering, there will be 13,746 units issued and outstanding if we sell the minimum number of units offered in this offering and 14,855 units issued and outstanding if we sell the maximum number of units offered in this offering. This includes 855 units issued in our previous seed capital private placement.
     Our directors and officers will be allowed to purchase the units that are being offered. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this registration statement and our second amended and restated operating agreement, and must, therefore, be purchased for investment, rather than resale.
     You should not assume that we will sell the $64,455,000 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors, including FEI, that may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to them than to other investors. Prior to filing this registration statement, we amended our amended and restated operating agreement and entered into a subscription agreement in order to satisfy the terms of a terms sheet we executed with FEI. These amendments gave FEI special rights and protections including: (i) the right to appoint a majority of our directors; (ii) a right to approve of certain extraordinary transactions such as mergers or amendments to our second amended and restated operating agreement; and (iii) the right to approve of the issuance of new units. These special rights exist for as long as FEI owns a majority of our membership units.
     We have registered the offering only with the Illinois, Indiana, Iowa, Missouri and Wisconsin state securities regulatory bodies. We have also offered and continue to offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Illinois, Indiana, Iowa, Missouri and Wisconsin unless we decide to register in additional states. This limitation may result in the offering being unsuccessful.
     We are expecting to incur offering expenses in the amount of approximately $750,000 to complete this offering.
Suitability of Investors
     Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following two suitability tests: (1) You have annual income from whatever source of at least $60,000 and you have a net worth of at least $60,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $150,000 exclusive of home, furnishings and automobiles. For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.

     Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.
     Each subscriber must make written representations (among others) that he/she/it:
•	is purchasing such units for the purpose of investment and not for resale;

•	has been encouraged to rely upon the advice of such subscriber’s legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units; and

•	will acquire the units for the subscriber’s own account without a view to public distribution or resale and that such subscriber has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person.
Subscription Period
     The offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $70,000,000; or (2) November 7, 2007. However, we may close the offering any time prior to November 7, 2007, upon the sale of the minimum aggregate offering amount of $64,455,000. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling at least the minimum number of units prior to November 7, 2007, the offering proceeds will remain in escrow until we satisfy the conditions for releasing funds from escrow, including our receipt of a written debt financing commitment. We may admit members to One Earth Energy and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units. If we sell subscriptions for all of the available units, we have the discretion to reject any subscriptions, in whole or in part, for any reason.
     This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “RISK FACTORS.” In the event we terminate this offering prior to its successful closing, funds invested with us will be returned with interest, less escrow fees. We intend to return those funds by the close of the next business day or as soon as possible after the termination of the offering.
Subscription Procedures
     Before purchasing any units, you must complete the subscription agreement included as exhibit C to this registration statement, draft a check payable to “First Busey Trust, Escrow Agent for One Earth Energy, LLC” in the amount of not less than 100% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; and deliver to us these items and an executed copy of the signature page of our second amended and restated operating agreement. Investors who purchased units prior to June 1, 2007 and deposited 10% of the amount due for the units and signed a promissory note, will not be required to pay the remaining 90% until we give them written notice that full payment is due under the promissory notes. In the subscription agreement, an investor must make representations to us concerning, among other things, that he or she has received our registration statement and any supplements, agrees to be bound by the second amended and restated operating agreement and understands that the units are subject to significant transfer restrictions. The subscription agreement also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully. Investors subscribing after the date of this post-effective amendment number 2 must submit a check in an amount of not less than 100% of the total amount due for the purchase of membership units at the time of subscription.
     For the investors who executed subscription agreements prior to June 1, 2007, once we receive subscriptions for the minimum amount of the offering, we will mail written notice to our investors that full payment under the promissory notes is due within 30 days. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow.

     The promissory note is full recourse which means that you will be liable for the balance due and that if you do not timely repay the indebtedness upon the terms agreed, we intend to pursue you by any legal means to recover the indebtedness. This includes, but is not limited to, acquisition of a judgment against you for the amount due plus interest plus any amounts we spend to collect the balance. We also intend to seek from you any attorney fees we incur in collecting the balance. Unpaid amounts due will accrue interest at a rate of 12% per year. We will also retain the initial 10% payment made by the subscriber. Pursuant to the terms of the promissory note, we will not be required to give you notice of default under the terms of the promissory note, but upon your failure to make timely payment, we will immediately have the right to pursue you for payment of the balance due by any legal means. By signing the promissory note you will also grant to us a purchase money security interest in any units you own or hereafter acquire to secure your promise to pay the balance due. You also agree to allow us to retain possession of any certificates representing units to allow us to perfect our security interest. This means that if you default on your obligation to pay us, you could lose your right to any of our units that you presently own or hereafter acquire.
     If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $64,455,000, you will be required to pay the full purchase price immediately upon subscription.
     We may, in our sole discretion, reject or accept all or any part of your subscription agreement. We might not consider acceptance or rejection of your application until after we have received applications totaling at least $64,455,000 from investors or until a future date near the end of this offering. If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our second amended and restated operating agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will promptly return your subscription, check, and signature page.
     If you are deemed the beneficial owner of 5% or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of 5% or more of our outstanding units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.
Escrow Procedures
     Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with First Busey Trust as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. The conditions are: (1) cash proceeds from unit sales deposited in the escrow account equal or exceed $64,455,000, exclusive of interest; (2) our receipt of a written debt financing commitment for debt financing ranging from $94,455,000 to $100,000,000, depending on the amount necessary to fully capitalize the project; (3) we elect, in writing, to terminate the escrow agreement; and (4) First Busey Trust provides an affidavit to the states in which the units have been registered stating that the requirements to release funds have been satisfied. If, however, a subscriber chooses to withdraw his/her/its subscription for units pursuant to our rescission offer, the 10% down payment held in escrow will be returned to the subscriber along with the required statutory rate of interest.
     We will invest the escrow funds in short-term certificates of deposit issued by a bank, short-term securities issued by the United States government, money market funds, repurchase agreements or other financial vehicles including those available through the escrow agent. Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until November 7, 2007, or some earlier date, at our discretion.
     We may terminate the offering prior to closing the offering in which event we will return your investment, with interest, less escrow fees, by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:
•	If we determine in our sole discretion to terminate the offering prior to November 7, 2007; or

•	If we do not raise the $64,455,000 minimum aggregate offering amount by November 7, 2007.

Delivery of Unit Certificates

     If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the units subscribed in the offering upon such release. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “DESCRIPTION OF MEMBERSHIP UNITS – Restrictive Legend on Membership Certificates.”
Summary of Promotional and Sales Material
     In addition to and apart from this registration statement, we may use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this registration statement and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this registration statement, such material does not purport to be complete and should not be considered as a part of this registration statement or of the registration statement of which this registration statement is a part, or as incorporated in this registration statement or the registration statement by reference.
DESCRIPTION OF MEMBERSHIP UNITS
     An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. We elected to organize as a limited liability company rather than a corporation because we wish to qualify for partnership tax treatment for federal and state income tax purposes with our earnings or losses passing through to our members and subject to taxation at the member level. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS.” As a unit holder and a member of the limited liability company, an investor will be entitled to certain economic rights, such as the right to the distributions that accompany the units and to certain other rights, such as the right to vote at our member meetings. In the event that an investor’s membership in the limited liability company later terminates, that investor may continue to own units and retain economic rights such as the right to receive distributions. However, termination of membership would result in the loss of other rights such as the right to vote at our member meetings.
Membership Units
     Ownership rights in us are evidenced by units. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unit holders who are also members have the right to vote and participate in our management as provided in the second amended and restated operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.
Restrictive Legend on Membership Certificate
     We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
Voting Limitations
     Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting rights. Members do not have preemptive rights. Members do not have the right to elect directors. According to our second amended and restated operating agreement, five of our original seed capital members and FEI have a right to appoint the members of our board of directors. Each of the five seed capital members has the right to appoint one director and FEI has the right to appoint up to six directors. Regardless of the number of directors actually appointed by FEI, the directors appointed by FEI have the right to six director votes. There are provisions in our second amended and restated operating agreement that provide FEI shall have the right to appoint a majority of our directors and exercise a majority of the director votes so long as FEI holds a majority of our membership units.
     As a result of negotiations with FEI, we have allowed FEI to appoint Zafar Rizvi to our board of directors and to exercise FEI’s director votes despite the fact that we have not yet satisfied all of the conditions in FEI’s subscription agreement and FEI has not yet made its capital contribution. Pursuant to the terms of our second amended and restated operating agreement, FEI is only entitled to appoint a director and exercise a majority of the director votes so long as FEI holds a majority of our membership units. Should we fail to satisfy the conditions of the subscription agreement or should FEI fail to make its capital contribution, our directors would be entitled to remove FEI’s director from the board.
Loss of Membership Rights
     Although we are managed by our directors, our second amended and restated operating agreement provides that certain transactions, such as amending our second amended and restated operating agreement or dissolving One Earth Energy, require member approval. An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. Pursuant to our second amended and restated operating agreement, no person may become a member without the approval of the board of directors. Once admitted, each member has the following rights:
•	to receive a share of our profits and losses;

•	to receive distributions of our assets, if and when declared by our directors;

•	to participate in the distribution of our assets in the event we are dissolved or liquidated;

•	to access information concerning our business and affairs at our place of business; and

•	to vote on matters coming before a vote of the members.
     Our second amended and restated operating agreement provides that if your membership is terminated, then you will lose your right to vote your units and the right to access information concerning our business and affairs at our place of business. Under our second amended and restated operating agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by us.
     A member may be terminated in accordance with the Illinois Limited Liability Company Act and the terms of our second amended and restated operating agreement. Under the Illinois Limited Liability Company Act, a member can be terminated if such member gives notice to the company of his or her express will to withdraw, if there is a transfer of the member’s entire distributional interest other than a transfer for security purposes, by expulsion by unanimous vote of the other members, or by expulsion by judicial determination.
     Investors whose membership has been terminated but who continue to own units will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. These unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See “DESCRIPTION OF BUSINESS.”
     If you transfer your units, and the transfer is permitted by our second amended and restated operating agreement, or has been approved by the board of directors, then the transferee will be admitted as a substituted member of One Earth Energy only if the transferee:

•	agrees to be bound by our second amended and restated operating agreement;

•	pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

•	delivers, upon our request, any evidence of the authority such person or entity has to become a member of One Earth Energy; and

•	delivers, upon our request, any other materials needed to complete transferee’s transfer.
     The board of directors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements. The restrictive legend on our membership certificates and the language of our second amended and restated operating agreement will alert subsequent transferees of our units as to the restrictions on transferability of our units and the events by which a member may lose membership rights. Investors who transfer units to transferees who do not become substituted members will not retain the rights to vote, access information or share in profits and losses as they do not continue as members when units are transferred to a third party.
Distributions
     Distributions are payable at the discretion of our board of directors, subject to the provisions of the Illinois Limited Liability Company Act, our second amended and restated operating agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units.
     Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Distributions will be made to investors in proportion to the number of units investors own as compared to all of our units that are then issued and outstanding. Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources); however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.
     We do not expect to generate revenues until the proposed plant is operational. After operations of the proposed plant begin, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our net cash flow to our members in proportion to the units held and in accordance with our second amended and restated operating agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.
     We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:
•	Successful and timely completion of construction, since we will not generate any revenue until our plant is constructed and operational;

•	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•	Our ability to operate our plant at full capacity, which directly impacts our revenues;

•	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•	State and federal regulations and subsidies, and support for ethanol generally, which can impact our profitability and the cash available for distributions.
Capital Accounts and Contributions
     The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our second amended and restated operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.
Allocation of Profits and Losses
     Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.
Special Allocation Rules
     The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder’s actual capital contributions. Our second amended and restated operating agreement also requires that our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each Unit holder’s capital account balance is equal to the capital account balance that that unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder’s capital account.
Restrictions on Transfers of Units
     The units will be subject to certain restrictions on transfers pursuant to our second amended and restated operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.
     We have restricted the ability to transfer units to ensure that we are not deemed a “publicly traded partnership” and thus taxed as a corporation. Under our second amended and restated operating agreement, no transfer may occur without the approval of the board of directors. The board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:
•	Transfers by gift to the member’s descendants;

•	Transfers upon the death of a member; and

•	Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units.

     Any transfer in violation of the publicly traded partnership requirements or our second amended and restated operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate such a market will develop.
     The units are unsecured equity interests in One Earth Energy and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.
SUMMARY OF OUR SECOND AMENDED AND RESTATED OPERATING AGREEMENT
     Statements contained in this section of the registration statement regarding the contents of our second amended and restated operating agreement are not necessarily complete, and reference is made to the copy of our second amended and restated operating agreement filed as exhibit B to this registration statement.
Binding Nature of the Agreement
     We will be governed primarily according to the provisions of our second amended and restated operating agreement and the Illinois Limited Liability Company Act. Among other items, our second amended and restated operating agreement contains provisions relating to the election of directors, restrictions on transfers, member voting, and other company governance matters. If you invest in One Earth Energy, you will be bound by the terms of our second amended and restated operating agreement. Except where otherwise provided in our second amended and restated operating agreement, its provisions may be amended only with the approval the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members, along with the written approval of FEI, so long as FEI holds a majority of our membership units.
Management
     Our second amended and restated operating agreement provides that our board of directors will consist of between six and eleven directors. So long as Farmers Energy One Earth, LLC (FEI) holds a majority of our membership units, it has the right to appoint up to six directors. FEI however has the right to six directors votes regardless of the number of directors appointed by FEI. Additionally, five of the directors will be appointed by the following five members, so long as the applicable member owns at least 140 units of One Earth: (i) Topflight Grain Cooperative, Inc. of Bement, Illinois; (ii) Fisher Farms Grain & Coal Company of Dewey, Illinois; (iii) Grand Prairie Co-op, Inc. of Tolono, Illinois; (iv) Ludlow Cooperative Elevator Company of Ludlow, Illinois; and (v) Alliance Grain Co. of Gibson City, Illinois. Each of these five directors will be entitled to one director vote pursuant to our second amended and restated operating agreement. Our directors will serve indefinitely at the pleasure of the member appointing him or her or until a successor is appointed or until the earlier death, resignation or removal of such director. The current directors and their business experience are set out in further detail in “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS.” Other than the members who have special appointment rights, none of our members will be entitled to elect directors to sit on our board of directors. The only way a member who does not have a special appointment right may elect a member of our board of directors is through an amendment to our second amended and restated operating agreement.
     No matter may be submitted to the members for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs.
     Our second amended and restated operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.

     The directors shall appoint a president/CEO who will preside over any meeting of the board of directors, and one or more vice presidents who shall assume the president/CEO’s duties in the event the president/CEO is unable to act.
     According to our second amended and restated operating agreement, the directors may not take the following actions without the unanimous consent of the members:
•	Cause or permit One Earth Energy to engage in any activity that is inconsistent with our purposes;

•	Knowingly engage in any act in contravention of the second amended and restated operating agreement or which would make it impossible to carry on the ordinary business of One Earth Energy, except as otherwise provided in the second amended and restated operating agreement;

•	Possess our property or assign rights in specific company property other than for One Earth Energy’s purpose; or

•	Cause us to voluntarily take any action that would cause our bankruptcy.
     In addition, without the consent of a majority of the membership voting interests and the written approval of FEI, so long as FEI holds a majority of our membership units, the directors do not have the authority to cause One Earth Energy to:
•	Merge, consolidate, exchange or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;

•	Confess a judgment against us in an amount in excess of $500,000;

•	Issue units at a purchase price of less than thirty percent (30%) of the purchase price offered to investors in our initial registered offering of units filed with the Securities and Exchange Commission;

•	Issue more than an aggregate number of 22,320 units; or

•	Acquire equity or debt securities of any director or affiliate of a director or otherwise make loans to any director or affiliate or a director.

Members’ Meetings and Other Members’ Rights
     There will be an annual meeting of members at which the board of directors will give our annual company report. Members will address any appropriate business. In addition, members owning an aggregate of 30% of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.
     Member meetings shall be at the place designated by the board, the president/CEO or a majority of members entitled to vote. Members of record will be given notice of member meeting neither more than 60 days nor less than five days in advance of such meetings.
     In order to take action at a meeting, members holding at least 50% of the units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Assuming a quorum is present, members take action by the affirmative vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or number is otherwise required by our second amended and restated operating agreement or by the Illinois Limited Liability Company Act. FEI must approve of many of the actions that are presented to the members so long as FEI holds a majority of our units.
     For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, members entitled to receive payment of any distribution, or to make a determination of members for any other purpose, the board may provide that the unit transfer books shall be closed for a stated period of at least 10 days and not more than 60 days. Instead of closing the unit transfer books, the directors may fix in advance a date as the record date for any such determination of members, such date in any case to be not more than 60 days, and in case of a meeting of members not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If the unit transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring a dividend is adopted shall be the record date for such determination.
     Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.
     We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.
Unit Transfer Restrictions
     A unit holder’s ability to transfer units is restricted under the second amended and restated operating agreement. Unit holders may not transfer their units prior to the date on which substantial operations of the ethanol plant commence unless such transfer is:
•	To the investor’s administrator or trustee to whom such units are transferred involuntarily by operation of law, such as death; or

•	Made without consideration to or in trust for the investor’s descendants or spouse.
     Beginning any time after substantial operations of the ethanol plant commence, investors may transfer their units to any person or organization only if such transfer meets the conditions precedent to a transfer under our second amended and restated operating agreement and:
•	Has been approved by our directors in accordance with the terms of the second amended and restated operating agreement; or

•	The transfer is made to any other member or to any affiliate or related party of the transferring member.
     To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. To help ensure that a market does not develop, our second amended and restated operating agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s units.
Termination of Membership
     A member may be terminated in accordance with the Illinois Limited Liability Company Act and the terms of the second amended and restated operating agreement. Under the second amended and restated operating agreement, a terminated member loses all membership voting interests and is considered merely an unadmitted assignee of a membership economic interest. An unadmitted assignee has no right to any information or accounting of the affairs of the Company except as required by the Illinois Limited Liability Company Act, is not entitled to inspect the books or records of the Company, and does not have any of the other rights of a member under the Illinois Limited Liability Company Act or the second amended and restated operating agreement. Under the Illinois Limited Liability Company Act, a member can be terminated if such member gives notice to the company of his or her express will to withdraw, if there is a transfer of the member’s entire distributional interest other than a transfer for security purposes, by expulsion by unanimous vote of the other members, or by expulsion by judicial determination.

Amendments
     Except where otherwise provided in our second amended and restated operating agreement, such agreement may be amended by the affirmative vote of the holders of a majority of the units held by members at a meeting where a quorum is present and entitled to vote on the matter, along with the written approval of FEI, so long as FEI holds a majority of our units. No amendment may be made without the consent of each member adversely affected if such amendment would modify the limited liability of a member or alter the membership economic interest of a member. The second amended and restated operating agreement defines membership economic interest as a member’s share of profits and losses, the right to receive distributions of our assets, and the right to the information concerning our business and affairs as required by the Illinois limited liability company act.
Dissolution
     Our second amended and restated operating agreement provides that a voluntary dissolution of One Earth Energy may be affected only upon the prior approval of a 75% majority of all units entitled to vote, and the written approval of FEI so long as FEI holds a majority of our units.
Farmers Energy One Earth, LLC Amendments
     Our agreement with FEI provides that, so long as FEI holds a majority of our units, it will be entitled to: (i) appoint up to six directors as described above; and (ii) approve of certain extraordinary transactions such as amendment of the second amended and restated operating agreement, dissolution of One Earth Energy, issuance of additional membership units, and merging One Earth Energy with another company. These special rights are contingent on FEI holding a majority of our membership units.
     These additional rights granted to FEI in our second amended and restated operating agreement are not available to our other investors.
FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS
     This section of the registration statement describes some of the more important federal income tax risks and consequences of your participation in One Earth Energy. No information regarding state and local taxes is provided. Each prospective member should consult his or her own tax advisor concerning the impact that his or her investment in us may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in us. Although we will furnish unit holders with such information regarding One Earth Energy, LLC as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.
     The following discussion of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, as amended (the Code), existing Treasury Department regulations (Regulations), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect us and a unit holder’s investment in us. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder’s individual return.
     The tax opinion contained in this section and the opinion attached as exhibit 8.1 to the registration statement is the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification for federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

     The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel’s opinion. With the exception of our tax counsel’s opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel’s professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS — Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties” below.
     Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this registration statement. This section is not to be construed as a substitute for careful tax planning.
Partnership Status
     Our tax counsel has opined that, assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income. Under recently revised Treasury regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.
     We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.
     As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.
Publicly Traded Partnership Rules
     To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:
•	Traded on an established securities market; or

•	Readily tradable on a secondary market or the substantial equivalent.
     Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, it is probable that we are subject to testing under the publicly traded partnership rules because we elected to be classified and taxed as a partnership.

     We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.
     We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. In addition, our second amended and restated operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:
•	In “private” transfers;

•	Pursuant to a qualified matching service; or

•	In limited amounts that satisfy a 2% test.
     Private transfers include, among others:
•	Transfers by gifts in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

•	Transfers at death, including transfers from an estate or testamentary trust;

•	Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

•	Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

•	“Block transfers.” A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any 30 calendar day period of units that in the aggregate represents more than two percent of the total interests in partnership capital or profits.
     Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:
•	It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;

•	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•	The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•	The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•	The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•	The seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•	The sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed 10% of the total interests in partnership capital or profits.
     In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, do not exceed 2% of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

Tax Treatment of Our Operations; Flow-Through of Taxable Income and Loss.
     We will pay no federal income tax. Instead, as unit holders, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether they receive cash distributions.
     Because we expect to be taxed as a partnership, we may have our own taxable year that is separate from the taxable years of our unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In this case, the majority interest taxable year is the calendar year.
     However, pursuant to Section 444 of the Internal Revenue Code, we may make a special election to adopt a non-calendar year fiscal year if the proposed non-calendar year fiscal year does not defer income by more than three months. In addition, in order to make a Section 444 election we must deposit deferred taxes pursuant to Section 7519 of the Internal Revenue Code. However, a Section 444 special election may not be claimed if more than 5% of our outstanding units are held by “pass-through” entities. Therefore, although we intend to make a Section 444 special election and adopt a non-calendar year fiscal year, we may be required to adopt the calendar year as our taxable year.
Tax Consequences to Our Unit Holders
     We have adopted a fiscal year ending October 31 for accounting and tax purposes. As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our taxable income or loss for our taxable year ending October 31, 2007 on his or her 2007 income tax return. A unit holder with a June 30 fiscal year will report his share of our October 31, 2007 taxable income or loss on his income tax return for the fiscal year ending June 30, 2008. We will provide each unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.
Tax Treatment of Distributions
     Distributions made by us to a unit holder generally will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder’s basis in his units immediately before the distribution. Cash distributions in excess of unit basis, which are unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.
Initial Tax Basis of Units and Periodic Basis Adjustments
     Under Section 722 of the Internal Revenue Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors’ units. Here, an investor’s initial basis in each unit purchased will be $5,000.
     An investor’s initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.
     The basis of an investor’s units will be decreased, but not below zero, by:
•	The amount of any cash we distribute to the investors;

•	The basis of any other property distributed to the investor;

•	The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•	Any reduction in the investor’s share of Company debt.

     The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:
•	The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•	Upon the liquidation or disposition of a member’s interest, or

•	Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.
     Except in the case of a taxable sale of a unit or One Earth Energy, LLC’s liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of One Earth Energy’s net income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.
Tax Credits to Unit Holders
Small Ethanol Producer Tax Credit
     There is a ten cent per gallon tax credit available to certain small ethanol producers. The Energy Policy Act of 2005 signed into law by President Bush on August 8, 2005 expands the definition of a “small ethanol producer” from 30 million gallons per year to 60 million gallons per year. Small ethanol producers are allowed a tax credit on up to 15 million gallons of ethanol production annually. The tax credit is capped at $1.5 million per year per producer. Even as amended under the Energy Policy Act of 2005, we do not expect to be classified as a small ethanol producer for purposes of the tax credit because we expect to produce approximately 100-million gallons of ethanol per year and you will receive no benefit from this program.
Deductibility of Losses; Basis, At-Risk, and Passive Loss Limitations
     Generally, a unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:
•	Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of One Earth Energy’s losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

•	At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•	Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder’s entire interest in One Earth Energy to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.
Passive Activity Income
     If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses and credits from investments in other passive activities.
Alternative Minimum Tax
     Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in One Earth Energy, LLC on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.
Allocations of Income and Losses
     Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our second amended and restated operating agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our second amended and restated operating agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s financial rights in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the amended and restated operating agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The amended and restated operating agreement permits our directors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the amended and restated operating agreement provides that upon the transfer of all or a portion of a unit holder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.
Tax Consequences Upon Disposition of Units
     Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s units that exceeds the proceeds of sale.
     Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other “unrealized receivables” or “substantially appreciated inventory” owned by us. We will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.
Effect of Tax Code Section 754 Election on Unit Transfers
     The adjusted basis of each unit holder in his units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.
     A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.
     If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.
     Transferees are subject to an affirmative obligation to notify us of their basis in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.
     Our second amended and restated operating agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.
Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind
     Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirements
     The IRS requires a taxpayer who sells or exchanges a membership unit to notify One Earth Energy in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Company membership unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.
Tax Information to Members
     We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.
Audit of Income Tax Returns
     The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.
     Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.
     Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.
     The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service. The Tax Matters Member must be a “member-manager” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of directors who is also a unit holder of One Earth Energy. Our second amended and restated operating agreement provides for board designation of the Tax Matters Member. Currently, Steve Kelly is serving as our Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.
Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties
     If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.
     Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.
     The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.
State and Local Taxes
     In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This registration statement makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.
LEGAL PROCEEDINGS
     None of our officers, directors, promoters or significant employees have been involved in legal proceedings that would be material to an evaluation of our management. From time to time in the ordinary course of business, we may be named as a defendant in legal proceedings related to various issues, including without limitation, workers’ compensation claims, tort claims, or contractual disputes. We are not currently involved in any material legal proceedings, directly or indirectly, and we are not aware of any claims pending or threatened against us or any of the directors that could result in the commencement of legal proceedings.
EXPERTS
     The validity of the issuance of the units offered and opinion relating to the principal federal income tax consequences of owning and disposing of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
     Boulay, Heutmaker, Zibell & Co., P.L.L.P., an independent registered public accounting firm, has audited our financial statements at October 31, 2006, as set forth in their report appearing in this registration statement. We have included our audited financial statements in the registration statement in reliance on the report from Boulay, Heutmaker, Zibell & Co., P.L.L.P., given on their authority as experts in accounting and auditing.

TRANSFER AGENT
     We will serve as our transfer agent and registrar.
ADDITIONAL INFORMATION
     We filed with the Securities and Exchange Commission (the Commission) a registration statement on Form SB-2 (the Registration Statement) under the Securities Act, with respect to the offer and sale of membership units pursuant to this registration statement. This registration statement, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and no reference is hereby made to such omitted information. Statements made in this registration statement concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at 100 F Street, NE, Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
     We are required to file periodic reports with the Commission pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports will be made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this registration statement, our filings will be made pursuant to Regulation S-B for small business filers. We will also make current reports on Form 8-K. Except for our duty to deliver audited annual financial statements to our members pursuant to our second amended and restated operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. However, each filing we make with the Commission is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the Commission at 1-800-SEC-0330.

ONE EARTH ENERGY, LLC
C O N T E N T S

Page
Report of Independent Registered Public Accounting Firm	F1

Financial Statements

Balance Sheet	F2

Statement of Operations	F3

Statement of Members’ Equity	F4

Statement of Cash Flows	F5

Notes to Financial Statements	F6-F10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
One Earth Energy, LLC
Gibson City, Illinois
We have audited the accompanying balance sheet of One Earth Energy, LLC (a development stage company), as of October 31, 2006, and the related statements of operations, changes in members’ equity, and cash flows for the period from inception (November 28, 2005) to October 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of One Earth Energy, LLC (a development stage company), as of October 31, 2006, and the results of its operations and its cash flows for the period from inception (November 28, 2005) to October 31, 2006, in conformity with accounting principles generally accepted in the United Stated States of America.
/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
Certified Public Accountants
Minneapolis, Minnesota
December 15, 2006

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Balance Sheet

October 31,
2006
ASSETS
Current Assets
Cash and cash equivalents	$606,979
Prepaid expenses	33,041

Total current assets	640,020

Property and Equipment
Office equipment	6,867
Less accumulated depreciation	(572)

Net property and equipment	6,295

Other Assets
Deferred offering costs	282,376
Land options	37,000

Total other assets	319,376

Total Assets	$965,691

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable	$80,558
Accrued expenses	961

Total current liabilities	81,519

Commitments and Contingencies

Members’ Equity
Member contributions, 855 Class A units outstanding less costs of raising capital	1,424,470
Deficit accumulated during development stage	(540,298)

Total members’ equity	884,172

Total Liabilities and Members’ Equity	$965,691

Notes to Financial Statements are an integral part of this Statement.

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Statement of Operations

From Inception
(November 28, 2005)
to October 31, 2006
Revenues	$—

Operating Expenses
Preproduction startup costs	271,652
Professional fees	156,434
General and administrative	163,581

Total	591,667

Operating Loss	(591,667)

Other Income (Expense)
Grant income	20,000
Other income	5,000
Interest income	26,369

Total	51,369

Net Loss	$(540,298)

Weighted Average Units Outstanding	622

Net Loss Per Unit	$(869)

Notes to Financial Statements are an integral part of this Statement.

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Statement of Changes in Members’ Equity

Balance — November 28, 2005 (Date of Inception)	$—
Capital contributions - 855 units, $1,666.67 per unit, February 2006	1,425,000

Costs of raising capital	(530)

Net loss for the period from inception to October 31, 2006	(540,298)

Balance — October 31, 2006	$884,172

Notes to Financial Statements are an integral part of this Statement.

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Statement of Cash Flows

From Inception
(November 28, 2005)
to October 31, 2006
Cash Flows from Operating Activities
Net loss	$(540,298)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	572
Change in assets and liabilities
Prepaid expenses	(33,041)
Accounts payable	10,096
Accrued expenses	961

Net cash used in operating activities	(561,710)

Cash Flows from Investing Activities
Payment for land options	(37,000)
Capital expenditures	(6,867)

Net cash used in investing activities	(43,867)

Cash Flows from Financing Activities
Payments for deferred offering costs	(211,914)
Payments for cost of raising capital	(530)
Member contributions	1,425,000

Net cash provided by financing activities	1,212,556

Net Increase in Cash and Cash Equivalents	606,979

Cash and Cash Equivalents – Beginning of Period	—

Cash and Cash Equivalents – End of Period	$606,979

Supplemental Disclosure of Noncash Investing and Financing Activities

Deferred offering costs included in accounts payable	$70,462

Notes to Financial Statements are an integral part of this Statement.

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
October 31, 2006
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
One Earth Energy, LLC (an Illinois Limited Liability Company) was organized in November 2005 to pool investors to build a 100 million gallon annual production ethanol plant near Gibson City, Illinois. Construction is anticipated to take 14-16 months with expected completion during the summer of 2008. As of October 31, 2006, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.
Fiscal Reporting Period
The Company adopted a fiscal year ending October 31 for reporting financial operations.
Accounting Estimates
Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.
Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that these estimates may change in the near term.
Cash and Cash Equivalents
The Company will consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash and equivalents approximates the fair value.
The Company maintains its accounts at one financial institution. At times throughout the year, the Company’s cash and equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation. Cash in money market accounts is not federally insured. At October 31, 2006, money market funds totaled approximately $535,600.
Deferred Offering Costs
The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received, or if the financing does not occur, they will be expensed.
Property and Equipment
     Property and equipment are stated at the lower of cost or estimated fair value. Depreciation is provided over an estimated useful life by use of the straight line depreciation method. Maintenance and repairs is expensed as incurred; major improvements and betterments are capitalized.
The Company has incurred substantial consulting, permitting, and other pre-construction services related to building its facilities. Due to the substantial current uncertainties regarding the Company’s ability to proceed with the ultimate facility construction until the Company has raised debt and equity financing, the Company expenses these preconstruction costs as incurred.
Grants

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
October 31, 2006
The Company recognizes grant proceeds as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset upon complying with the conditions of the grant. Grant income received for incremental expenses that otherwise would not have been incurred are netted against the related expense.
Income Taxes
The Company is treated as a partnership for federal and state income tax purposes and generally does not incur income taxes. Instead, its earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.
Organizational and Start Up Costs
The Company expenses all organizational and start up costs as incurred.
Fair Value of Financial Instruments
The carrying value of cash and cash equivalents approximates fair value.
Recently Issued Accounting Pronouncements
Management has reviewed recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company’s financial statements.
2. DEVELOPMENT STAGE ENTERPRISE
The Company was formed on November 28, 2005 to have an indefinite life. In February 2006, the Company raised $1,425,000 from five seed capital investors in exchange for 855 Class A units.
The Company has two classes of membership units: Class A units and Class B units. The Class A units and Class B units shall have no par value and shall have identical rights, obligations and privileges, except in the election of the Board of Directors and the voting rights. The Board of Directors will maintain one more Class A Director than the Class B Directors. Only Class A members can appoint Class A Directors and only Class B members can elect Class B Directors. All of the Class A units are held by founding members of the Company. Voting by members will require a majority of Class A members and a majority of Class B member’s support, subject to minimum quorum requirements.
Income and losses are allocated to all members based upon their respective percentage units held. See Note 3 for further discussion of members’ equity.
3. MEMBERS’ EQUITY
The Company has filed a Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The Offering is for a minimum of 6,020 Class B units and up to 12,020 Class B units at $5,000 per unit for minimum proceeds of $30,100,000 and maximum offering proceeds of $60,100,000, before any costs of raising capital. An investor will have to purchase a minimum of five units. The registration became effective November 7, 2006.
4. GRANT

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
October 31, 2006
The Company was awarded a $20,000 grant from the Illinois Corn Marketing Board for the purpose of conducting a feasibility study for a 100 million gallon ethanol plant. This study was completed in August 2005. As of December 15, 2006, the Company had subscriptions for 435 units totaling $2,175,000.
5. RELATED PARTY TRANSACTIONS
The Company compensates its board members and general managers with a per diem of $100 per board meeting attended. For the period from inception to October 31, 2006, the Company has incurred such costs totaling approximately $18,900.
6. INCOME TAXES
The differences between financial statement basis and tax basis of assets are as follows:

October 31,
2006
Financial statement basis of assets	$965,691
Plus: organization and start-up costs capitalized	591,667

Income tax basis of assets	$1,557,358

There were no differences between the financial statement basis and tax basis of the Company’s liabilities.
7. COMMITMENTS AND CONTINGENCIES
Plant Construction
The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $155,500,000. The Company has signed a letter of intent with a general contractor to design and build the ethanol plant for $105,997,000, which is subject to increases as the Construction Cost Index increases since September 2005, as published by the Engineering News-Record Magazine. Due to the increase in the CCI, at October 31, 2006 the estimated contract price increase is approximately $4,810,000. The project budget includes a construction contingency of approximately $7,950,000 for potential increases in costs. The construction price in the letter of intent assumes the use of non-union labor. If the contractor is required to employ union labor, the contract price may need to be increased. The letter of intent shall terminate on December 31, 2007 unless the basic size and design of the facility have been determined. Furthermore, the letter of intent shall terminate on December 31, 2008 unless financing for the facility has been secured. Either of the aforementioned dates may be extended upon mutual written agreement. The Company anticipates funding the development of the ethanol plant by raising total equity between $30,100,000 and $60,100,000, in addition to the initial $1,425,000 in seed capital already raised, and securing financing for up to approximately $98,955,000, less any grants received. The amount of debt financing needed depends on the amount of equity raised in the Offering.
Although the Company has not yet entered into a design-build agreement, in December 2005, the Company entered into a Phase I and Phase II engineering services agreement with an affiliate of the anticipated general contractor. In exchange for the performance of certain engineering and design services, the Company has agreed to pay a fixed amount, which will be credited against the total design-build contract as well as certain reimbursable expenses. Either party may terminate this agreement upon 20 days written notice.
Land options

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
October 31, 2006
The Company is considering several locations for the proposed ethanol plant. The Company has purchased land options on two potential sites.
In February 2006, the Company entered into a contract with an unrelated party to have the option to purchase approximately 10 acres of land in Ford County, Illinois, for $100,000, until February 2007. The Company paid $10,000 for this option, which will be applied to the final purchase price if exercised. This site is adjacent to the following three options in Ford County.
In April 2006, the Company entered into a contract with an unrelated party to have the option to purchase approximately 34 acres of land in Ford County, Illinois, until April 2007. The purchase price for the property shall be $12,000 per acre if the option is exercised during the first nine months of the option period and $14,000 if it is exercised in the final three months of the option period. The Company paid $10,000 for this option which will be applied to the final purchase price if exercised.
In April 2006, the Company entered into a contract with an unrelated party to have the option to purchase approximately 35 acres of land in Ford County, Illinois, for $6,400 per acre until April 2007. The Company paid $10,000 for this option, which will be applied to the final purchase price if exercised.
In November 2006, the Company entered into a contract with unrelated parties to have the option to purchase a minimum of 2 acres of land in Ford County, Illinois, for $20,000 per acre until November 2007. The Company paid $10,000 for this option, which will be applied to the final purchase price if exercised. This option is for land to drill a well to pump water to the plant.
In March 2006, the Company entered into a contract with an unrelated party to have the option to purchase approximately 81 acres of land in Champaign County, Illinois, for $1,498,500, until March, 2007. The Company paid $7,000 for this option, which will be applied to the final purchase price if exercised.
Consulting Contracts
In January 2006, the Company entered into an agreement with an unrelated party to provide consulting services related to government financing and incentive programs with estimated fees totaling approximately $25,000. The consulting will be charged on an hourly basis and include reimbursement for expenses at cost plus a 10% administrative fee.
In February 2006, the Company entered into an agreement with an unrelated party to provide surveying services for an estimated cost of $8,500.
In March 2006, the Company entered into an agreement with an unrelated party for consulting and energy management services for supplies of natural gas and electricity for the plant. The fees for these services shall be $3,500 per month, plus pre-approved travel expenses. The agreement commenced in February 2006 and will continue until twelve months after the plant’s completion. The fees for the services will increase 4% per year on the anniversary date of the effective date of the agreement. The agreement will be month-to-month after the initial term. This agreement may be terminated by either party effective after the initial term upon sixty days prior written notice.
In March 2006, the Company entered into an agreement with an unrelated party to provide consulting services in the development, financing, start-up and construction of the plant. The Company will pay the consultant $125,000 per year for these services plus reimbursement for expense. This agreement may be terminated upon 30 days notice only for cause meaning substantial noncompliance with material terms of the agreement.
In May 2006, the Company entered into a consulting agreement for assistance in negotiating contracts and equity marketing activities. The Company paid a one-time commitment fee of $15,000 upon execution of the agreement.

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
October 31, 2006
The Company is required to pay $60,000 upon receipt of equity marketing materials, an additional $60,000 thirty days after receipt of the equity marketing materials and $15,000 when debt financing is secured. The consulting company will provide on site consulting services for which it will be paid up to $1,500 per week plus reimbursement of expenses up to $1,000 per week. The agreement may be terminated by the Company prior to receipt of equity marketing materials with payment to be made for services provided to date of termination. If the agreement was terminated after the date of receipt of equity marketing materials, the Company is required to make all payments required by the agreement.
Equity agreement
In May 2006, the Company entered into an agreement with an unrelated corporation for the sale of 4,980 Class B units of the Company at $5,000 per unit for a total price of $24,900,000. The corporation is obligated to purchase these units if certain conditions are met, such as raising $30,100,000 in equity financing and securing a binding loan financing commitment. The agreement expires if the Company does not meet the conditions for the corporation’s purchase of units by June 30, 2007 or upon mutual termination.
Ethanol Marketing Contract
In September 2006, the Company entered into an ethanol marketing contract with an unrelated party (marketer). Under the terms of the agreement, the marketer will purchase all of the Company’s ethanol production during the term of the contract. The Company will pay a fixed rate fee per net gallon of ethanol for the marketer’s services during the term of the contract. Additionally, the Company is also required to share with the marketer the additional profits derived from the marketer’s gains on swaps and exchanges. The contract will continue for three years following the first day of ethanol production, with automatic renewals after the initial three-year term unless terminated by either party.
Distillers Grains Marketing Contract
In November 2006, the Company entered into a marketing agreement with a company for the purpose of marketing and selling all the distillers grains the Company produces. The initial term of the agreement is three years, and shall remain in effect until terminated by either party at its unqualified option, by providing written notice of not less than 90 days to the other party.

ONE EARTH ENERGY, LLC
C O N T E N T S

Page
Uaudited Financial Statements

Balance Sheet	F12

Statement of Operations	F13

Condensed Statement of Operations	F14

Condensed Statement of Cash Flows	F15

Notes to Condensed Financial Statements	F16-F20

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Condensed Balance Sheet

April 30,
2007
(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$12,383
Prepaid expenses	13,196

Total current assets	25,579

Property and Equipment
Office equipment	11,345
Land	105,036
Construction in process	51,876

168,257
Less accumulated depreciation	(1,841)

Net property and equipment	166,416

Other Assets
Deferred offering costs	704,065
Land options	30,000

Total other assets	734,065

Total Assets	$926,060

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$41,754
Accrued expenses	3,021
Notes payable — members	200,000

Total current liabilities	244,775

Commitments and Contingencies

Members’ Equity
Member contributions, 855 units outstanding	1,424,470
Deficit accumulated during development stage	(743,185)

Total members’ equity	681,285

Total Liabilities and Members’ Equity	$926,060

Notes to Condensed Financial Statements are an integral part of this Statement.

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Statements of Operations

	Three Months Ended	Three Months Ended
	April 30,	April 30,
	2007	2006
	(unaudited)	(unaudited)
Revenues	$—	$—

Operating Expenses
Preproduction startup costs	329	5,257
Professional fees	64,310	60,851
General and administrative	53,097	27,032

Total	117,736	93,140

Operating Loss	(117,736)	(93,140)

Other Income (Expense)
Interest income	287	7,795
Interest expense	(921)	—

Total	(634)	7,795

Net Loss	$(118,370)	$(85,345)

Weighted Average Units Outstanding	855	590

Net Loss Per Unit	$(138)	$(145)

Notes to Condensed Financial Statements are an integral part of this Statement.

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Condensed Statements of Operations

	Six Months Ended	From Inception	From Inception
	April 30,	(November 28, 2005)	(November 28, 2005)
	2007	to April 30, 2006	to April 30, 2007
	(unaudited)	(unaudited)	(unaudited)
Revenues	$—	$—	$—

Operating Expenses
Preproduction startup costs	73,674	5,257	345,326
Professional fees	96,332	111,074	252,766
General and administrative	122,486	34,505	286,067

Total	292,492	150,836	884,159

Operating Loss	(292,492)	(150,836)	(884,159)

Other Income (Expense)
Grant income	86,578	20,000	106,578
Contributions	—	5,000	5,000
Interest income	3,948	7,795	30,317
Interest expense	(921)		(921)

Total	89,605	32,795	140,974

Net Loss	$(202,887)	$(118,041)	$(743,185)

Weighted Average Units Outstanding	855	341	703

Net Loss Per Unit	$(237)	$(346)	$(1,057)

Notes to Condensed Financial Statements are an integral part of this Statement.

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Condensed Statements of Cash Flows

	Six Months Ended	From Inception	From Inception
	April 30,	(November 28, 2005)	(November 28, 2005)
	2007	to April 30, 2006	to April 30, 2007
	(unaudited)	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net loss	$(202,887)	$(118,041)	$(743,185)
Adjustments to reconcile net loss to net cash from operations:
Depreciation	1,269	114	1,841
Land option expired	7,000	—	7,000
Change in assets and liabilities Prepaid expenses	19,845	(10,000)	(13,196)
Accounts payable	16,982	37,143	27,078
Accrued expenses	2,060	15,400	3,021

Net cash used in operating activities	(155,731)	(75,384)	(717,441)

Cash Flows from Investing Activities
Payment for land options	(10,000)	(37,000)	(47,000)
Payments for purchase of land	(95,036)	—	(95,036)
Capital expenditures	(4,478)	(2,057)	(11,345)
Payments for construction in progress	(42,626)	—	(42,626)

Net cash used in investing activities	(152,140)	(39,057)	(196,007)

Cash Flows from Financing Activities
Payments for deferred offering costs	(486,725)	(5,844)	(698,639)
Payments for cost of raising capital	—	(530)	(530)
Member contributions	—	1,425,000	1,425,000
Proceeds from short term loans	200,000	—	200,000

Net cash provided by (used in) financing activities	(286,725)	1,418,626	925,831

Net Increase (Decrease) in Cash and Cash Equivalents	(594,596)	1,304,185	12,383

Cash and cash equivalents – Beginning of Period	606,979	—	—

Cash and cash equivalents – End of Period	$12,383	$1,304,185	$12,383

Supplemental Disclosure of Noncash Investing and Financing Activities

Construction costs included in accounts payable	$9,250	$—	$9,250

Deferred offering costs included in accounts payable	$5,426	$61,066	$5,426

Land option exercised and applied to land purchase	$10,000	$—	$10,000

Notes to Condensed Financial Statements are an integral part of this Statement.

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
April 30, 2007 (Unaudited)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accompanying unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as permitted by such rules and regulations. These financial statements and related notes should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended October 31, 2006, contained in the Company’s annual report on Form 10-KSB for 2006.
In the opinion of management, the interim condensed financial statements reflect all adjustments considered necessary for fair presentation. The adjustments made to these statements consist only of normal recurring adjustments.
Nature of Business
One Earth Energy, LLC (an Illinois Limited Liability Company) was organized in November 2005 to pool investors to build a 100 million gallon annual production ethanol plant near Gibson City, Illinois. Construction is anticipated to take 18-21 months with expected completion during the spring of 2009. As of April 30, 2007, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.
Accounting Estimates
Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.
Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that these estimates may change in the near term.
2. MEMBERS’ EQUITY
The Company was formed on November 28, 2005 to have an indefinite life. In February 2006, the Company raised $1,425,000 from five seed capital investors in exchange for 855 Class A units.
The Company filed a Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The original Offering was for a minimum of 6,020 Class B units and up to 12,020 Class B units at $5,000 per unit for minimum proceeds of $30,100,000 and maximum offering proceeds of $60,100,000, before any costs of raising capital. An investor was required to purchase a minimum of five units. The registration became effective November 7, 2006. As of April 30, 2007, the Company had subscriptions for 4,922 units totaling $24,610,000 based on this original offering.
The Company is in the process of filing an amendment to their Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The new Offering is for a minimum of 12,891 units and up to 14,000 units at $5,000 per unit for minimum proceeds of $64,455,000 and maximum offering proceeds of $70,000,000, before any costs of raising capital. An investor will have to purchase a minimum of five units. The Company will have one class of units. Income and losses are allocated to all members based upon their respective percentage units held.

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
April 30, 2007 (Unaudited)
The Company intends to conduct a rescission offer with the current subscribers due to the Company changing the terms of the initial public offering. The subscribers that choose to withdraw their subscriptions will receive their deposit plus interest returned to them.
On May 17, 2007, the Company entered into a non-binding agreement with Farmers Energy One Earth, LLC (Farmers Energy), a subsidiary of Rex Stores Corporation, whereby Farmers Energy has agreed to purchase a minimum of 7,011 units for a minimum purchase price of $35,055,000 and a maximum of 12,491 units for a maximum purchase price of $62,455,000. The actual number of units purchased by Farmers Energy will be dependent upon the number and amount of rescissions resulting from our rescission offer and the total number of new subscribers. Farmers Energy will have the right to appoint a majority of the board members of the Company.
3. NOTES PAYABLE
The Company entered into promissory notes for up to $200,000 with each of its five seed capital investors, totaling $1,000,000, to be used as operating capital. Interest shall accrue on amounts advanced at the rate of 9% per annum. All outstanding principal and interest outstanding shall be paid no later than 30 days after the Company breaks escrow on its equity offering. As of April 30, 2007, the Company has an outstanding principal balance of $200,000 with $921 in accrued interest.
4. DEBT FINANCING
The Company has received a debt financing commitment for debt financing from First National Bank of Omaha. We have commenced negotiations with First National Bank of Omaha with respect to a definitive loan agreement. The debt financing commitment includes a construction term loan, operating line of credit, and letters of credit. However, at this time, the Company has not entered into any definitive agreements for debt financing with First National Bank of Omaha.
In addition, subsequent to the end of the last fiscal quarter, the Company entered into various loan documents with Farmers Energy pursuant to which Farmers Energy has agreed to provide the Company with interim financing of up to $6,000,000 to enable the Company to proceed with our project until it is able to close on our debt financing. In exchange for the interim financing, the Company provided Farmers Energy with a mortgage in all of its real property and a security interest in all of its personal property.
5. GRANT
The Company was awarded a $100,000 Value-Added Producer Grant from the United States Department of Agriculture. The Company will match the grant funding with an amount equal to $100,000. The matching funds will be spent at a rate equal to or in advance of grant funds, with the expenditure of matching funds not to occur until the date the grant began, which was September 1, 2006. The funding period for the grant will conclude within one year of the date of the signed agreement, but no later than August 31, 2007. The grant funds and matching funds shall only be used for the purposes stated with in the grant budget. As of April 30, 2007, the Company has incurred approximately $86,500 of expenses reimbursable by the grant which has been received.
6. RELATED PARTY TRANSACTIONS
The Company compensates its board members and general managers with a per diem of $100 per board meeting and equity drive meeting attended. For the period from inception to April 30, 2007, the Company has incurred such costs totaling approximately $48,550.
7. COMMITMENTS AND CONTINGENCIES
Plant Construction

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
April 30, 2007 (Unaudited)
The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $166,000,000. The Company has entered into a non-binding letter of intent with Fagen, Inc. for the design and construction of the proposed ethanol plant. On June 20, 2007, the Company entered into a definitive design-build agreement with Fagen, Inc. effective as of May 17, 2007, for the design and construction of the proposed ethanol plant for approximately $120,000,000, exclusive of any change orders the Company may approve. The agreement with Fagen, Inc. provides for an increase in the cost of construction in the event the Company does not issue a notice to proceed to Fagen, Inc. by October 19, 2007. In addition, the Company expects Fagen, Inc. will agree to have the project substantially complete within 635 days after the date of the notice to proceed with the construction of the ethanol plant. The Company expects final completion will be finished within 90 days after substantial completion.
In December 2005, the Company entered into a Phase I and Phase II engineering services agreement with an affiliate of the anticipated general contractor. In exchange for the performance of certain engineering and design services, the Company has agreed to pay a fixed amount, which will be credited against the total design-build contract as well as certain reimbursable expenses.
The Company anticipates funding the development of the ethanol plant by raising total equity between $64,455,000 and $70,000,000, in addition to the initial $1,425,000 in seed capital already raised, and securing financing for up to approximately $100,000,000, less any grants received. The amount of debt financing needed depends on the amount of equity raised in the Offering.
Land and land options
The Company has purchased three adjacent parcels of real estate in Ford County near Gibson City, Illinois as the site for the construction of their proposed ethanol plant.
In February 2006, the Company entered into a contract with an unrelated party to have the option to purchase approximately 10 acres of land in Ford County, Illinois, for $100,000, until February 2007. The Company paid $10,000 for this option. In April 2007, the Company purchased these acres for approximately $100,000. The option price was applied to the final purchase price. Additionally, in June 2007, the Company entered into an agreement to purchase approximately 6 acres of land in Ford County, Illinois with this same related party for a price of $10,000 per acre. The Company expects to close on the property in the next fiscal quarter. These sites are adjacent to the following three options in Ford County.
In April 2006, the Company entered into a contract with an unrelated party to have the option to purchase approximately 34 acres of land in Ford County, Illinois, until April 2007. As of April 30, 2007, the Company has exercised the option but has not closed on the property. Because the Company exercised this option the firm purchase price for the property shall be $14,000 per acre. The Company paid $10,000 for this option which will be applied to the final purchase price. The Company closed on this property in June 2007.
In April 2006, the Company entered into a contract with an unrelated party to have the option to purchase approximately 40 acres of land in Ford County, Illinois, for $6,400 per acre until April 2007. The Company paid $10,000 for this option, which will be applied to the final purchase price if exercised. In May 2007, the Company exercised the option and purchased this land for approximately $224,000 to which the option price was applied.
In November 2006, the Company entered into a contract with unrelated parties to have the option to purchase a minimum of 2 acres of land in Ford County, Illinois, for $20,000 per acre until November 2007. The Company paid $10,000 for this option, which will be applied to the final purchase price if exercised. This option is for land to drill a well to pump water to the plant.

ONE EARTH ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
April 30, 2007 (Unaudited)
In March 2006, the Company entered into a contract with an unrelated party to have the option to purchase approximately 81 acres of land in Champaign County, Illinois, for $1,498,500, until March, 2007. The Company paid $7,000 for this option, which was expensed when the option expired on March 13, 2007.
Consulting Contracts
In January 2006, the Company entered into an agreement with an unrelated party to provide consulting services related to government financing and incentive programs with estimated fees totaling approximately $25,000. The consulting will be charged on an hourly basis and include reimbursement for expenses at cost plus a 10% administrative fee.
In March 2006, the Company entered into an agreement with an unrelated party for consulting and energy management services for supplies of natural gas and electricity for the plant. The fees for these services shall be $3,500 per month, plus pre-approved travel expenses. The agreement commenced in February 2006 and will continue until twelve months after the plant’s completion. The fees for the services will increase 4% per year on the anniversary date of the effective date of the agreement. The agreement will be month-to-month after the initial term. This agreement may be terminated by either party effective after the initial term upon sixty days prior written notice.
In March 2006, the Company entered into an agreement with an unrelated party to provide consulting services in the development, financing, start-up and construction of the plant. The Company will pay the consultant $125,000 per year for these services plus reimbursement for expense. This agreement may be terminated upon 30 days notice only for cause meaning substantial noncompliance with material terms of the agreement. The Company has decided not to renew this agreement and have agreed to pay the unrelated party’s consulting fee through April 17, 2007, the end of the contract term.
In May 2006, the Company entered into a consulting agreement for assistance in negotiating contracts and equity marketing activities. The Company paid a one-time commitment fee of $15,000 upon execution of the agreement. The Company paid $60,000 upon receipt of equity marketing materials, and $60,000 thirty days after receipt of the equity marketing materials and is required to pay an additional $15,000 when debt financing is secured. The consulting company will provide on site consulting services for which it will be paid up to $1,500 per week plus reimbursement of expenses up to $1,000 per week. See Note 3.
Ethanol Marketing Contract
In September 2006, the Company entered into an ethanol marketing contract with an unrelated party (marketer). Under the terms of the agreement, the marketer will purchase all of the Company’s ethanol production during the term of the contract. The Company will pay a fixed rate fee per net gallon of ethanol for the marketer’s services during the term of the contract. Additionally, the Company is also required to share with the marketer the additional profits derived from the marketer’s gains on swaps and exchanges. The contract will continue for three years following the first day of ethanol production, with automatic renewals after the initial three-year term unless terminated by either party.
Distillers Grains Marketing Contract
In November 2006, the Company entered into a marketing agreement with a company for the purpose of marketing and selling all the distillers grains the Company produces. The initial term of the agreement is three years, and shall remain in effect until terminated by either party at its unqualified option, by providing written notice of not less than 90 days to the other party.

Form LLC-5.5	ILLINOIS LIMITED LIABILITY COMPANY ACT Articles of Organization	File # 0168682-8

Secretary of State Jesse White Department of Business Services Limited Liability Division Room 351 Howlett Building 501 S. Second St. Springfield, IL 62756 www.cyberdriveillinois.com	SUBMIT IN DUPLICATE Must be typewritten. This space for use by Secretary of State.	This space for use by Secretary of State. FILED Nov. 28 2005 JESSE WHITE SECRETARY OF STATE
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, C.P.A.’s check or money order payable to Secretary of State.	Filing Fee: $500 Approved: /s/ZB

1.	Limited Liability Company Name: One Earth Energy, LLC

The LLC name must contain the words Limited Liability , L.L.C. or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc., Ltd., Co., Limited Partnership or L.P.

2.	Address of principal place of business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable). 1306 West 8th Street, Gibson City, IL 60936

3.	Articles of Organization effective on: (check one)

☑	the filing date

☐	a later date (not to exceed 60 days after the filing date):

Month, Day, Year
4.	Registered Agent’s Name and Registered Office Address:

Registered Agent:	Steven P. Kelly

	First Name	Middle Initial	Last Name

Registered Office:	1306 West 8th Street

(P.O. Box alone or	Number	Street	Suite #
c/o is unacceptable.)
Gibson City, IL 60936

	City	Zip Code	County
5.	Purpose(s) for which the Limited Liability Company is organized: (If more space is needed, attach additional 8 1/2” x 11” sheets.)

“The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act.”

The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol and by-product production facilities; and (ii) process feedstock into ethanol and related by-products, and market such ethanol and by-products.

6.	Latest date, if any, upon which the company is to dissolve:

	(Leave blank if duration is perpetual.)	Month, Day, Year
Printed by authority of the State of Illinois. August — 2005 — 5.5M — LLC-4.10

LLC-5.5	0168682-8 11-28-2005

7.	(OPTIONAL) Other agreed upon events of dissolution and/or provisions for the regulation of the internal affairs of the Company: (If more space is needed, attach additional 8 1/2” x 11” sheets).

8.	The Limited Liability Company: (Check either a or b below.) a. ☑ is managed by the manager(s) (List names and business addresses.)

See Attached List.

b. ☐ had management vested in the member(s) (List names and addresses).

9.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated	November 21 Month, Day	,	2005 Year

1.	/s/ Christopher R. Sackett	1.	666 Grand Avenue, Suite 2000

	Signature		Number Street

	Organizer		Des Moines

	Name and Title (type or print)		City/Town

	Brown, Winick, Graves		IA 50309

	Name if a Corporation or other entity		State Zip Code

2.		1.

	Signature		Number Street

	Name and Title (type or print)		City/Town

	Name if a Corporation or other entity		State Zip Code
Signatures must be in black ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.

Printed by authority of the State of Illinois. August — 2005 — 5.5M — LLC-4.10

1.	Steven Kelly 1306 West 8th Street Gibson City, IL 60936

2.	Robert Landau 17415 N. 4100 E. Road Anchor, IL 61720

3.	Louis Schwing 1st Main Street P.O. Box 7 Dewey, IL 61840

4.	Jack Murray 2607 Cty Road 1000 E. Champaign, IL 61822

5.	Roger Miller 1 S. Calhoun P.O. Box E Tolono, IL 61880

6.	Patrick Feeney 1474 E. Co. Road 1500 N Monticello, IL 61856

7.	Dave Hastings 100 W. Thomas P.O. Box 155 Ludlow, IL 60949

8.	Pat Quilin 3571 Cty Road 2000 E. Ludlow, IL 60949

9.	Scott Docherty 400 East Bodman Bement, IL 61813

10.	Cary Hinton 1049 E. 1000 N. Road Bement, IL 61813

SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
ONE EARTH ENERGY, LLC
Dated: Effective June 13, 2007

SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
ONE EARTH ENERGY, LLC

B-6

SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
ONE EARTH ENERGY, LLC
     THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the 13th day of June, 2007, by and among One Earth Energy, LLC, an Illinois limited liability company (the “Company”), each of the Persons identified as Members on attached Exhibit “A,” and any other Persons that may from time-to-time be subsequently admitted as Members of the Company in accordance with the terms of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.
     In consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I. THE COMPANY
1.1 Formation. The Company was formed as an Illinois limited liability company by filing Articles of Organization with the Illinois Secretary of State on November 28, 2005.
1.2 Name. The name of the Company shall be “One Earth Energy, LLC,” and all business of the Company shall be conducted in such name.
1.3 Purposes; Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and by-product production facilities; (ii) process feedstock into ethanol and related by-products, and market such ethanol and by-products; and (iii) engage in any other business and investment activity in which an Illinois limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Article V of this Agreement.
1.4 Principal Place of Business. The Company shall continuously maintain a principal place of business in the State of Illinois, at such location as the Directors may determine. The initial principal place of business of the Company shall be at 1306 West 8th Street, Gibson City, Illinois 60936, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.
1.5 Term. The term of the Company commenced on the date the Articles were filed with the Illinois Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.
1.6 Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Illinois and in any other state in which it is required by law to do so. The name and address of the Company’s initial Registered Agent in Illinois shall be Steven P. Kelly, 1306 West 8th Street, Gibson City, Illinois 60936.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company. Each Member’s interest in the Company shall be personal property for all purposes.

1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion. Subject to any confidentiality agreements with or for the benefit of the Company, neither this Agreement nor any activity undertaken pursuant hereto shall: (i) prevent any Member or Director or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Director to permit the Company or any other Director or Member or their Affiliates to participate in any such activities. As a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to, or otherwise deal with, any Member (including any Member who is also a Director), or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been entered into with an independent third party.
1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
     (a) “Act” means the Illinois Limited Liability Company Act, as amended from time to time, or any corresponding provisions of any succeeding law.
     (b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
     (c) “Affiliate” means, with respect to any Person or entity: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, managers, or persons exercising similar authority with respect to such Person or entities.
     (d) “Agreement” means the Company’s Second Amended and Restated Operating Agreement, as amended and/or restated from time to time.
     (e) “Appointing Members” means (i) Topflight Grain Cooperative, Inc. of Bement, Illinois; (ii) Fisher Farms Grain & Coal Company of Dewey, Illinois; (iii) Grand Prairie Co-op, Inc. of Tolono, Illinois; (iv) Ludlow Cooperative Elevator Company of Ludlow, Illinois; and (v) Alliance Grain Co. of Gibson City, Illinois.

     (f) “Articles” means the Company’s Articles of Organization on file with the Illinois Secretary of State’s Office, as amended from time to time.
     (g) “Assignee” means a transferee of Units who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement.
     (h) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.
     (i) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member’s predecessors in interest to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units held or purchased by such Member, including additional Capital Contributions.
     (j) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
     (k) “Company” means One Earth Energy, LLC, an Illinois limited liability company.
     (l) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
     (m) “Debt” means: (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above. Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
     (n) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
     (o) “Director” means all Persons who: (i) are appointed as Directors pursuant to Article V of this Agreement or who have otherwise become Directors pursuant to the terms of this Agreement; and (ii) have not ceased to be Directors pursuant to the terms of this Agreement. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
     (p) “Dissolution Event” has the meaning set forth in Section 10.1 of this Agreement.

     (q) “Facilities” means the ethanol and by-product production facilities to be constructed and operated by the Company.
     (r) “Farmers Energy” means Farmers Energy One Earth, LLC, an Ohio limited liability company, an indirect wholly-owned subsidiary of Farmers Energy Incorporated, a Delaware corporation, a wholly-owned subsidiary of REX Stores Corporation, a Delaware corporation.
     (s) “Fiscal Year” means: (i) any twelve-month period commencing on January 1 and ending on December 31; and (ii) the period commencing on the immediately preceding November 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made. The Directors may establish a different Fiscal Year so long as the Fiscal Year chosen is not contrary to the Code or any provision of any state or local tax law.
     (t) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     (u) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 of this Agreement shall be as set forth in such Section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.
     (v) “Issuance Items” has the meaning set forth in Section 3.3(h) of this Agreement.
     (w) “Liquidation Period” has the meaning set forth in Section 10.6 of this Agreement.
     (x) “Liquidator” has the meaning set forth in Section 10.8 of this Agreement.
     (y) “Members” means all Persons: (i) whose names are set forth as such on the Unit Holder Register as it may be amended from time to time, or who have become Members pursuant to the terms of this Agreement; and (ii) who are owners of one or more Units and have not ceased to be Members pursuant to the terms of this Agreement.

     (z) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company as required by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”
     (aa) “Membership Interest” means collectively, a Member’s Membership Economic Interest and Membership Voting Interest.
     (bb) “Membership Voting Interest” means, a Member’s right to vote as set forth in this Agreement or as required by the Act. The Membership Voting Interest of a Member shall mean as to any matter with respect to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Unit Holder Register.
     (cc) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.
     (dd) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
     (ee) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
     (ff) “Officers” means all Persons who: (i) are appointed as Officers pursuant to Section 5.19 of this Agreement or who have otherwise become Officers pursuant to the terms of this Agreement; and (ii) have not ceased to be Officers pursuant to the terms of this Agreement.
     (gg) “Permitted Transfer” has the meaning set forth in Section 9.2 of this Agreement.
     (hh) “Person” means any individual, general or limited partnership, joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.
     (ii) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
     (jj) “Property” means all real and personal property owned or acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.
     (kk) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
     (ll) “Regulatory Allocations” has the meaning set forth in Section 3.4 of this Agreement.
     (mm) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.
     (nn) “Securities Act” means the Securities Act of 1933, as amended.
     (oo) “Tax Matters Member” has the meaning set forth in Section 7.4 of this Agreement.
     (pp) “Transfer” means, as a noun, any voluntary or involuntary transfer, gift, sale, exchange, assignment, pledge, bequest, hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequest, hypothecate or otherwise dispose of.
     (qq) “Unit” means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement.
     (rr) “Unit Holder” means any Person who is the owner of one or more Units. “Unit Holders” means all such Persons.
     (ss) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
     (tt) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

     (uu) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.
     (vv) “Unit Holder Register” means the register maintained by the Company at its principal office or by the Company’s duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder’s predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement.
ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Initial Capital Contributions. The name, address, Capital Contribution and Units quantifying the Membership Interest of each of the Members shall be set forth on the Unit Holder Register.
2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.7, additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Persons acquiring such Units.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
     (a) To each Unit Holder’s Capital Account there shall be credited: (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;
     (b) To each Unit Holder’s Capital Account there shall be debited: (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;
     (c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
     (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.
     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. In the event the Directors determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company. The Directors also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
ARTICLE III. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
     (b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
     (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.
     (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of: (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.
     (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.
     (f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
     (h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Regulatory Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6 Other Allocation Rules.
     (a) For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.
     (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.
     (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.
     (d) Profits and Losses to the Unit Holders shall be allocated among the Unit Holders in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
3.8 Tax Credit Allocations. All income tax credits with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective Membership Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-1(b)(4)(ii) and shall be interpreted consistently therewith.
ARTICLE IV. DISTRIBUTIONS
4.1 Net Cash Flow. Subject to the terms and conditions of any applicable loan covenants and restrictions, the Directors, in their sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders in proportion to Units held. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.
4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit

Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement. Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.
ARTICLE V. MANAGEMENT
5.1 Directors. Except as otherwise provided in this Agreement or required by law, the Directors shall direct the business and affairs and exercise all of the powers of the Company, and shall adopt such policies, rules, regulations and actions as they deem advisable. Subject to Section 5.7 of this Agreement and any other express provisions of this Agreement to the contrary, the business and affairs of the Company shall be managed by and under the direction of the Directors and not by the Members.
     Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.1 or the adoption of any provision inconsistent herewith shall require the unanimous approval of the Membership Voting Interests.
5.2 Number of Directors. The Board of Directors shall consist of between six (6) and eleven (11) Directors.
Farmers Energy
     Up to Six (6) Directors may be appointed by Farmers Energy pursuant to Section 5.3 of this Agreement; to the extent the Board of Directors is increased in excess of or reduced below eleven (11) Directors, so long as Farmers Energy has a majority of the Membership Voting Interests, it shall have the right to appoint a majority of the Directors. Farmers Energy’s appointed Directors shall collectively be entitled to six (6) Director votes on any issues presented to the Board of Directors, regardless of the number of Directors actually appointed by Farmers Energy, but in all events a majority of the Director votes, so long as Farmers Energy has a majority of the Membership Voting Interests. The six (6) votes held by Farmers Energy’s Directors shall be allocated, as a group, according to the terms of Section 5.3 of this Agreement.
Appointed Directors
     Up to Five (5) of the Directors shall be appointed pursuant to Section 5.4 of this Agreement. Each Director appointed pursuant to Section 5.4 of this Agreement shall be entitled to one (1) vote.
     All Directors will be required to execute a confidentiality agreement in form and substance reasonably satisfactory to the Company with and for the benefit of the Company prior to becoming a Director.
     Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.2 or the adoption of any provision inconsistent herewith shall require the affirmative vote of Farmers Energy and a majority of the remaining Membership Voting Interests.
5.3 Appointment and Term of Farmers Energy Directors. So long as Farmers Energy holds a majority of the Membership Voting Interests, Farmers Energy shall be entitled to appoint up to six (6)

Directors, but in all events a majority of the Directors. Farmers Energy shall appoint either one (1), two (2), three (3) or six (6) Directors. The number and the identity of the Directors of Farmers Energy will be established by Farmers Energy from time to time by providing written notice to the Company. The six (6) Director votes held by Farmers Energy’s Directors shall be allocated equally among the Directors appointed by Farmers Energy pursuant to this Section 5.3 (e.g., if Farmers Energy appoints 6 Directors, each Director shall have one (1) vote, if Farmers Energy appoints three (3) directors, each Director shall have two (2) votes, etc.). If less than all of the Directors appointed by Farmers Energy are present at a meeting, any Directors of Farmers Energy who are present at the meeting may cast any absent Farmers Energy Director’s vote(s) on behalf of the absent Director. Each Director appointed by Farmers Energy under this Section shall serve indefinitely at the pleasure of Farmers Energy until a successor is appointed, or until the earlier death, resignation, or removal of such Director. Any Director appointed under this Section may be removed for any reason by Farmers Energy, upon written notice to the Directors, which notice shall designate and appoint a successor Director to fill the vacancy. Any vacancy in a Director position appointed pursuant to this Section 5.3 shall be filled within thirty (30) days of its occurrence by Farmers Energy, unless following the vacancy Farmers Energy has one (1), two (2), or three (3) Directors appointed to the Board of Directors and elects not to fill such vacancy. In the event that Farmers Energy Transfers sufficient Units such that it no longer controls a majority of the Membership Voting Interests, the term of any Directors appointed pursuant to this Section 5.3 shall terminate, and the Director seats previously reserved for Farmers Energy shall expire. This special right of appointment may not be Transferred by Farmers Energy. Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.3 or the adoption of any provision inconsistent herewith shall require the affirmative approval of Farmers Energy.
5.4 Appointment and Term of Other Directors. Each Appointing Member shall be entitled to appoint one Director, the identity of which will be established from time to time by each Appointing Member by providing written notice to the Company. Each Director appointed by an Appointing Member under this Section shall serve indefinitely at the pleasure of the Appointing Member who appointed him or her until a successor is appointed, or until the earlier death, resignation, or removal of such Director. Any Director appointed under this Section may be removed for any reason by the Appointing Member who appointed him or her, upon written notice to the Directors, which notice shall designate and appoint a successor Director to fill the vacancy. Any vacancy in a Director’s position shall be filled within thirty (30) days of its occurrence by the Appointing Member having the right of appointment. In the event that any Appointing Member Transfers any of his, her or its Units and such transfer results in the Appointing Member owning less than 140 total Units, the term of any Directors appointed by such Appointing Member shall terminate, and the Director seats previously reserved for such Appointing Member will be filled by the remaining Appointing Members. In the event of a merger or consolidation of two (2) or more Appointing Members, the surviving Appointing Member shall thereafter be entitled to appoint one (1) Director for each Appointing Member that was a party to such merger or consolidation.
     Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.4 or the adoption of any provision inconsistent herewith shall require the unanimous approval of the Appointing Members.
5.5 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement and the Act, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform, and the further right and power by resolution to delegate to the Officers or such other Persons as the Directors deem appropriate, the right and power to do or perform, the following:
     (a) Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;

     (b) Open any bank accounts or trading accounts in connection with the operation of the Company;
     (c) Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (d) Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (e) Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;
     (f) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;
     (g) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;
     (h) Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;
     (i) Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;
     (j) Contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
     (k) Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
     (l) Take, or refrain from taking, all actions not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;
     (m) Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;
     (n) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;
     (o) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution; and
     (p) Indemnify Members, Directors and Officers, and former Members, Directors and Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.6 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action.
5.7 Restrictions on Authority of Directors.
     (a) Notwithstanding any provision in this Agreement to the contrary, the Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:
(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

(ii)	Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)	Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.
     (b) Without the: (i) consent of a majority of the Membership Voting Interests; and (ii) the written approval of Farmers Energy so long as Farmers Energy holds a majority of the Membership Voting Interests, the Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to:
(i)	Merge, consolidate, exchange or otherwise dispose of all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)	Confess a judgment against the Company in an amount in excess of $500,000;

(iii)	Issue Units at a purchase price that is less than thirty percent (30%) of the purchase price offered to investors in the Company’s initial registered offering of Units filed with the Securities Exchange Commission;

(iv)	Issue more than an aggregate number of 22,320 Units; or

(v)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.
     The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.
5.8 Meetings. A regular meeting of the Directors shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members. Additionally, the Directors may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof. If the Directors do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting. Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the President/CEO or one-third (1/3) or more of the Directors. The Directors may designate any location as the place of any regular or special meeting. If no designation is made, the place of meeting shall be the principal office of the Company.
5.9 Notice. Notice shall be given to each Director with respect to any special meeting of the Directors, stating the date, time and place of the meeting. Such notice shall be given at least two (2) days prior thereto if the special meeting is held within fifty (50) miles of Gibson City, Illinois, or five (5) days prior thereto if the special meeting is held more than fifty (50) miles from Gibson City, Illinois and shall be in writing, unless oral notice is reasonable under the circumstances. If mailed, such notice shall be deemed to be delivered on the earlier of five (5) days after deposit in the U.S. mail addressed to the Director’s address as shown on the Company’s records with postage prepaid, or upon receipt. Any Director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to notice, and filed with the minutes relating to the action taken. A Director’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in the notice or waiver of notice of such meeting.
5.10 Conduct of Meeting. All Directors, to the extent possible, shall personally attend all Directors meetings. However, any Director may participate in any regular or special meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person. Only those Directors who are present at a meeting of the Board of Directors as provided in this Section 5.10 shall be entitled to exercise their votes.
5.11 Quorum. Directors representing a majority of the total Director votes shall constitute a quorum for the transaction of business if represented at a meeting. If less than all of the Directors appointed by Farmers Energy are present at a meeting, any Directors of Farmers Energy who are present at the meeting may cast any absent Farmers Energy Director’s vote(s) on behalf of the absent Director, and, accordingly, so long as at least one Director of Farmers Energy is present, all of Farmers Energy’s votes shall count towards the quorum. If less than a quorum is represented at a meeting, the Directors represented may adjourn the meeting and reschedule it for a later date without further notice. At such adjourned and rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Directors to leave less than a quorum.

5.12 Manner of Acting; Informal Action. Except as otherwise provided in this Agreement, the act of a majority of the votes exercised by the Directors at a meeting at which a quorum is present shall be the act of the Directors. References in this Agreement to a specified number of Directors shall be deemed to refer to such number of Director votes allocated hereunder unless specifically stated. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Directors entitled to vote with respect the subject matter thereof.
5.13 Presumption of Assent. A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such Director files a written dissent to such action with the other Directors before the adjournment thereof or forwards such dissent by mail to the other Directors immediately after the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favor of an action.
5.14 Compensation. The Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise, and to provide for reimbursement to Directors of their reasonable expenses of attending Directors’ meetings.
5.15 Committees; Authority. The Directors may create such committees, and appoint such Directors to serve on them, as the Directors deem appropriate. Each committee must have Two (2) or more Directors, who serve at the pleasure of the Directors. The creation of a committee, and the appointment of Directors to serve on it, must be approved by a majority of the votes held by the Directors. The procedural requirements for Board meetings under this Article V shall also apply to committee meetings. Board committees may exercise only those aspects of the Directors’ authority which are expressly conferred by the Directors by express resolution. Notwithstanding the foregoing, however, a committee may not, under any circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.
5.16 Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such potential financial interest was reasonably disclosed at the time of such vote.
5.17 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any Director’s Affiliates. The Directors shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Illinois and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.18 Officers. The officers of the Company shall be appointed by the Directors and shall include a President/CEO, a Vice-President, a Secretary, a Treasurer/CFO, and such other Officers and assistant Officers as the Directors shall determine. One person may simultaneously hold more than one office.

The Officers’ terms shall be specified by the Directors. If no term is specified, they shall hold office until the first meeting of the Directors held after the next annual meeting of the Members. If the appointment of Officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each Officer shall hold office until the officer’s successor is duly appointed and qualified, until the Officer’s death, or until the Officer resigns or is removed by the Directors. The designation of a specified term does not grant to an Officer any contract rights; and unless otherwise provided in a signed contract with the Company, Officers will be “at-will employees” subject to removal by the Directors at any time, with or without cause.
     Any officer may resign at any time by giving written notice to the President/CEO or the Secretary of the Company. Unless otherwise noted in the notice, the resignation shall be effective upon receipt.
     The Officers, and their duties and responsibilities shall be as follows:
     (a) President/CEO. The President/CEO shall be the principal executive officer of the Company and shall, subject to Directors’ control, generally supervise and control the Company’s business and affairs. The President/CEO shall, when present, preside at all Directors’ and Member meetings, and shall perform all duties incident to the office of President/CEO and such other duties as may be prescribed by this Agreement or by the Directors.
     (b) The Vice President(s). If one or more Vice Presidents are appointed by the Directors, the Vice President (or in the event there be more than one, the appropriate Vice President, as designated by the Directors, or in the absence of any designation, then in the order of appointment) shall perform the duties of the President/CEO in the event of the President/CEO’s absence, death, inability or refusal to act. When so acting, a Vice President shall have all of the powers, and be subject to all of the restrictions upon, the President/CEO. In addition, Vice Presidents shall perform such other duties as may be prescribed by this Agreement or by the Directors.
     (c) The Secretary. The Secretary shall: (i) keep the minutes of the Director and Member meetings; (ii) see that all notices are duly given in accordance with this Agreement and as required by law; (iii) serve as the custodian of the Company’s records; (iv) when requested or required, authenticate any Company records; (v) keep and maintain the Unit Holder Register and the Unit transfer books of the Company; and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed by this Agreement or by the Directors.
     (d) The Treasurer/CFO. The Treasurer/CFO shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with this Agreement; and (iv) generally perform all duties incident to the office of Treasurer/CFO and such other duties as may be prescribed by this Agreement or by the Directors.
     (e) Other Assistants and Acting Officers. The Directors shall have the power to appoint any Person to act as assistant to any Officer, or to perform the duties of such Officer, whenever for any reason it is impracticable for such officer to act personally. Any such assistant or acting Officer shall have the power to perform all the duties of the office to which he or she is appointed to be an assistant, or as to which he or she is appointed to act, except as such power may be otherwise defined or restricted by the Directors. Additionally, unless prohibited by a resolution of the Directors, any Officer may delegate in writing some or all of the duties and powers of such Officer’s position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
     Salaries of the Officers shall be fixed from time to time by the Directors, and no Officer shall be prevented from receiving a salary due to the fact that such Officer is also a Director.

5.19 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by: (i) the President/CEO; or (ii) such other Officers or Persons who may be authorized to do so by specific resolution of the Directors.
5.20 Limitation of Liability. To the maximum extent permitted under the Act and other applicable law, no Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of the Company shall be personally liable to the Company or its Members for monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of an improper financial benefit to which the Director is not entitled; (ii) liability for receipt of distributions in violation of the articles of organization, this Agreement or the Act; (iii) a knowing violation of law; or (iv) acts or omissions constituting willful misconduct, recklessness, fraud or bad faith.
5.21 Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or officer in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director or officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.
ARTICLE VI. MEMBERSHIP UNITS; MEMBERS
6.1 Membership Units. A Member’s Membership Interest in the Company shall be designated in Units. There shall be one class of Units in the Company. The Company shall have a first lien on the Units of any Member for any debt or liability owed by such Member to the Company. Members shall have no preemptive rights to acquire additional or newly created Units.
6.2 Certificates; Surrender for Transfer. Certificates representing Units shall be in such form as shall be determined by the Directors, in their discretion. If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Directors may prescribe. No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.
6.3 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “B” attached hereto and such other documents as may be required by the Directors. Membership Interests and Units of the Members shall be set forth on the Unit Holder Register as amended from time to time.
6.4 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission.
6.5 Members’ Voting Rights. Each Member shall be entitled to one (1) vote for each Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which such Member is entitled to vote under this Agreement or the Act. Members do not have cumulative voting rights as to any matter. Except as otherwise expressly provided for in this Agreement, Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.6 Member Meetings. Beginning with the fiscal year ending in calendar year 2008, or sooner as determined by the Directors, and each Fiscal Year thereafter, an annual meeting of the Members shall be held within one hundred eighty (180) days of the close of the Company’s Fiscal Year, at a time and date determined by the Directors. Special meetings of the Members, for any purpose(s) described in the meeting notice, may be called by the Directors, and shall be called by the Directors at the request of not less than thirty percent (30%) of all Members. A call by the Members for a special meeting shall be in writing, signed by the persons calling for the same, addressed and delivered to the Secretary, and shall state the time and purpose(s) of such meeting.
6.7 Place of Meeting. The Directors, or in the absence of action by the Directors, the President/CEO, may designate any place as the place for any meeting of the Members, unless by written consents, a majority of all Members entitled to vote at the meeting designate a different place for the holding of such meeting. If no designation is made by the Directors, the President/CEO or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company.
6.8 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.
6.9 Notice. Written notice stating the place and time of any annual or special Member meeting shall be delivered or mailed not less than five (5) nor more than sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered or mailed. Such notices shall be deemed to be effective upon the earlier of: (i) deposit postage-prepaid in the U.S. mail, addressed to the Member at the Member’s address as it appears on the Unit Holder Register, or such other address as may have been provided in writing to the Company by a Member; (ii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested; or (iii) actual receipt.
6.10 Contents of Notice. The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called. If a purpose of any Member meeting is to consider: (i) a proposed amendment to or restatement of the Articles requiring Member approval; (ii) a proposed amendment or restatement of this Operating Agreement requiring Member approval; (iii) a plan of merger or share exchange; (iv) the sale, lease, exchange or other disposition of all, or substantially all of the Company’s Property; or (v) the dissolution of the Company, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles, (2) amendment(s) to the Operating Agreement, (3) plan of merger or share exchange, (4) documents relating to the transaction for the disposition of all, or substantially all of the Company’s Property, and/or (5) plan and Articles of Dissolution.
6.11 Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.

6.12 Waiver of Notice. Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member shall be deemed equivalent to the giving of such notice. Furthermore, a Member’s attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member: (i) objects at the outset of the meeting; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.
6.13 Fixing of Record Date. For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Directors may provide that the Unit Transfer books shall be closed for a stated period, not to exceed sixty (60) days. If the Unit Transfer books shall be closed for such purpose, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the Unit Transfer books, the Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days, and in case of a meeting of Members not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If the Unit Transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination. When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
6.14 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing at least fifty percent (50%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.
6.15 Voting; Action by Members. If a quorum is present, the affirmative vote of (a) a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including Units represented in person, by proxy or by mail ballot when authorized by the Directors) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.16 Termination of Membership. If for any reason the membership of a Member is terminated as provided in this Agreement or the Act, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely an unadmitted Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights provided for unadmitted Assignees in Section 9.7 hereof.
6.17 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.
6.18 No Member Right of Redemption or Return of Capital. Except as otherwise provided in this Agreement or the Act, no Member or transferee of any Member shall have any right to demand or receive a return of his/her/its Capital Contribution or to require the redemption of his/her/its Units.
6.19 Waiver of Dissenters Rights. To the fullest extent permitted by the Act, each Member hereby disclaims, waives and agrees not to assert: (i) any dissenters’ or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any

Company Property; and (iii) any right to maintain any action for partition or to compel any sale with respect to such Member’s Units, or with respect to any Company Property.
6.20 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company, in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather shall be a debt due from the Company, repayable out of the Company’s cash, and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If a Director or an Affiliate of a Director is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.
ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business: (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) the full name and address of each Director; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company’s federal, state and local income tax and information returns and reports, if any, for the six (6) most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years. The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.
7.2 Delivery to Members and Inspection. Any Member or such Member’s designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time. Upon the request of any Member for purposes reasonably related to such Member’s interest as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 of this Agreement. Each Member has the right, upon reasonable request for purposes reasonably related to such Member’s interest as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Directors, promptly after their becoming available, copies of the Company’s federal, state and local income tax and information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.
7.3 Reports. The Treasurer/CFO of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied and with the Securities Exchange Act of 1934 (the “Exchange Act”) and/or applicable governing rules and regulations. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal

Year), and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s external auditors, which shall be a registered independent accounting firm with the Public Company Accounting Oversight Board, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). Public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.
7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Directors shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than three (3) months after the end of each Fiscal Year.
ARTICLE VIII. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Directors or any Member or Members representing at least thirty percent (30%) of the Membership Voting Interests. Following any such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment (provided that counsel for the Company shall have approved of the same in writing as to form), and the Directors shall include therewith a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if approved by the affirmative vote of the Members as provided in Section 6.15 above and approved by Farmers Energy, so long as Farmers Energy holds a majority of the Membership Voting Interests. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member subject to the rights granted to the Directors in this Agreement including, without limitation, in Section 6.1.
ARTICLE IX. TRANSFERS
9.1 General Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of such Member’s Units. In the event that any Member pledges or otherwise encumbers all or any part of such Member’s Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Agreement and all other agreements governing the rights and obligations of Unit Holders in the event such pledgee or secured party becomes a Unit Holder hereunder.

9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Article IX, a Unit Holder may: (a) at any time Transfer all or any portion of such Unit Holder’s Units (i) to the transferor’s administrator or trustee to whom such Units are Transferred involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of a Member; or (b) at any time following the date on which substantial operations of the Facilities commence, Transfer all or any portion of such Unit Holder’s Units (i) to any Person approved by the Directors, in writing, or (ii) to any Affiliate or Related Party of such Unit Holder. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to herein as a “Permitted Transfer.”
9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of Units shall be effective unless and until all of the following conditions have been satisfied:
     (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to affect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.
     (b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units Transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.
     (c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.
     (d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.
     (e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by the Directors, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be): (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be Transferred without causing such a termination; and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).
     (f) No notice or request initiating the procedures contemplated by this Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may Transfer all or any portion of its Units after a Dissolution Event has occurred.
     (g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
     The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).
9.4 Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer): (i) the transferee’s rights shall be strictly limited to the transferor’s Membership Economic Interests associated with such Units; and (ii) the Company may offset against such Membership Economic Interests (without limiting any other legal or equitable rights of the Company) any debts, obligations or liabilities for damages that the transferor or transferee may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability and damage that such parties may incur (including, without limitation, incremental tax liabilities, attorneys’ fees and expenses) as a result thereof.
9.5 No Dissolution or Termination. The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.
9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article IX, no Transfer of Units may be made if the Units sought to be sold, exchanged or Transferred, when added to the total of all other Units sold, exchanged or Transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code. In the event of a Transfer of any Units, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company except as required by the Act, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.

9.8 Admission of Substitute Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:
     (a) The transferee shall, by written instrument in form and substance reasonably satisfactory to the Directors, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.
     (b) The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member; and
     (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.
     (d) The transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate in connection with such Transfer.
9.9 Representations Regarding Transfers. Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that: (i) it is not currently making a market in Units and will not in the future make a market in Units; (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the IRS or the Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units (commonly referred to as “matching services”) as being a secondary market or the substantial equivalent thereof, no Member will Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person first agrees to be bound by this Article IX.
     Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
9.10 Distributions And Allocations In Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective not later than the first day of the month following the month in which all documents to effectuate the Transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were Transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the person or entity who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of any Units.
9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors, and in accordance with such terms and conditions, as the Directors may determine. All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest. Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement shall and execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit “B” attached hereto. Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein.
ARTICLE X. DISSOLUTION AND WINDING UP
10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) the affirmative vote of a 75% majority of the Membership Voting Interests to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members; and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company’s business and affairs. Notwithstanding any provision in this Agreement to the contrary, the Members acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and Articles of Dissolution have been filed pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (i) first, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (ii) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in such Member’s Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be: (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.
10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder’s Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.
10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.

10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority of the Membership Voting Interests, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any officers, directors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.
10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
ARTICLE XI. MISCELLANEOUS
11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by regular or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company: (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.
11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.
11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.
11.4 Headings. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.
11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6 Incorporation By Reference. Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.
11.7 Variation of Terms. All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.
11.8 Governing Law. The laws of the State of Illinois shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9 Waiver of Jury Trial. Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.
11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.
11.11 Specific Performance. Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the non-breaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.
11.12 No Third Party Rights. None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.
     DULY ADOPTED by the Company as of June 13, 2007.

ONE EARTH ENERGY, LLC
By:	/s/ Steven Kelly
Steven Kelly
Its: President

EXHIBIT “A”
Appointing Members
Name and Address of Members
Topflight Grain Cooperative, Inc.
400 East Bodman
Bement, IL 61813
Fisher Farmers Grain & Coal Company
1st Main Street
P.O. Box 7
Dewey, IL 61840
Grand Prairie Co-op, Inc.
1st Calhoun
P.O. Box E
Tolono, IL 61880
Ludlow Cooperative Elevator Company
100 W. Thomas
P.O. Box 155
Ludlow, IL 60949
Alliance Grain Co.
1306 West 8th Street
Gibson City, IL 60936

EXHIBIT “B”
MEMBER SIGNATURE PAGE
ADDENDUM TO THE SECOND AMENDED AND RESTATED
OPERATING AGREEMENT
OF ONE EARTH ENERGY, LLC
     The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in One Earth Energy, LLC, has received a copy of the Operating Agreement dated ___, 2007, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Operating Agreement in all respects, as if the undersigned had executed said Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the
Company and its Members:

ONE EARTH ENERGY, LLC

By:

Its:

ONE EARTH ENERGY, LLC
SUBSCRIPTION AGREEMENT
Class B Limited Liability Company Membership Units
$5,000.00 per Class B Unit
Minimum Investment of 5 Class B Units ($25,000)
Increments of 1 Class B Unit Thereafter ($5,000)
The undersigned subscriber (sometimes referred to as “you” or the “Subscriber”), desiring to become a member of One Earth Energy, LLC, an Illinois limited liability company, with its principal place of business at 1306 West 8th Street, Gibson City, Illinois (the “Company”), hereby subscribes for the purchase of Class B membership units (“Units”) of the Company, and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name

2.	Title, if applicable:

3.	Subscriber’s Address:
Street

City, State, Zip Code

4.	Telephone:

5.	E-mail Address:

B. NUMBER OF UNITS PURCHASED. You must purchase at least 5 Units. Please indicate the number of Units you are purchasing in the following box:

C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $25,000).

1. Total Purchase Price	=	2. 1st Installment	+	3. 2nd Installment
($5,000.00 Per Unit multiplied by the number in box B above.)		(10% of the Total Purchase Price)		(90% of the Total Purchase Price)

	=		+

D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
You should read the Prospectus dated August 17, 2007 (the “Prospectus”) in its entirety, including exhibits, for a complete explanation of an investment in the Company. To subscribe, you must:
INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to the Company’s Operating Agreement attached to this Subscription Agreement as EXHIBIT “A.”

     2. Provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to “Busey Bank, escrow agent for One Earth Energy, LLC.” You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement, evidencing your obligation to pay the remaining ninety percent (90%) due for the Units and granting the Company a security interest in your Units.
     4. Deliver each of the original executed documents referenced in numbered paragraphs 1 and 3 of these instructions, together with your personal or business check referenced in numbered paragraph 2 of these instructions to either of the following:

One Earth Energy, LLC		First Busey Trust
Attention: Steve Kelly		Attention: Scott MacAdam
1306 West 8th Street		P.O. Box 3309
Gibson City, IL 60936	OR	Champaign, IL 61826
     5. Within thirty (30) days of your receipt of written notice from the Company stating that its sales of Units have exceeded the minimum offering amount of $64,455,000, you must deliver to the Company at either of the addresses referenced in numbered paragraph 4 of these instructions an additional personal (or business) check for the remaining ninety percent (90%) of your investment amount made payable to “Busey Bank, escrow agent for One Earth Energy, LLC,” in satisfaction of your deferred payment obligations under the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, the Company shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.
     If you are subscribing prior to release of funds from escrow, your funds will be placed in the Company’s escrow account at Busey Bank. The funds will be released to the Company or returned to you in accordance with the escrow arrangements described in the Prospectus. The Company may, in its sole discretion, reject or accept any part or all of your subscription. If the Company rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. It is likely that the Company may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as EXHIBIT “A.”
     2. Provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “One Earth Energy, LLC.”
     3. Deliver the original executed documents referenced in numbered paragraph 1 of these instructions, together with your personal or business check described in numbered paragraph 2 of these instructions to the following:
One Earth Energy, LLC
Attention: Steve Kelly
1306 West 8th Street
Gibson City, IL 60936
     If you are subscribing after the Company has released funds from escrow and the Company accepts your investment, your funds will be immediately at-risk as described in the Prospectus. The

Company may, in its sole discretion, reject or accept any part or all of your subscription. If the Company rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. It is likely that the Company may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
You may direct your questions to one of our directors listed below or to the Company at (217) 784-4284.

NAME	POSITION	PHONE NUMBER
Steve Kelly	Director & President	(217) 784-4284
Scott Docherty	Director & Vice President	(217) 678-2261
Jack Murray	Director & Secretary/Treasurer	(217) 643-7440
Bruce Bastert	Director	(217) 396-4111
Roger Miller	Director	(217) 485-6630
Zafar Rizvi	Director	(937) 276-3931
E.	Additional Subscriber Information. The Subscriber certifies the following under penalties of perjury:
1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the Subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual

☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)

☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

☐	Trust
Trustee’s Name:
Trust Date:

☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. citizen residing outside the United States, or are subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

☐	Check box if you are a non-resident alien

☐	Check box if you are a U.S. citizen residing outside of the United States

☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.
Joint Subscriber’s Social Security No.
Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Section A above, please complete this section.

Address:

4.	State of Residence.

State of Principal Residence:
State where driver’s license is issued:
State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.	Suitability Standards. You cannot invest in the Company unless you meet one or more of the following suitability tests (a and b) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a. ☐	I (We) have annual income from whatever source of at least $60,000 and a net worth of at least $60,000, exclusive of home, furnishings and automobiles; or

b. ☐	I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.
6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the Subscriber represents and warrants to the Company that he, she or it:
a.	has received a copy of the Company’s Prospectus dated August 17, 2007, and all exhibits thereto;

b.	has been informed that the Units of the Company are offered and sold in reliance upon: (i) a federal securities registration; (ii) Illinois, Indiana, Iowa, Missouri and Wisconsin (and, potentially, various other states) securities registrations; and (iii) exemptions from securities registrations in Minnesota and various other states.

c.	understands that the Units subscribed for pursuant to this Subscription Agreement can only be sold to a person meeting requirements of suitability;

d.	has been informed that the Units subscribed for pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Illinois, Indiana, Iowa, Missouri and Wisconsin (and, potentially, various other states), and that the Company is relying in part upon the representations of the undersigned Subscriber contained herein;

e.	has been informed that the Units subscribed for pursuant to this Subscription Agreement have not been approved or disapproved by the Illinois, Indiana, Iowa, Missouri and Wisconsin (and, potentially, various other states) Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

f.	intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person or entity;

g.	understands that: (i) there is no present market for the Company’s Units; (ii) the Units will not trade on an exchange or automatic quotation system; (iii) no such market is expected to develop in the future; and (iv) there are significant restrictions on the transferability of the Units;

h.	has been encouraged to rely upon the advice of his/her/its legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of Units;

i.	has received a copy of the Company’s Second Amended and Restated Operating Agreement, dated June 13, 2007, and understands that upon closing the escrow by the Company, the Subscriber and the Units will be bound by the provisions of the Operating Agreement, including, among others, provisions restricting the transfer of Units;

j.	understands that the Units are subject to substantial restrictions on transfer under state securities laws in addition to the restrictions contained in the Company’s Operating Agreement, and agrees that if the Units or any part thereof are sold or distributed in the future, the Subscriber shall sell or distribute them only in strict accordance with the terms of the Company’s Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

k.	meets the suitability test marked in numbered paragraph 5 of Section E of this Subscription Agreement, and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

l.	understands that the Company will place a restrictive legend on any certificate representing Units, containing substantially the following language as the same may be amended by the Company’s Directors in their sole discretion:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

m.	understands that, to enforce the above legend, the Company may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing Units;

n.	has sufficient knowledge and experience in business and financial matters so as to be able to evaluate the merits and risks of an investment in the Units;

o.	believes that the investment in Units is suitable for the Subscriber and that he/she/it can bear the economic risk of the purchase of Units, including the total loss of his/her/its investment;

p.	may not transfer or assign this Subscription Agreement, or any of the Subscriber’s interest herein;

q.	has written his/her/its correct taxpayer identification number under numbered paragraph 2 in Section E of this Subscription Agreement;

r.	is not subject to back up withholding, either because the Subscriber has not been notified by the Internal Revenue Service (“IRS”) that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified the Subscriber that he/she/it is no longer subject to backup withholding (Note this clause (r) should be crossed out if the backup withholding box in numbered paragraph 2 of Section E of this Subscription Agreement is checked);

s.	understands that execution of the Promissory Note and Security Agreement on page 7 of this Subscription Agreement will allow the Company and its successors and assigns to pursue the Subscriber for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the Subscriber in the event that the Subscriber defaults on that Promissory Note and Security Agreement; and

t.	acknowledges that the Company may retain possession of certificates representing the Subscriber’s Units to perfect its security interest in those Units.
Signature of Subscriber/ Joint Subscriber:
Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY ONE EARTH ENERGY, LLC:
One Earth Energy, LLC hereby accepts the subscription for the above Units.
Dated this            day of                                         , 200     .
ONE EARTH ENERGY, LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT
Date of Subscription Agreement:                                                                                  , 200     .
$5,000.00 per Class B Unit
Minimum Investment of 5 Units ($25,000), 1 Class B Unit Increments Thereafter ($5,000)

Number of Units subscribed

Total Purchase Price ($5,000.00 per Unit multiplied by number of Units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance
FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of One Earth Energy, LLC, an Illinois limited liability company (“One Earth Energy”), at its principal office located at 1306 West 8th Street, Gibson City, IL 60936, or at such other place as required by One Earth Energy, the Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the One Earth Energy Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of One Earth Energy.
The undersigned agrees to pay to One Earth Energy on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Illinois.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of One Earth Energy and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to One Earth Energy, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of One Earth Energy now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated: , 200 .

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:	By:
(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

EXHIBIT “A”
MEMBER SIGNATURE PAGE
ADDENDUM TO THE SECOND AMENDED AND RESTATED
OPERATING AGREEMENT
OF
ONE EARTH ENERGY, LLC
          The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in One Earth Energy, LLC, has received a copy of the Operating Agreement dated June 13, 2007, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof; and (iii) that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed and accepted on behalf of the
Company and its Members:
ONE EARTH ENERGY, LLC

By:

Its:

MINIMUM 12,891 UNITS
MAXIMUM 14,000 UNITS
PROSPECTUS
August 17, 2007
     You should rely only on the information contained in this registration statement. We have not authorized anyone to provide you with information different from that contained in this registration statement. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this registration statement is accurate only as of the date of this registration statement, regardless of the time of delivery of this registration statement or of any sale of our common shares.
     No action is being taken in any jurisdiction outside the United States to permit a public offering of the units or possession or distribution of this registration statement in that jurisdiction. Persons who come into possession of this registration statement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this registration statement applicable to that jurisdiction.
     Through and including February 5, 2007 (the 90th day after the effective date of this registration statement), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a registration statement. This is in addition to the dealers’ obligation to deliver a registration statement when acting as underwriters and with respect to their unsold allotments or subscriptions.